UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	June 2, 2021

TIME:	9:00 a.m. Pacific Time

PLACE:	Virtual meeting via live webcast. Registration is required online at register.proxypush.com/wsm.

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2) The amendment of our 2001 Long-Term Incentive Plan;

3) An advisory vote on executive compensation;

4) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2022; and

5) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on April 5, 2021.

Williams-Sonoma, Inc.’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) will be held as a virtual-only meeting on June 2, 2021 at 9:00 a.m. Pacific Time, due to the public health and travel safety concerns relating to the COVID-19 pandemic, and to support the health and safety of our stockholders, employees and other stakeholders. We expect to return to in-person annual meetings when it becomes safe to do so.

The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Stockholders who attend the virtual Annual Meeting by following the instructions below will have the opportunity to vote and submit questions or comments electronically during the Annual Meeting.

Access and Log-in Instructions for Virtual Annual Meeting

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 5, 2021, the record date, may attend and participate in the virtual Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person.

To attend the virtual Annual Meeting, you must register at register.proxypush.com/wsm. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, June 2, 2021, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the start of the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time.

How Beneficial Owners May Participate in the Virtual Annual Meeting

If you hold your shares in street name through an intermediary, such as a bank, broker or other nominee, to attend and submit questions at the virtual Annual Meeting, you must obtain a control number in advance. This is a different number than what is on your voting instruction form. To obtain a control number, follow the instructions provided by your bank, broker or other nominee. Once you have your new control number, please follow the steps set forth above to access the virtual Annual Meeting.

If you hold your shares in street name, in order to vote during the virtual Annual Meeting, you also must obtain in advance a “legal proxy” from your bank, broker or other nominee. To cast your vote during the meeting, follow the instructions on the virtual Annual Meeting website for completing an online ballot and submit the completed ballot along with a copy of your legal proxy via email.

List of Stockholders

During the virtual Annual Meeting, a list of our stockholders will be available for viewing by stockholders who signed into the virtual Annual Meeting website with a valid control number by following the instructions on the virtual Annual Meeting website. The names of stockholders of record entitled to vote will also be available for inspection by stockholders of record for ten (10) days prior to the Annual Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109 to arrange for electronic access to the stockholder list.

By Order of the Board of Directors

David King Secretary April 16, 2021

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. Please submit your proxy through the Internet, by telephone, or by completing the enclosed proxy card and returning it in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the virtual Annual Meeting.

i

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote your shares at our 2021 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, June 2, 2021 at 9:00 a.m. Pacific Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held virtually via live webcast due to the public health and travel safety concerns relating to the COVID-19 pandemic, and to support the health and safety of our stockholders, employees and other stakeholders. Registration is required online at register.proxypush.com/wsm. Details on how to participate are provided below

Our Annual Report to Stockholders for the fiscal year ended January 31, 2021, or fiscal 2020, including our financial statements for fiscal 2020, is also included with this Proxy Statement and posted on our website at ir.williams-sonomainc.com/financial-reports-page. The Annual Report, Notice of Internet Availability of Proxy Materials, or the Notice, and the Proxy Statement were first made available to stockholders and posted on our website on or about April 16, 2021.

Why are you holding a virtual Annual Meeting?

We will be hosting the Annual Meeting virtually due to the public health and travel safety concerns relating to the COVID-19 pandemic, and to support the health and safety of our stockholders, employees and other stakeholders. The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Stockholders who attend the virtual Annual Meeting by following the instructions below will have the opportunity to vote and submit questions or comments electronically during the Annual Meeting.

How can stockholders attend the virtual Annual Meeting?

If you are a stockholder of record, to attend, vote, and submit questions at the virtual Annual Meeting, you must register at register.proxypush.com/wsm. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, June 2, 2021, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the start of the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time.

If you hold your shares in street name through an intermediary, such as a bank, broker or other nominee, to attend and submit questions at the virtual Annual Meeting, you must obtain a control number in advance. This is a different number than what is on your voting instruction form. To obtain a control number, follow the instructions provided by your bank, broker or other nominee. Once you have your new control number, please follow the steps set forth above to access the virtual Annual Meeting website.

If you hold your shares in street name, in order to vote during the virtual Annual Meeting, you also must obtain in advance a “legal proxy” from your bank, broker or other nominee. To cast your vote during the meeting, follow the instructions on the virtual Annual Meeting website for completing an online ballot and submit the completed ballot along with a copy of your legal proxy via email.

Will you make a list of the stockholders of record entitled to vote at the 2021 Annual Meeting available?

During the virtual Annual Meeting, a list of our stockholders will be available for viewing by stockholders who signed into the virtual Annual Meeting website with a valid control number by following the instructions on the virtual Annual Meeting website. The names of stockholders of record entitled to vote will also be available for inspection by stockholders of record for ten (10) days prior to the Annual Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109 to arrange for electronic access to the stockholder list.

What is the purpose of the Annual Meeting?

Stockholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	The amendment of our 2001 Long-Term Incentive Plan;

3)	An advisory vote to approve executive compensation;

4)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2022; and

5)

Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including stockholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. If you received the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Can I receive future proxy materials by e-mail?

Yes. You may choose to receive future proxy materials by e-mail by following the instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote?

Only stockholders of record as of the close of business on April 5, 2021, the record date, or those with a valid proxy from a bank, broker or other nominee that held our shares on the record date, are entitled to receive notice of and vote on the matters to be considered at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 75,282,307 shares of our common stock outstanding and entitled to vote, and there were 298 stockholders of record, which number does not include beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote at the virtual Annual Meeting held via live webcast, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting on the Internet or by telephone are provided below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Stockholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, EQ Shareowner Services, then you may vote your shares:

•	on the Internet at www.proxypush.com/wsm; or

•	by calling EQ Shareowner Services from within the United States at 866-883-3382.

Proxies for shares registered directly in your name that are submitted on the Internet or by telephone must be received before noon Pacific Time on Tuesday, June 1, 2021.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the voting instruction card provided by your brokerage firm or bank.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet or by telephone and how to request paper copies of the proxy materials.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the amendment of our 2001 Long-Term Incentive Plan, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2022.

Who may attend the Annual Meeting?

Only stockholders of record as of the close of business on April 5, 2021, the record date, or those with a valid proxy from a bank, broker or other nominee that held our shares on the record date, are entitled to vote on the matters to be considered at the Annual Meeting.

How many shares must be present to transact business at the Annual Meeting?

Stockholders holding a majority of our outstanding shares as of the record date must be present virtually or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted at the Annual Meeting, on the Internet, by telephone or by signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting by the broker on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(B) because the broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

How many votes are needed to elect directors?

Pursuant to a majority voting bylaw adopted by our Board of Directors and further described in our Amended and Restated Bylaws, the election of each of the seven director nominees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. If you hold your shares through a brokerage, bank or other nominee, or in “street name,” it is important to cast your vote if you want it to count in the election of directors. If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes and abstentions will have no effect on the outcome of the election.

Pursuant to the resignation policy adopted by our Board of Directors and further described in our Corporate Governance Guidelines, any nominee for director who is not elected shall promptly tender his or her conditional resignation to our Board of Directors following certification of the stockholder vote. The Nominations, Corporate Governance and Social Responsibility Committee will consider the resignation offer and recommend to our Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations, Corporate Governance and Social Responsibility Committee shall consider all factors it deems relevant. Our Board of Directors will act on the Nominations, Corporate Governance and Social Responsibility Committee’s recommendation within 90 days following certification of the stockholder vote and will publicly disclose its decision with respect to the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Any director who tenders his or her resignation pursuant to the resignation policy shall not participate in the Nominations, Corporate Governance and Social Responsibility Committee’s recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Nominations, Corporate Governance and Social Responsibility Committee is required to tender his or her resignation pursuant to the resignation policy in the same election, then the independent directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board of Directors.

To the extent that one or more directors’ resignations are accepted by our Board of Directors, our Board of Directors in its discretion may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

How many votes are needed to approve Proposals 2, 3 and 4?

Proposals 2, 3 and 4 require the affirmative vote of holders of a majority of voting power entitled to vote thereon, present virtually or represented by proxy, at the Annual Meeting. Proxy cards marked “abstain” will have the effect of a “NO” vote and broker non-votes will have no effect on the outcome of the vote.

The outcome of Proposal 3, the advisory vote on the approval of the compensation of our Named Executive Officers, will not be binding on us or the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Are there any stockholder proposals this year?

No stockholder proposals are included in this Proxy Statement, and we have not received notice of any stockholder proposals to be raised at this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date;

•	voting by telephone or on the Internet at a later date; or

•	attending the virtual Annual Meeting, revoking your proxy and voting virtually.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing a household. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. A stockholder may notify us that the stockholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or by mail at the following mailing address: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109. If we receive such notification that the stockholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to ensure that all shares beneficially held by you are represented at the meeting. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, EQ Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $7,000. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

CORPORATE GOVERNANCE

Corporate Governance Highlights

✓	Active and ongoing stockholder engagement

✓	Independent Board Chair

✓	Regular Board and committee refreshments with a range of tenures

✓	Diverse Board that provides a range of viewpoints

✓	Annual election of all directors

✓	All directors are independent except the CEO

✓	Majority voting for directors (in uncontested elections)

✓	Mandatory retirement age (72) policy for all directors

✓	Ten (10) year director term limit

✓	Proxy access rights

✓	Significant share ownership requirements for senior executives and directors

✓	Robust Business Code of Conduct and Ethics

✓	Annual board and committee performance evaluations

✓	No multi-class voting stock or non-voting stock

✓	Director access to experts and advisors, both internal and external

Director Independence

Our Board of Directors has determined that the following former, current, or prospective members of the Board satisfied the independence requirements of our “Policy Regarding Director Independence Determinations,” which is part of our Corporate Governance Guidelines: Adrian Bellamy, Esi Eggleston Bracey, Scott Dahnke, Anne Mulcahy, Grace Puma, William Ready, Sabrina Simmons and Frits van Paasschen. In making this determination in the case of Mr. Ready, the Board considered his role with Google LLC, which provides certain advertising and related services to the company and determined that Mr. Ready did not have any direct involvement in our business relationship with Google and the amounts paid to Google were immaterial. Accordingly, the Board has determined that none of these individuals has a material relationship with us and that each of these individuals is independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, each member of our Board committees satisfied the independence requirements of the NYSE and SEC, and any heightened independence standards applicable to each committee on which they serve. The Board’s independence determination was based on information provided by our directors and discussions among our officers and directors.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Board Chair. Mr. Dahnke, an independent director, has served as our Board Chair since June 2020. Our Corporate Governance Guidelines provide that in the event that the Board Chair is not an independent director, the Board shall elect a Lead Independent Director. As Mr. Dahnke is an independent director, we have not appointed a separate Lead Independent Director.

Separating the positions of Chief Executive Officer and Board Chair maximizes the Board’s independence and aligns our leadership structure with current trends in corporate governance best practices. Our Chief Executive Officer is responsible for day-to-day leadership and for setting the strategic direction of the company, while the Board Chair provides independent oversight and advice to our management team, and presides over Board meetings.

Board Meetings and Executive Sessions

During fiscal 2020, our Board held a total of 5 meetings. Each director who was a member of our Board during fiscal 2020 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director served as a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2020, executive sessions were led by our former Board Chair, Mr. Bellamy, prior to June 3, 2020, and by our current Board Chair, Mr. Dahnke, after June 3, 2020.

Attendance of Directors at Annual Meeting of Stockholders

It is our policy that directors who are nominated for election at our Annual Meeting should attend the Annual Meeting. All directors who were nominated for election at our 2020 Annual Meeting attended the meeting.

Board Committees

Our Board has three standing committees: the Audit and Finance Committee, the Compensation Committee and the Nominations, Corporate Governance and Social Responsibility Committee. Each committee operates under a written charter adopted by the Board. The committee charters are each available on the company’s website at ir.williams-sonomainc.com/governance and are also available in print to any stockholder upon request.

The following table sets forth the members of each committee as of April 5, 2021, the functions of each committee, and the number of meetings held during fiscal 2020.

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2020
Audit and Finance: Sabrina Simmons, Chair Anne Mulcahy William Ready

• Assists our Board in its oversight of the integrity of our financial statements; the qualifications, independence, retention and compensation of our independent registered public accounting firm; the performance of our internal audit function; and our compliance with legal and regulatory requirements;

• Prepares the report that the SEC rules require to be included in our annual proxy statement;

• Reviews and recommends policies related to dividend, stock repurchase and foreign currency programs; and

• Assists the Board with its oversight of our major financial risk exposures, and reviews with management such exposures and the steps management has taken to monitor and control such exposures.

10

Compensation: Scott Dahnke, Chair Frits van Paasschen

• Reviews and determines our executive officers’ compensation;

• Reviews and determines our general compensation goals and guidelines for our employees;

• Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans;

• Reviews the compensation discussion and analysis report that the SEC rules require to be included in our annual proxy statement;

• Assists the Board with its oversight of risk arising from our compensation policies and programs, and assesses on an annual basis potential material risk from our compensation policies and programs; and

• Appoints, sets the compensation of, and determines independence of any compensation consultant or other advisor retained.

5

Nominations, Corporate Governance and Social Responsibility: Frits van Paasschen, Chair Scott Dahnke Anne Mulcahy

• Reviews and recommends corporate governance policies;

• Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates;

• Considers stockholders’ director nominations and proposals;

• Reviews and determines our compensation policy for our non-employee directors;

• Considers resignation offers of director nominees and recommends to the Board the action to be taken with respect to each such offered resignation;

• Oversees the evaluation of our Board and our senior management team; and

• Oversees corporate social responsibility, sustainability, stockholder engagement and disclosure regarding corporate social responsibility and sustainability matters.

4

Audit and Finance Committee

The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has determined that Ms. Simmons is an “audit committee financial expert” under the SEC rules. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

No member of the Audit and Finance Committee may serve on the audit committees of more than three public companies, including the company, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit and Finance Committee and discloses such determination in accordance with NYSE requirements. Ms. Simmons currently serves on the audit committee of Coursera, Inc., e.l.f. Beauty, Inc., Petco Health and Wellness Company, Inc., and the company, but has announced that she will resign from the board of e.l.f. Beauty, Inc. effective as of May 31, 2021. Our Board has considered Ms. Simmons’ service on the audit committees of three other public companies until her resignation from e.l.f. Beauty, Inc. and has determined that such simultaneous service does not impair her ability to effectively serve as a member of our Audit and Finance Committee.

Compensation Committee

The Board has determined that each member of the Compensation Committee is independent under the NYSE rules, as currently in effect, is an “outside director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code and is a “non-employee director” under Section 16(b) of the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

Mr. Bellamy, Mr. Dahnke and Mr. van Paasschen served as members of the Compensation Committee during fiscal 2020. No member of this committee was at any time during fiscal 2020 or at any other time an officer or employee of the company, or had any relationship with the company requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board or Compensation Committee.

Nominations, Corporate Governance and Social Responsibility Committee

The Board has determined that each member of the Nominations, Corporate Governance and Social Responsibility Committee is independent under the NYSE rules currently in effect. Each member of the Nominations, Corporate Governance and Social Responsibility Committee is a non-employee director.

During fiscal 2020, in furtherance of the Nominations, Corporate Governance and Social Responsibility Committee’s functions, the Committee took the following actions, among other things:

•	Evaluated the composition of the Board, and considered desired skill sets, qualities and experience for potential future Board members, as well as potential candidates;

•	Evaluated the composition of the committees of the Board;

•	Oversaw key initiatives related to corporate social responsibility, sustainability and stockholder engagement;

•	Considered and recommended to the Board the submission to stockholders of the director nominees described in the company’s 2020 Proxy Statement; and

•	Managed the annual Board self-assessment process.

Director Nominations

The Nominations, Corporate Governance and Social Responsibility Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the Board for selection, as director nominees are as follows:

•	The Nominations, Corporate Governance and Social Responsibility Committee periodically reviews the current composition and size of the Board;

•

The Nominations, Corporate Governance and Social Responsibility Committee manages the annual self-assessment of the Board as a whole and considers the performance and qualifications of individual members of the Board when recommending individuals for election or re-election to the Board;

•

The Nominations, Corporate Governance and Social Responsibility Committee reviews the qualifications of any candidates who have been properly recommended by stockholders, as well as those candidates who have been identified by management, individual members of the Board or, if it deems appropriate, a search firm. Such review may, in the Nominations, Corporate Governance and Social Responsibility Committee’s discretion, include a review solely of information provided to it or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominations, Corporate Governance and Social Responsibility Committee deems appropriate;

•

In evaluating the qualifications of candidates for the Board, the Nominations, Corporate Governance and Social Responsibility Committee considers many factors, including issues of character, judgment, independence, financial expertise, industry experience, range of experience, and other commitments. The Nominations, Corporate Governance and Social Responsibility Committee values diversity, but does not assign any particular weight or priority to any particular factor. The Nominations, Corporate Governance and Social Responsibility Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Nominations, Corporate Governance and Social Responsibility Committee has not established specific minimum qualifications for director candidates, it believes that candidates and nominees must be suitable for a Board that is composed of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet the requirements of all applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•

In evaluating and identifying candidates, the Nominations, Corporate Governance and Social Responsibility Committee has the sole authority to retain and terminate any third-party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, the Nominations, Corporate Governance and Social Responsibility Committee recommends to the Board the slate of director nominees; and

•

The Nominations, Corporate Governance and Social Responsibility Committee endeavors to notify, or cause to be notified, all director candidates of the decision as to whether to nominate individuals for election to the Board.

There are no differences in the manner in which the Nominations, Corporate Governance and Social Responsibility Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, management or a search firm.

Stockholder Recommendations

The Nominations, Corporate Governance and Social Responsibility Committee will consider recommendations from stockholders regarding possible director candidates for election at next year’s Annual Meeting. Pursuant to our Stockholder Recommendations Policy, the Nominations, Corporate Governance and Social Responsibility Committee considers recommendations for candidates to the Board from stockholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending stockholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A stockholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Stockholder Proposals” section on page 89.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations, Corporate Governance and Social Responsibility Committee. Director nominee Esi Eggleston Bracey was recommended for consideration by the company’s human resources department, which led a search for qualified director candidates. The Board did not receive any director nominee recommendation from any stockholder in connection with this Proxy Statement.

Risk Oversight

Board Oversight of Risk

The Board actively manages the company’s risk oversight process and receives regular reports from management on areas of material risk to the company, including operational, financial, legal and regulatory risks. Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board with its oversight of the company’s major financial risk exposures. Additionally, in accordance with NYSE requirements, the Audit and Finance Committee reviews with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee assists the Board with its oversight of risks arising from our compensation policies and programs and assesses on an annual basis potential material risk to the company from its compensation policies and programs, including incentive and commission plans at all levels. The Nominations, Corporate Governance and Social Responsibility Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, corporate governance, corporate social responsibility, and sustainability. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks and participates in regularly-scheduled Board discussions covering such risks.

Cybersecurity Risk Oversight

The Board, which is comprised entirely of independent directors, except for our CEO, takes an active role in oversight of the company’s cybersecurity and data privacy policies. Among other things, at least annually, the Board receives an overview of the company’s cybersecurity program from the company’s management, covering topics such as information security, fraud, data security, and cybersecurity risk and developments, as well as the steps management has taken to monitor and control such exposures. Our Chief Technology Officer and Chief Information Security Officer also periodically update the Board regarding the company’s cybersecurity and data privacy risk mitigation plan, and the status of the company’s progress towards pre-determined risk-mitigation-related goals. Members of the Board are also encouraged to regularly engage in ad hoc conversations with management on cybersecurity-related news events and discuss any updates to the company’s cybersecurity programs.

The company maintains an information security risk insurance policy and also performs internal penetration testing and vulnerability assessments monthly and engages third-party penetration testers quarterly. An independent Qualified Security Assessor annually reviews security practices and compliance and we train employees on customer data handling and use requirements annually. The company closely monitors emerging data privacy laws and implements changes to our processes to comply with global data privacy regulations. We undertake an annual review of our consumer facing privacy policies and associate privacy policies to ensure compliance. We also proactively inform our customers of substantive changes related to customer data handling.

Evaluation of Risks Relating to Compensation Programs

Our Compensation Committee is responsible for monitoring our compensation policies and programs relative to all our employees, including non-executive officers, for potential risks that are reasonably likely to have a material adverse effect on our company. In performing its duties, the Compensation Committee regularly reviews and discusses potential risks that could arise from our employee compensation plans and programs with our management and the Compensation Committee’s independent compensation consultant. The Compensation Committee is responsible for reporting to the Board any material risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

For fiscal 2020, the Compensation Committee retained an independent consultant, Pay Governance LLC, to identify and assess the risks inherent in the company’s compensation programs and policies. Accordingly, Pay Governance LLC evaluated the company’s executive and non-executive compensation programs for such risk and the mechanisms in our programs designed to mitigate these risks. Among other things, Pay Governance LLC reviewed our pay philosophy, forms of incentives, performance metrics, balance of cash and equity compensation, balance of long-term and short-term incentive periods, compensation governance practices, and equity grant administration practices. Based on the assessment, Pay Governance LLC concluded that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on our company.

Managing COVID-19 Risks

During fiscal 2020, to address the safety and wellbeing of our workforce due to the COVID-19 pandemic, we implemented a number of safety and wellbeing-related measures, including:

•	Temporarily closing our stores and corporate offices, and implementing temporary work-from-home-policies;

•	Increasing the company minimum wage to $14 per hour;

•	Providing special bonuses for frontline workers;

•	Providing pay continuation during the entire time that stores were closed due to the pandemic for store associates regularly scheduled to work more than 12 hours per week;

•	Creating a dedicated associate hotline to provide real time support for any COVID-related issues;

•	Reassigning associates whose work could not be done from home to other business-critical areas;

•

Establishing and implementing strict safety protocols across our stores, supply chain operations, and corporate offices, including social distancing measures, enhanced sanitization, daily wellness checks, increased ventilation, and the supply of personal protective gear such as masks and gloves;

•	Developing, distributing, and continuously updating a playbook to guide the safe return to offices, stores, and work sites;

•	Providing access to COVID-19 testing through on-site testing, at home test kits, and access at local COVID-19 testing centers; and

•	Creating and refining protocols to address actual and suspected COVID-19 cases and potential exposure of our team members, customers, and trade partners.

To address the financial impact of the COVID-19 pandemic, the Board, together with management, has overseen efforts to strengthen our financial position, including by:

•	Maintaining sufficient cash on-hand and a strong liquidity position throughout fiscal 2020;

•	Reducing nonessential business expenses, including the elimination of almost all business travel and other discretionary spending;

•	Delaying store remodels and relocations;

•	Negotiating various rent reductions with our landlords; and

•	Negotiating various technology, supply chain and professional service expense reductions with our vendors.

Corporate Responsibility & Sustainability

At Williams-Sonoma, Inc. and across all our brands, we are working to create a more sustainable and resilient company by prioritizing planet, people, and a shared purpose. We carry on the legacy that began with the first Williams Sonoma store in 1956—to care for our customers and the communities where we work. Building on that solid foundation, we are positioning our company to mitigate future risks and capture opportunity.

Williams-Sonoma, Inc. is Good by Design—our pillars of Planet, People, and Purpose represent a business-integrated Environmental, Social and Governance (ESG) strategy, with specific programs and concrete goals that aim to strengthen our company, deliver value to all stakeholders, and drive impact across our operations and supply chain. We have tracked and reported on our annual progress towards public goals and material ESG programs since 2011, focusing on quality products; responsible materials and production; safe, healthy and inclusive work environments; equality and equity; and impactful corporate citizenship.

Looking forward to 2021, we plan to continue to strategically align ESG programs and investments with our business, bringing value to our customers, associates, and the communities where we work.

Governance of Sustainability

Since 2019, our Nominations, Corporate Governance and Social Responsibility Committee and our Board has overseen ESG issues and sustainability. The Committee oversees corporate policies and programs that speak to long-standing commitments to our employees, supply chain, environment, health and safety, human rights, cybersecurity and ethics. These policies and programs are relevant to our business, critical to our employees, and important to our customers.

Management of sustainability is led by our Executive Vice President of Sourcing, who is responsible for coordinating a cross-functional team of subject matter experts. Management provides reports and updates on our sustainability initiatives to the Nominations, Corporate Governance and Social Responsibility Committee on a quarterly basis and to the full Board at least annually. Additional detail about our governance structure can be accessed on page 6 of our most recent Corporate Responsibility Report.

Planet

As a multinational retailer with a global supply chain, we are committed to environmentally sustainable practices across our business—from designing and sourcing responsible products and reducing waste to working with suppliers to lower emissions and adopt sustainable business practices. Our work has earned recognition across our industry, including:

•	Barron’s 100 Most Sustainable Companies;

•	Textile Exchange Top 10 global company for preferred fibers;

•	Sustainable Furnishings Council (SFC) Top Scoring global company for sustainable wood furniture; and

•	REPREVE’s Champion of Sustainability Award for diverting 66 million plastic bottles from landfills.

Responsible Materials & Finishes

One of our biggest impacts comes from the materials we use in our products. For that reason, we have made significant commitments to responsibly sourced materials and practices across all of our brands, including, 100% Forest Stewardship Council-certified catalog paper since 2006 and 100% GREENGUARD certified company-produced Pottery Barn Kids bedroom and nursery furniture, which we achieved in 2020. We are also on track to meet our goals of 100% responsibly sourced cotton by the end of 2021 and 50% responsibly sourced wood by the end of 2021. Today, over 1/3 of our products represent one of our responsibly sourced commitments, including third-party certified responsible materials and nontoxic finishes.

Climate & Energy

We have reported on and reduced our carbon and electricity intensity year-over-year since 2011 by investing in cost-saving reduction and retrofit projects. In 2020, we conducted a comprehensive footprint of our entire value chain and submitted our first public CDP Climate Disclosure with our Scope 3 data, which is available on our website: www.sustainability.williams-sonomainc.com. We are using this data to inform our alignment with Task Force on Climate-related Financial Disclosures (TCFD) and set public Science-Based Targets for emissions reduction across Scope 1, 2 and 3. Aligned with the Paris Agreement, these 2030 goals will help keep global temperature increases below 2 degrees Celsius while establishing a pathway to net-zero target-setting. We are also helping our customers lower their footprints—our consumer lighting products use LED bulbs across our brands, and we lead the design of energy-efficient lighting for a broad range of spaces, from homes to businesses.

Waste & Circularity

In 2020, we continued to drive progress towards our landfill diversion goals and embrace new circular opportunities. We launched two new circular resale programs: Pottery Barn Renewed, which extends the life of returned and imperfect products, and West Elm’s recycled denim collaboration with Eileen Fisher. We also continued to divert products from landfill into donation streams, and we expanded efforts to reduce packaging while converting our packaging programs to recycled and curbside-recyclable materials.

People

From the artisans and factory workers making our products to our associates, taking care of our people is a key priority. We strive to create a workplace where the quality of our engagement with fellow associates, business partners and customers matches the quality of the products and services we bring to the marketplace. These commitments have garnered external recognition including:

•	Forbes’ Best Employers for Women 2019-2020;

•	Forbes’ Best Employers for Diversity 2020;

•	Forbes’ Change the World List 2020; and

•	Bloomberg Gender-Equality Index Inclusion 2021.

COVID Response

The challenges of COVID put our people-first approach to the test. Our associates came together to prioritize health and safety for each other, our customers, and our communities – all while keeping our business thriving. Our distribution centers implemented strict safety protocols. During COVID-19 stay-at-home orders, associates worked from home and, whenever possible, we reassigned associates whose work could not be done from home to other business-critical activities such as customer care and digital design services. Our Williams-Sonoma, Inc. Foundation provided need-based grants to over 850 associates directly impacted by the pandemic. Globally, our vendors implemented stringent safety protocols, and nearly 70% of our Fair Trade Certified™ factories used their community development funds to provide emergency relief to workers.

Ethical Production

We hold all our suppliers to high social standards, and we are committed to integrity and honesty throughout all aspects of our business. We require our vendors to adhere to high standards of corporate responsibility, outlined in our Vendor Code of Conduct and accompanying Implementation Standards, informed by the conventions of the International Labor Organization (ILO) and the UN’s Guiding Principles on Business and Human Rights. We audit over 500 factories annually to ensure compliance with Labor Practices, Health and Safety, Environmental Protection, Ethical Conduct, Sub-Contracting, Management Systems, and Transparency. Using continuous improvement, we work alongside factories to improve working conditions.

Worker Wellbeing

We go beyond compliance to develop industry-leading initiatives that improve the lives of workers. We were the first home retailer to bring Fair Trade USA’s factory certification program into the home sector and have exceeded our 2020 commitment to deliver $3 million in community development funds to workers. We were the founding partner with nonprofit Nest on its Ethical Handcrafted Program to bring transparency to artisanal supply chains and were the first retailer to feature the Nest Ethically Handcrafted seal on product. Through partnerships with HERproject and VisionSpring, we met our public goals and invested in financial and health education as well as vision services to increase the well-being and prosperity of approximately 100,000 workers in our supply chain as of the end of 2020.

Investing in our Associates: Equity & Inclusion

Through recruiting and retaining a diverse, talented workforce, soliciting and addressing feedback, and investing in training and development, we give our associates the tools to succeed, learn new skills and develop their careers. We firmly believe that working in a culture focused on diversity, equity and inclusion (DEI) spurs innovation, creates healthy and high-performing teams, and delivers superior customer experiences.

In June 2020, we established an Equity Action Plan and formed an Equity Action Committee to drive positive change in the fight for racial justice. Led by our CEO, a diverse group of executives and associates from across the company make up the committee and provide oversight of our DEI initiatives.

As part of our commitment to DEI, we published gender and ethnicity representation numbers for the first time in our most recent Corporate Responsibility Report. Some of our key representation statistics as of October 2019 were as follows:

*	If Esi Eggleston Bracey is elected, 57% of our Board will be female.

As of the end of 2020, 100% of open roles have a diverse slate of candidates and we have had a double-digit increase in Black representation since we launched our Equity Action Plan.

Since 2018, we have been a member of CEO Action for Diversity & Inclusion, where we announced a goal to identify and establish associate networks for underrepresented communities to promote diversity and inclusion throughout the company. Aligned with this goal, we developed associate groups including an LGBTQ+ Network, Black Associate Network, Veterans Appreciation Group, Hispanic Heritage Group, and an Asian American Pacific Islander Network. Ambassadors of these groups are instrumental in organizing celebrations for Diwali, Lunar New Year, Pride, Veteran’s Day, and Black History Month, as well as encouraging participation in annual company-wide volunteering on Martin Luther King, Jr. Day.

Purpose

As a values-based business, we rely on our associates to lead and make an impact every day. We cannot succeed without them—from the people working in our stores, to our corporate offices, to our factory floors. In 2020, we mapped our impact programs to all 17 United Nations Sustainable Development Goals, published our first Sustainability Accounting Standards Board (SASB) sector-specific disclosures and metrics, and became a first-time signatory to the United Nations Global Compact.

Outside of our operations, our mission of enhancing the quality of people’s lives at home guides our giving and volunteering strategy. We raise funds for and support a range of causes that reflect the passion and dedication of our associates and resonate with our customers. Since 2012, we have donated over $63 million in corporate, customer, and associate donations. Our partners include organizations that promote and strengthen the well-being of children, women, families and LGBTQ+ communities, such as St. Jude Children’s Research Hospital, No Kid Hungry, AIDS Walk, and Canada Children’s Hospitals. We also support organizations and partners, like Good360, that assist those whose homes have been damaged or lost. In 2020, we also established an Equity Action Committee to drive positive change through concrete goals around Black representation, unconscious bias education, and donations to nonprofit organizations advocating for racial justice and equity.

Volunteering deepens our presence in the community, enhances our relationships with customers, and strengthens employee engagement. We support our communities through our associates’ time and leadership, providing 8 hours of paid Community Involvement Time each year and encouraging associates to volunteer for local causes. Associates log an average of over 9,000 volunteer hours annually, choosing where to devote their time, with efforts ranging from school renovations to habitat restoration.

We invite you to learn more about our initiatives and impact our Corporate Responsibility & Sustainability site: www.sustainability.williams-sonomainc.com.

Director Compensation

Fiscal 2020 Highlights

•	Emphasis on equity in the overall compensation mix to support alignment with our stockholders.

•	Full-value equity grants under a fixed-value annual grant policy with vesting for retention purposes.

•	No performance-based equity awards.

•	A robust stock ownership guideline to support stockholder alignment.

•	A stockholder-approved annual limit on total director compensation.

•	No retirement benefits and limited perquisites.

Director Compensation Program

Overview

Our non-employee directors receive cash compensation and equity grants for their service on our Board, with additional cash and equity compensation provided to the Board Chair and the Chair of each Board committee. Decisions regarding our non-employee director compensation program are approved by the full Board based on recommendations by the Nominations, Corporate Governance and Social Responsibility Committee. In making such recommendations, the Nominations, Corporate Governance and Social Responsibility Committee takes into consideration the duties and responsibilities of our non-employee directors, the director compensation practices of peer companies and whether such recommendations align with the interests of our stockholders. The Nominations, Corporate Governance and Social Responsibility Committee periodically reviews the total compensation of our non-employee directors and each element of our director compensation program. At the direction of the Nominations, Corporate Governance and Social Responsibility Committee, the Compensation Committee’s independent compensation consultant analyzes the competitive position of the company’s director compensation program against the peer group used for executive compensation purposes.

Director Stock Ownership Policy

The Board has approved a stock ownership policy. Each non-employee director must hold at least $400,000 worth of shares of company stock by the fifth anniversary of such director’s initial election to the Board. If a director holds at least $400,000 worth of shares of company stock during the required time period, but the value of such director’s shares decreases below $400,000 due to a drop in the company’s stock price, the director shall be deemed to have complied with this policy so long as the director does not sell shares of company stock. If a director has not complied with this policy during the required time period, then the director may not sell any shares until such director holds at least $400,000 worth of shares of company stock. A director’s unvested restricted stock units will not count toward satisfying the ownership requirements. As of April 5, 2021, all of our directors have satisfied the ownership requirements or have been on the Board for less than five years.

Stockholder Approved Compensation Limit

Under our stockholder-approved maximum annual limit on non-employee director compensation, stock awards granted during a single fiscal year under the plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $750,000 in total value for any non-employee director.

Fiscal 2020 Non-Employee Director Compensation

The following table sets forth non-employee director compensation amounts for fiscal 2020.

Fiscal 2020
Per-Committee Meeting Attendance Fee	—
Annual Cash Compensation for Board Service(1)(2)	$80,000
Annual Equity Grant for Board Service(2)(3)(4)	$165,000
Annual Cash Compensation to Board Chair(1)	$100,000
Annual Equity Grant to Board Chair(3)	$100,000
Annual Cash Compensation to Chair of the Audit and Finance Committee(1)	$25,500
Annual Equity Grant to Chair of the Audit and Finance Committee(3)	$25,500
Annual Cash Compensation to Chair of the Compensation Committee(1)	$12,500
Annual Equity Grant to Chair of the Compensation Committee(3)	$12,500
Annual Cash Compensation to Chair of the Nominations, Corporate Governance and Social Responsibility Committee(1)	$8,250
Annual Equity Grant to Chair of the Nominations, Corporate Governance and Social Responsibility Committee(3)	$8,250

(1)	The annual cash compensation is paid in quarterly installments so long as the non-employee director continues to serve on the Board at the time of such payments.

(2)	Any cash compensation or equity grant otherwise payable to Scott Dahnke will be paid directly to or transferred from Mr. Dahnke to a non-investment fund affiliate of his employer.

(3)

The annual equity grant is awarded on the date of the Annual Meeting. Equity grants are made in the form of restricted stock units. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting, subject to continued service through the vesting date. The number of restricted stock units granted is determined by dividing the total monetary value of each award, as set forth in the table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share. Directors also receive dividend equivalent payments with respect to outstanding restricted stock unit awards.

(4)

Directors who are appointed to the Board after the company’s last Annual Meeting receive an equity grant on the appointment date on a prorated basis based on the number of days that the director is scheduled to serve between the appointment date to the Board and the date one year from the prior year’s Annual Meeting.

In addition to the compensation described above, non-employee directors received reimbursement for travel expenses related to attending our Board, committee or business meetings. Non-employee directors and their spouses received discounts on our merchandise.

Director Compensation Table

The following table shows the compensation provided to non-employee directors who served during all or a portion of fiscal 2020.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)(2)(3)	Total ($)
Adrian Bellamy	$64,519	$—		$9,383	$73,902
Scott Dahnke	$159,293	$273,336	(4)	$9,578	$442,207
Anne Mulcahy	$80,000	$164,986	(5)	$2,902	$247,888
Grace Puma	$26,813	$—		$170	$26,983
William Ready	$72,308	$204,625	(6)	$475	$277,408
Sabrina Simmons	$105,500	$190,448	(7)	$885	$296,833
Frits van Paasschen	$82,833	$170,553	(8)	$1,103	$254,489

(1)

Represents the grant date fair value of the restricted stock unit awards granted in fiscal 2020 as calculated in accordance with FASB ASC Topic 718, by multiplying the closing price of our common stock on the trading day prior to the grant date by the number of restricted stock units granted. As of January 31, 2021, the persons who served as non-employee directors during all or a portion of fiscal 2020 held the following numbers of unvested restricted stock units: Adrian Bellamy: 0; Scott Dahnke: 3,175; Anne Mulcahy: 1,918; Grace Puma: 0; William Ready: 1,918; Sabrina Simmons: 2,214; and Frits van Paasschen: 1,981. Mr. Bellamy and Ms. Puma left the Board prior to the end of fiscal 2020.

(2)	Represents the taxable value of discount on merchandise.

(3)	Excludes dividend equivalent payments, which were previously factored into the grant date fair value of disclosed equity awards.

(4)

Represents the grant date fair value associated with a restricted stock unit award of 3,080 shares of common stock made on June 3, 2020, with a fair value as of the grant date of $86.02 per share for an aggregate grant date fair value of $264,942 and (ii) a restricted stock unit award of 95 shares of common stock made on September 29, 2020, with a fair value as of the grant date of $88.36 per share for an aggregate grant date fair value of $8,394.

(5)

Represents the grant date fair value associated with a restricted stock unit award of 1,918 shares of common stock made on June 3, 2020, with a fair value as of the grant date of $86.02 per share for an aggregate grant date fair value of $164,986.

(6)

Represents the grant date fair value associated with a restricted stock unit award of 659 shares of common stock made on March 9, 2020, with a fair value as of the grant date of $60.15 per share for an aggregate grant date fair value of $39,639 and (ii) a restricted stock unit award of 1,918 shares of common stock made on June 3, 2020, with a fair value as of the grant date of $86.02 per share for an aggregate grant date fair value of $164,986.

(7)

Represents the grant date fair value associated with a restricted stock unit award of 2,214 shares of common stock made on June 3, 2020, with a fair value as of the grant date of $86.02 per share for an aggregate grant date fair value of $190,448.

(8)

Represents the grant date fair value associated with a restricted stock unit award of 1,918 shares of common stock made on June 3, 2020, with a fair value as of the grant date of $86.02 per share for an aggregate grant date fair value of $164,986 and (ii) a restricted stock unit award of 63 shares of common stock made on September 29, 2020, with a fair value as of the grant date of $88.36 per share for an aggregate grant date fair value of $5,567.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, both of which apply to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are available on our website at ir.williams-sonomainc.com/governance. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are also available upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions under our Code of Business Conduct and Ethics. We intend to disclose any amendment to, or waivers of, the provisions of our Code of Business Conduct and Ethics that affect our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at ir.williams-sonomainc.com/governance.

Communicating with Members of the Board

Stockholders and all other interested parties may send written communications to the Board or to any of our directors individually, including non-management directors and the of the Board, at the following address: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

PROPOSAL 1

ELECTION OF DIRECTORS

Profile of Director Nominees

Upon the recommendation of our Nominations, Corporate Governance and Social Responsibility Committee, our Board has nominated the persons set forth in the tables below. Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations, Corporate Governance and Social Responsibility Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee and nominated by our Board.

There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Information Regarding the Director Nominees

The following table sets forth information, as of April 5, 2021, with respect to each director nominee. We have also included information about each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that they should serve as a director of the company, in light of our business and structure, at the time we file this Proxy Statement. Each director nominee furnished the biographical information set forth in the table.

Executive Officer:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Laura Alber Age 52	2010

• Chief Executive Officer since 2010

• President since 2006

• President, Pottery Barn Brands, 2002 – 2006

• Executive Vice President, Pottery Barn, 2000 – 2002

• Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000

• Director, Fitbit, Inc. (fitness trackers), 2016 - 2021

• Director, RealD Inc. (3D technologies), 2013 – 2015

• Extensive retail industry, merchandising and operational experience, including 25 years of experience with the company

• Implemented successful growth strategies, including Pottery Barn Kids, Pottery Barn Bed + Bath, PBteen, Business-to-Business, and Marketplace as well as the company’s global expansion

Independent Directors:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Esi Eggleston Bracey Age 50	—

• Chief Operating Officer, EVP Beauty & Personal Care, Unilever North America (consumer goods), since 2018

• President, Consumer Beauty, Coty Inc. (cosmetics) (acquired by Procter & Gamble), 2015 – 2017

• Senior Vice President & General Manager, Global Cosmetics, Procter & Gamble (consumer goods), 2009 – 2016; other roles of increasing responsibility, 1991 – 2008

• Director, Six Flags Entertainment Corporation (amusement park operator), since 2020

• Extensive experience in marketing, brand-building, and leading consumer brands • Strong understanding of global retail operations and organizational development

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills

Scott Dahnke Age 55	2019

• Board Chair

• Chair of Compensation Committee

• Member of Nominations, Corporate Governance and Social Responsibility Committee

• Global co-CEO since 2016, Managing Partner, 2003 – 2015, L Catterton (private equity)

• Managing Director, Deutsche Bank Capital Partners (private equity), 2002 – 2003

• Managing Director, AEA Investors (private equity), 1998 –2002

• Chief Executive Officer, infoGROUP Inc. (formerly known as InfoUSA; Nasdaq-listed) (marketing), 1997 – 1998

• Principal (Partner), McKinsey & Company (management consulting), 1991 – 1997

• Director, Vroom, Inc. (online car sales platform), since 2015

• Director, Norwegian Cruise Line Holdings Ltd. (cruise line), 2020 – 2021

• Director, Noodles & Company (restaurant), 2011 – 2019

			• Extensive experience building brand equity in leading consumer brands • Substantial expertise in the global retail and consumer industry

Anne Mulcahy Age 68	2018

• Member of the Audit and Finance Committee and Nominations, Corporate Governance, and Social Responsibility Committee

• Lead Independent Director, Johnson & Johnson (consumer healthcare products), since 2012; director since 2009

• Director, Graham Holdings Company (education and media), since 2008

• Director, LPL Financial Holdings Inc. (broker-dealer) since 2013

• Chief Executive Officer, 2001 –2009, and Chair, 2002 –2010, Xerox Corporation (technology and services); other roles of increasing responsibility, 1976 –2001

• Director, Target Corporation (retail), 1997 – 2017

			• Extensive insight into organizational and operational management issues crucial to a large public company • Strong reputation for leadership in business innovation and talent development

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
William Ready Age 41	2020

• Member of the Audit and Finance Committee

• President of Commerce, Google LLC (internet search company), since 2020

• Director, Automatic Data Processing, Inc. (human resources software company), since 2016

• Chief Operating Officer, PayPal Holdings, Inc. (digital commerce company), 2016 – 2019

• Senior Vice President, Global Head of Product and Engineering, PayPal Holdings, Inc., 2015 –2016

• Senior Vice President, Global Head of Merchant and NextGen Commerce, PayPal Holdings, Inc., 2015

• Chief Executive Officer, BrainTree (a mobile and web payment systems company, acquired by PayPal Holdings, Inc. in 2013), 2011 – 2015

			• Extensive expertise in the digital commerce field, technology industry and leading and scaling high growth companies. • Experience on the board of a public company.

Sabrina Simmons Age 57	2015

• Chair of the Audit and Finance Committee

• Executive Vice President, Chief Financial Officer, The Gap, Inc. (clothing), 2008 – 2017

• Executive Vice President, Corporate Finance, 2007 – 2008, Senior Vice President, Corporate Finance and Treasurer, 2003 –2007, Vice President and Treasurer, 2001 – 2003, The Gap, Inc.

• Director, Petco Health and Wellness Company, Inc. (pet supplies), since 2021

• Director, Coursera, Inc. (global online learning platform), since 2020

• Director, Columbia Sportswear Company (outdoor apparel and gear), since 2018

• Director, e.l.f. Beauty, Inc. (cosmetics), since 2016, resigning May 31, 2021

			• Extensive financial and accounting expertise as chief financial officer of a large public company • Extensive experience as an executive in the retail industry, including 16 years at The Gap, Inc.

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Frits van Paasschen Age 60	2017

• Chair of the Nominations, Corporate Governance and Social Responsibility Committee

• Member of the Compensation Committee

• Director, Crown PropTech Acquisitions (special purpose acquisition company), since 2021

• Member, Supervisory Board, Royal DSM N.V. (life and material sciences), since 2017

• Author, The Disruptors’ Feast, published 2017

• President, Chief Executive Officer, Starwood Hotels and Resorts (hotels), 2007 – 2015

• President, Chief Executive Officer, Coors Brewing Company (beer), 2005 – 2007

• GM (President) Europe, Middle East & Africa, 2000 – 2004, GM (President) Americas and Africa, 1998 – 2000, Vice President Strategic Planning, 1997 – 1998, Nike Inc. (athletic footwear and apparel)

• Chair, Supervisory Board, Apollo Hotels (hotels), 2016 –2018

• Director, Barclays PLC (banking), 2013 – 2016

• Director, Jones Apparel Group Inc. (clothing), 2004 – 2007

• Director, Oakley, Inc. (sunglasses and athletic apparel), 2004 – 2007

			• Extensive experience in retail and hospitality, with over 15 years of experience as an executive • Strong understanding of global retail operations and strategy

Required Vote for This Proposal

The election of each director nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2

AMENDMENT OF OUR 2001 LONG-TERM INCENTIVE PLAN

This is a proposal to approve amending the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan, or Incentive Plan, as amended, to (i) increase the shares issuable under the Incentive Plan by 6,150,000 shares and (ii) eliminate the termination date of the Plan (the Incentive Plan, as amended, the “Amended Incentive Plan”).

If stockholders approve amending the Incentive Plan, the Amended Incentive Plan will replace the current version of the Incentive Plan and become effective upon the date of the 2021 Annual Meeting.

Summary of Material Changes Being Made to the Current Plan

The Amended Incentive Plan will increase the number of authorized shares of our common stock available for grant by 6,150,000 shares.

As of April 5, 2021, a total of 2,494,458 shares of our common stock remained available for future grants under the Incentive Plan. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent. We consider the Incentive Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the company and our stockholders. We believe the share increase will be sufficient to enable us to grant stock awards under the Amended Incentive Plan for approximately the next two to three years, based on historical grant and forfeiture levels, the recent market prices of our common stock, and anticipated use of equity awards as an incentive and retention tool.

The table below shows the stock awards that were outstanding under the Incentive Plan as of April 5, 2021. As of April 5, 2021, the closing price of our common stock as reported on the NYSE was $182.88 per share.

Shares underlying outstanding time- based full value awards(1)	Shares underlying outstanding performance- based full value awards (2)	Shares available for future grant
2,347,559	949,927	2,494,458

(1)	Consists of restricted stock unit grants.

(2)	Consists of performance stock units. The number of shares underlying outstanding awards assumes target performance for awards not yet certified by the Compensation Committee.

The table below shows annual dilution and other metrics relating to equity grants under the Incentive Plan for the last three fiscal years. For this purpose, the share counting rule in effect at the time the award was granted was applied and performance stock units are reflected at target.

Metric	2020	2019	2018	Average
Annual Dilution(1)	3.23%	2.22%	3.25%	2.90%
Annual Burn Rate(2)	3.52%	3.19%	4.06%	3.59%
Year-End Overhang(3)	6.83%	9.73%	11.71%	9.42%

(1)

Calculated by dividing (a) the number of shares underlying awards granted during the year, minus award cancellations and forfeitures during the year, by (b) the number of shares outstanding at year-end.

(2)	Calculated by dividing (a) the number of shares underlying awards granted during the year by (b) the number of shares outstanding at year-end.

(3)	Calculated by dividing the sum of (a) the number of shares underlying outstanding awards and (b) shares available for future awards, by (c) the number of shares outstanding, in each case at year-end.

The table below shows the number of performance stock units awards granted (at target), earned/vested (at target) and forfeited within the last three fiscal years.

	Number of Shares/Units
Balance at January 28, 2018	436,282
Granted	256,350
Earned/Vested	0
Forfeited	107,641
Balance at February 3, 2019	584,991
Granted	240,515
Earned/Vested	135,182	(1)
Forfeited	59,750
Balance at February 2, 2020	630,574
Granted	267,000
Earned/Vested	170,308	(2)
Forfeited	7,572
Balance at January 31, 2021	719,694

(1)	Does not include 105,436 shares, which were issued in fiscal 2019 as a result of above target vesting of PSUs based on fiscal 2016 to 2018 performance.

(2)	Does not include 170,308 shares, which were issued in fiscal 2020 as a result of above target vesting of PSUs based on fiscal 2017 to 2019 performance.

The Amended Incentive Plan will also, among other things:

•	eliminate the termination date of the plan, given that we expect to seek stockholder approval of our Incentive Plan within five years based on our proposed share reserve; and

•

eliminate references to the performance-based compensation exemption under Section 162(m) of the Code since the exemption is no longer available under the tax rules, while retaining material 162(m) requirements to ensure good governance.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal Two include embedded assumptions which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

Board Approval of the Amended Incentive Plan

On March 25, 2021, our Board approved the Amended Incentive Plan, subject to approval from our stockholders at the 2021 Annual Meeting. Our named executive officers and directors have an interest in this proposal because they are eligible to receive plan awards.

Summary of the Amended Incentive Plan

The following provides a summary of the principal features of the Amended Incentive Plan and its operation. This summary is qualified in its entirety by the draft of the Amended Incentive Plan attached as Exhibit A.

Types of Awards are Available under the Amended Incentive Plan

We may grant the following types of incentive awards under the Amended Incentive Plan: (i) stock options; (ii) restricted stock; (iii) restricted stock units; (iv) stock appreciation rights that are settled in shares; (v) dividend equivalents; and (vi) deferred stock awards.

Plan Administration

A committee of at least two non-employee members of our Board will administer the Amended Incentive Plan (the “committee”). To the extent the company wishes to qualify grants as exempt from the short-swing transaction liability provisions of Section 16 of the Securities Exchange Act, as amended (relating to purchases and sales of our stock within less than six months), the members of the committee must qualify as “non-employee directors.” Further, to make grants to our officers or directors, the members of the committee must qualify as “independent directors” under the applicable requirements and criteria of the New York Stock Exchange. The committee has delegated its authority under the Amended Incentive Plan to two members of the Board, but only with respect to grants to certain of our employees who are not “officers” for purposes of Section 16.

Shares Available for Issuance under the Amended Incentive Plan

Subject to changes in our capital structure, a total of 42,719,903 shares of our common stock will be reserved under the Amended Incentive Plan, which includes the 6,150,000 additional shares, as well as shares that were previously added to the plan pursuant to share increases or outstanding awards under our prior plans. The shares available for issuance under the Amended Incentive Plan may be authorized but unissued shares or shares reacquired by the company. Subject to changes in our capital structure, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number set forth above.

Any shares subject to stock options or stock appreciation rights are counted against the share reserve as one share for every share subject to such awards. Any shares subject to restricted stock, restricted stock units or deferred stock awards with a per share or unit purchase price lower than 100% of fair market value on the date of grant and any dividend equivalents payable in shares are counted against the share reserve as 1.9 shares for every one share issued pursuant to such awards.

If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units or deferred stock awards, is forfeited to or repurchased by the company at its original purchase price due to such award failing to vest, the unpurchased, forfeited or repurchased shares which were subject to such awards will become available for future grant or sale under the Amended Incentive Plan (plus the number of additional shares that counted against the share reserve using the share counting rule in effect at the time the stock award was granted). Shares that have actually been issued under the Amended Incentive Plan under any award will not be returned to the Amended Incentive Plan and will not become available for future distribution under the Amended Incentive Plan; provided, however, that if shares of restricted stock are repurchased by the company at their original purchase price or are forfeited to the company due to such awards failing to vest, such shares will become available for future grant under the Amended Incentive Plan. Shares used to pay the exercise price of an option or stock appreciation right or used to satisfy tax withholding obligations will not become available for future grant or sale under the Amended Incentive Plan. Any payout or forfeiture of dividend equivalents payable only in cash will not reduce or increase the number of shares available for issuance under the Amended Incentive Plan. To the extent an award under the Amended Incentive Plan (other than a stock appreciation right or stock option) is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Amended Incentive Plan. To the extent, a stock appreciation right or stock option is paid out in cash rather than shares, such cash payment will reduce the number of shares available for issuance under the Amended Incentive Plan by the number of shares having a fair market value equal to the cash delivered. In addition, shares purchased by the company with the proceeds of a stock option exercise will not again be made available for issuance under the Amended Incentive Plan.

To the extent permitted by stock exchange regulations, awards granted or shares issued by the company in assumption of, or in substitution or exchange for, prior awards or obligations of any company acquired by or combined with the company or a subsidiary will not be added to or reduce the maximum limit on shares reserved for issuance under the Amended Incentive Plan. In the event that a company acquired by or combined with the company or a subsidiary has shares available under a pre-existing plan approved by stockholders that was not adopted in contemplation of the acquisition or combination, to the extent permitted by stock exchange regulations, the shares available for grant under that pre-existing plan (as adjusted to reflect the acquisition or combination) may be used for awards under the Amended Incentive Plan, and will not reduce or be added back to the number of authorized shares under the Amended Incentive Plan. However, awards using such shares that are available under any such pre-existing plan (1) will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and (2) will only be made to individuals who were not eligible for awards under the Amended Incentive Plan prior to the acquisition or combination.

Powers of the Committee

Subject to the terms of the Amended Incentive Plan and among other powers, the committee has the sole discretion to: (i) select the employees and non-employee directors who will receive awards; (ii) determine the terms and conditions of awards such as the exercise price and vesting schedule (see below for certain limitations); and (iii) interpret the provisions of the Amended Incentive Plan and outstanding awards. The committee may not reduce the exercise price of stock options or stock appreciation rights that have been granted, including cancelling an existing stock option or stock appreciation right having an exercise price that exceeds the fair market value of the underlying stock in exchange for a new award (including a stock option or stock appreciation right), cash, other consideration, or a combination thereof, without prior consent from our stockholders unless such reductions in exercise price are made in connection with changes in our capital structure or with respect to awards that are substituted in connection with the acquisition of other companies.

Eligibility to Receive Awards

The committee selects the employees and non-employee directors who will be granted awards under the Amended Incentive Plan. The actual number of employees and non-employee directors who will receive an award under the Amended Incentive Plan cannot be determined in advance because the committee has the discretion to select the participants. As of April 5, 2021, approximately 18,500 employees and five non-employee directors were eligible to participate in the Amended Incentive Plan. However, of our employees, our current policy is to grant equity awards generally to employees at the level of director or above, as well as to certain mangers and individual contributors according to the contributions to the company and to remain competitive in the market for these roles. As of April 5, 2021, there were 737 such employees.

Minimum Vesting

All awards granted under the Amended Incentive Plan after the 2021 Annual Meeting will not vest in whole or in part prior to the one-year anniversary of the date of grant (excluding, for this purpose, any (i) awards assumed or substituted in connection with an acquisition and (ii) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders); provided, however, that up to 5% of the shares available for future distribution under the Amended Incentive Plan immediately following the 2021 Annual Meeting may be granted pursuant to awards without such minimum vesting requirement. However, this minimum vesting requirement will not limit (i) the committee’s ability to grant awards that are subject to agreements providing for accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or (ii) any rights to accelerated vesting in connection with a transaction or change of control, whether set forth in the Amended Incentive Plan or otherwise.

Award Eligibility for Non-Employee Directors

Non-employee directors are eligible for any of the awards available under the Amended Incentive Plan. In addition, our non-employee directors will receive annual awards under the non-employee director award program portion of the Amended Incentive Plan in connection with their service on our Board. The Amended Incentive Plan provides that such annual awards may be of any type available under the Amended Incentive Plan as determined by the committee. Stock awards granted during a single fiscal year under the Amended Incentive Plan or otherwise, if any, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $750,000 in total value for any non-employee director calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments. For the avoidance of doubt, awards granted or compensation paid to an individual for services as an employee or consultant, and any amounts paid to an individual as a reimbursement of an expense will not count against the foregoing limitation.

Stock Options

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the Amended Incentive Plan, the committee may grant nonqualified stock options and incentive stock options. The committee will determine the number of shares covered by each option, but the committee may not grant more than an aggregate of 1,000,000 shares covered by options or stock appreciation rights to any one person during any calendar year.

Exercise Price of an Option

The exercise price of the shares subject to each option is set by the committee, but cannot be less than 100% of the fair market value on the date of grant of the shares covered by the option. The fair market value of shares covered by an option is calculated as the closing price of our stock on the trading day prior to the grant date. With respect to an incentive stock option granted to a stockholder who holds more than 10% of the combined voting power of all classes of stock of the company or any parent or subsidiary, the exercise price cannot be less than 110% of the fair market value on the date of grant. Notwithstanding the above, the exercise price of the shares subject to an option may be less than the minimum exercise price set forth above if the stock option is granted as a substitute award in connection with a merger or acquisition, but only to the extent such exercise price does not result in taxation under Section 409A, the loss of incentive stock option status or violate applicable law.

Option Exercises

An option granted under the Amended Incentive Plan generally cannot be exercised until it vests. The committee establishes the vesting schedule of each option at the time of grant, subject to the minimum vesting requirements described above. Options granted under the Amended Incentive Plan expire at the times established by the committee, but not later than seven years after the grant date (and not later than five years after the grant date in the case of an incentive stock option granted to an optionee who is a stockholder who holds more than 10% of the combined voting power of all classes of stock of the company or any parent or subsidiary). Except as the committee may otherwise provide, stock options generally may be exercised, to the extent vested, at any time prior to the earlier of the expiration date of the option or 90 days from the date the optionee ceases to provide services to us for any reason other than death or disability. If the optionee ceases to provide services to us as a result of his or her death or disability, or the optionee dies within 30 days after the optionee ceases to be an employee, the option generally may be exercised, to the extent vested, at any time prior to the earlier of the expiration date of the option or 180 days from the optionee’s death or date of termination as a result of disability.

Payment for the Exercise Price of an Option

The exercise price of each option granted under the Amended Incentive Plan may be paid by any of the methods included in a participant’s option agreement. Such methods may include payment by (i) cash, (ii) certified or bank check, (iii) through the tender of shares that are already owned by the participant, (iv) through a cashless exercise, or (v) through a net exercise. The participant must pay any taxes we are required to withhold at the time of exercise. If permitted by the committee, such taxes may be paid through the withholding of shares issued as a result of an award’s exercise.

Restricted Stock

Restricted stock awards are shares of our common stock granted to participants subject to vesting in accordance with the terms and conditions established by the committee. Awards of restricted stock may be granted at no cost to the participant. The committee will determine the number of shares of restricted stock granted to any participant, but no participant may be granted more than an aggregate of 1,000,000 shares covered by awards of restricted stock, restricted stock units or deferred stock awards during any calendar year.

Restricted Stock Vesting

Vesting of restricted stock awards may be based on the achievement of performance goals established by the committee and/or on continued service to us. The committee determines the vesting schedule of restricted stock awards, subject to the minimum vesting requirements described above.

Restricted Stock Units

Restricted stock units are essentially the same as awards of restricted stock, except that instead of the shares being issued immediately and then being subject to forfeiture or repurchase until vested, the shares or other payments for the award are not actually issued unless and until the award vests. Awards of restricted stock units may be granted at no cost to the participant, as determined by the committee in its discretion. The committee will determine the number of restricted stock units granted to any participant, but no participant may be granted more than an aggregate of 1,000,000 shares covered by awards of restricted stock units, restricted stock or deferred stock awards during any calendar year. Upon the grant of an award of restricted stock units, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of restricted stock units granted and the terms, conditions and restrictions related to the award.

Restricted Stock Unit Vesting

Vesting of restricted stock unit awards may be based on the achievement of performance goals established by the committee and/or on continued service to us. The committee determines the vesting schedule of restricted stock unit awards, subject to the minimum vesting requirements described above.

Stock-Settled Stock Appreciation Rights

A stock-settled stock appreciation right is an award that allows the recipient to receive the appreciation in fair market value between the date of the grant and the exercise date for the number of shares as to which the right is exercised, which is payable only in shares of our common stock. Thus, a stock appreciation right will have value only if the shares increase in value after the date of grant. The increased appreciation will be paid with shares of our common stock of equivalent value. The committee determines the terms of the stock appreciation right, including when the right becomes exercisable. The same expiration rules that apply to options generally also apply to stock appreciation rights. The committee will determine the number of shares covered by each stock appreciation right, but the committee may not grant more than an aggregate of 1,000,000 shares covered by stock appreciation rights or options to any one person during any calendar year.

A stock appreciation right granted under the Amended Incentive Plan generally cannot be exercised until it vests. The committee establishes the vesting schedule of each stock appreciation right at the time of grant, subject to the minimum vesting requirements described above. Stock appreciation rights granted under the Amended Incentive Plan expire at the times established by the committee, but not later than seven years after the grant date.

Upon the grant of an award of stock appreciation rights, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of shares subject to the stock appreciation right and the terms, conditions and restrictions related to the award.

Exercise Price of a Stock Appreciation Right

The exercise price of the shares subject to each stock appreciation right is set by the committee, but cannot be less than 100% of the fair market value on the date of grant of the shares covered by the stock appreciation right.

The fair market value of shares covered by a stock appreciation right is calculated as the closing price of our stock on the trading day prior to the grant date. Notwithstanding the above, the exercise price of the shares subject to a stock appreciation right may be less than the minimum exercise price set forth above if the stock appreciation right is granted as a substitute award in connection with a merger or acquisition, but only to the extent such exercise price does not result in taxation under Section 409A of the Internal Revenue Code, or Section 409A or violate applicable law.

Dividend and Dividend Equivalent Rights

Dividend equivalent rights are credits, payable in cash or stock and granted at the discretion of the committee (and having such terms approved by the committee), to the account of a participant. The credit is payable in an amount equal to the cash dividends paid on one share for each share represented by an award held by the participant, which at the discretion of the committee may be deemed reinvested in additional shares of stock covered by an award. Stock options and stock appreciation rights shall not be eligible to receive dividends, dividend equivalent rights or any other similar distribution rights.

Dividends payable with respect to a restricted stock award that is subject to performance conditions and dividend equivalent rights with respect to a restricted stock unit award that is subject to performance conditions shall be held in escrow or deemed reinvested in additional shares of restricted stock or additional restricted stock units, as applicable, subject to the achievement of the applicable performance conditions and shall be otherwise subject to the same terms and conditions applicable to the award.

Deferred Stock Awards

A deferred stock award is the right to receive shares of common stock at the end of a specified deferral period determined by the committee or elected by the participant pursuant to rules set by the committee. The committee may determine that the right to the award vests based on continued service to us and/or on the achievement of specific performance goals established by the committee. The committee determines the vesting schedule of deferred stock awards, subject to the minimum vesting requirements described above.

The participant may defer receipt of the shares beyond vesting (for instance, until termination of employment or other specified time). Deferred stock awards may allow participants to defer income tax until the receipt of the shares. Refer to the questions and answers below dealing with tax consequences of deferred stock awards.

The committee will determine the number of shares of deferred stock awards granted to any participant, but no participant may be granted more than an aggregate of 1,000,000 shares covered by awards of deferred stock awards, restricted stock or restricted stock units during any calendar year.

Further Deferring Shares Covered by a Deferred Stock Award

If the committee permits it, a participant may elect to further defer receipt of the shares payable under a deferred stock award for an additional specified period or until a specified event, if the election is made in accordance with the requirements of Section 409A.

Performance Goals

At the committee’s discretion, one or more of the following performance goals may apply: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total stockholder return; (xiv) stock price; (xv) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment;

(xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; or (xxix) other objective financial metrics relating to the progress of the company or to a subsidiary, division or department of the company.

These performance goals may apply to either the company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, or on an individual basis. The goals may be measured on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the committee. The performance goals may differ from participant to participant and from award to award. Financial performance measures may be determined in accordance with United States Generally Accepted Accounting Principles, or GAAP, in accordance with accounting standards established by the International Accounting Standards Board, or IASB Standards, or may be adjusted by our committee when established to exclude or include any items otherwise includable or excludable, respectively, under GAAP or under IASB Standards.

Consequences of Changes in our Capital Structure

If we experience a change in our capital structure as a result of a stock dividend, reorganization, merger, consolidation, sale of all or substantially all of our assets, recapitalization, reclassification, extraordinary cash dividend, stock split, reverse stock split, or other similar transaction, our outstanding shares are increased or decreased or exchanged for a different number or kind of shares or other securities of the company, or additional shares or new or different shares or other securities of the company or other non-cash assets are distributed with respect to such shares or securities, subject to the constraints of applicable law, the committee will make an appropriate or proportionate adjustment to (i) the maximum number of shares available for issuance under the Amended Incentive Plan, (ii) the per person limits on awards, (iii) the number and kind of shares subject to outstanding awards, and (iv) the exercise price of outstanding stock option or stock appreciation right awards.

Consequences of a Merger or Similar Transaction

In the event that we (i) consummate a merger or consolidation with another corporation, (ii) sell all or substantially all of our assets, (iii) reorganize, (iv) liquidate, or (v) dissolve, the Board may, in its discretion, provide that outstanding awards will be assumed or substituted for by the successor corporation or provide that all outstanding awards will terminate and accelerate vesting immediately prior to the consummation of the transaction. In the event of the acceleration (which will not be automatic and require the exercise of discretion by the Board) and termination of awards in lieu of assumption or substitution, awards other than options and stock appreciation rights will be settled in kind in an amount determined by the committee after taking into consideration the amount per share received by stockholders in the transaction (that is, the transaction price). Under such circumstances, options and stock appreciation rights will be settled in kind in an amount per share equal to the transaction price minus the aggregate exercise price of such options or stock appreciation rights.

Transferability of Awards

Incentive stock options are not transferable, other than by will or by the applicable laws of descent and distribution. To the extent approved by the committee in accordance with the terms of the Amended Incentive Plan, other awards (including nonqualified stock options) granted under the Amended Incentive Plan that are vested are transferable, but only for no consideration, to family members or to trusts for the benefit of such family members or to such other permitted transferees to the extent covered under a Form S-8 Registration Statement under the Securities Act of 1933, as amended.

Federal Tax Consequences to Participants as a Result of Receiving an Award under the Incentive Plan

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers resulting from awards granted under the Amended Incentive Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income generally is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. As a result of Section 409A, however, nonqualified stock options granted with an exercise price below the fair market value of the underlying stock may be taxable to participants before exercise of an award, and may be subject to additional taxes under Section 409A and comparable state laws.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised, unless the alternative minimum tax, or AMT, rules apply, in which case AMT taxation will occur in the year of exercise. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the difference between the fair market value of the shares on the exercise date, or the sale price, if less, and the exercise price of the option. Any additional gain or loss generally will be taxable at long-term or short-term capital gain rates, depending on whether the participant has held the shares for more than one year.

Restricted Stock

A participant will not recognize taxable income upon the grant of restricted stock unless the participant elects to be taxed at that time. Instead, a participant generally will recognize ordinary income at the time of vesting equal to the difference between the fair market value of the shares on the vesting date and the amount, if any, paid for the shares. However, the recipient of a restricted stock award may elect, through a filing with the Internal Revenue Service, to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Restricted Stock Units

A participant generally will not recognize taxable income upon grant of restricted stock units. Instead, the participant generally will recognize ordinary income at the time the restricted stock units are settled equal to the fair market value of the shares on the settlement date less the amount, if any, paid for the shares.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant of a stock appreciation right. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the exercised shares on the exercise date and the corresponding exercise price of the stock appreciation right. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. As a result of Section 409A, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock may be taxable to the participant before exercise of an award, and may be subject to additional taxes under Section 409A and comparable state laws.

Dividend Equivalents

A participant generally will recognize ordinary income each time a payment is made or shares are received pursuant to the dividend equivalent equal to the fair market value of the payment made or shares received. If the dividend equivalents are deferred, additional requirements must be met to ensure that the dividend equivalents are taxable upon deferred receipt of cash or shares.

Deferred Stock Awards

A participant generally will not have taxable income upon the grant of a deferred stock award. Instead, a participant generally will recognize ordinary income at the time of the receipt of the shares subject to the award equal to the difference between the fair market value of the shares at the time of receipt and the amount, if any, paid for the shares. However, an employee participant will be subject to employment taxes (FICA and, where applicable, state disability insurance taxes) at the time a deferred stock award vests, even if the participant has not yet received the shares subject to the award. We do not guarantee the federal or state income tax treatment of the deferred amounts. If the Internal Revenue Service successfully asserts that the deferral was ineffective, the recipient could be liable for taxes, interest and penalties. In addition, the recipient could be liable for additional taxes, penalties and interest as a result of Section 409A and/or comparable state laws.

Tax Effects as a Result of Grants of Awards under the Incentive Plan

We generally will be entitled to a tax deduction in connection with the vesting, settlement or exercise of an award under the Amended Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises a nonqualified stock option. Special rules limit the deductibility of compensation paid to our certain executive officers. In addition, Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

Amendment and Termination of Amended Incentive Plan

The Board generally may amend or terminate the Amended Incentive Plan at any time and for any reason, subject to participant consent in certain circumstances. Amendments will be contingent on stockholder approval if required by applicable law, stock exchange listing requirements or if so determined by the Board. In addition, as mentioned above and subject to limited exceptions, the committee may not reduce the exercise price of stock options or stock appreciation rights, including cancelling an existing stock option or stock appreciation right having an exercise price that exceeds the fair market value of the underlying stock in exchange for a new award (including a stock option or stock appreciation right), cash, other consideration, or a combination thereof, without prior consent from our stockholders.

Recoupment of Awards

In the event of a restatement of incorrect financial results, the committee will review all cash and equity awards that, in whole or in part, were granted or paid to, or earned by, executive officers (within the meaning of Section 16 of the Exchange Act) of the Company based on performance during the financial period subject to such restatement. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the committee may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the company an amount equal to all or any portion of the value from the grant, vesting or payment of the award that would not have been realized or accrued based on the restated financial results.

New Plan Benefits

The Amended Incentive Plan does not provide for set benefits or amounts of awards, and we have not approved any awards that are conditioned on stockholder approval of the Amended Incentive Plan. However, as discussed in further detail in the section entitled “Director Compensation” below, each of our current non-employee directors will be entitled to receive restricted stock units under the Amended Incentive Plan on the date of our 2021 Annual Meeting of Stockholders. The following table summarizes the restricted stock unit grants that our current non-employee directors as a group will receive if they remain a director following the 2021 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Amended Incentive Plan. All other future awards to directors, executive officers, employees and consultants of the company under the Amended Incentive Plan are discretionary and cannot be determined at this time.

Name and position	Dollar value	Number of shares
Laura Alber	—	—
Director, President and Chief Executive Officer
Julie Whalen	—	—
Executive Vice President, Chief Financial Officer
Alex Bellos	—	—
President, West Elm Brand
Marta Benson	—	—
President, Pottery Barn Brand
Ryan Ross	—	—
President, Williams Sonoma Brand
All current executive officers as a group (6 persons)	—	—
All current directors who are not executive officers as a group (5 persons)(1)	$971,250	—
All employees, including all current officers who are not executive officers, as a group	—	—

(1)

The number of shares subject to each non-employee director’s restricted stock units will not be determinable until the grant date. See the section entitled “Director Compensation” for more information.

Historical Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to stock awards that have been granted (even if not currently outstanding) under the Incentive Plan, since it originally became effective through April 5, 2021.

Name and position(1)	Number of shares subject to stock awards
Laura Alber(2)	3,361,270
Director, President and Chief Executive Officer
Julie Whalen	509,527
Executive Vice President, Chief Financial Officer
Alex Bellos	221,697
President, West Elm Brand
Marta Benson	252,942
President, Pottery Barn Brand
Ryan Ross	157,510
President, Williams Sonoma Brand
All current executive officers as a group (6 persons)	4,800,624
All current directors who are not executive officers as a group (5 persons)(3)	44,380
All employees, including all current officers who are not executive officers, as a group	26,788,894

(1)

No awards have been granted under the Incentive Plan to any associate of any of our directors (including nominees) or executive officers, and no person received 5% or more of the total awards granted under the Incentive Plan since its inception.

(2)	Laura Alber is also a nominee for election as a director.

(3)

This group includes all current director nominees other than Ms. Alber and Esi Eggleston Bracey. The total number of shares subject to stock awards that have been granted to each director on an individual basis are as follows: Scott Dahnke: 6,368; Anne Mulcahy: 6,409; William Ready: 2,577; Sabrina Simmons: 18,083; and Frits van Paasschen: 10,943. Ms. Bracey has not received and will not receive any stock awards unless and until she is elected.

Equity Compensation Plan Information

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of January 31, 2021.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	3,118,884	$0	2,475,284
Equity compensation plans not approved by security holders	—	—	—

(1)	This reflects our 2001 Long-Term Incentive Plan and includes 3,118,884 outstanding restricted stock units and performance stock units, which are reflected at target.

Recommendation that the 2001 Long-Term Incentive Plan Be Amended

We believe that the Amended Incentive Plan and the approval of its material terms are essential to our continued success. Our employees are our most valuable asset. Equity awards such as those provided under the Amended Incentive Plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors. The increase in the reserve of common stock available under the Amended Incentive Plan will enable us to continue to grant such awards to executives, other eligible employees and our non-employee directors. If our stockholders do not approve this Proposal Two, the Amended Incentive Plan and the share increase described above will not become effective.

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present virtually or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE 2001 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This is a proposal asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement as required under Section 14A of the Exchange Act. This proposal is commonly known as a “Say on Pay” proposal and gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. The company’s current policy is to hold a Say on Pay vote each year, and we expect to hold another advisory vote with respect to executive compensation at the 2022 Annual Meeting.

Compensation Program and Philosophy

As described in detail under the heading “Executive Compensation,” our executive officer compensation program is constructed to attract, retain and motivate a highly qualified executive team to support our primary objective of creating long-term value for stockholders, while maintaining direct links between executive pay, individual performance, the company’s financial performance and stockholder returns. A significant portion of individual compensation is directly dependent on the company’s achievement of financial goals, which we believe aligns executive interests with stockholder interests and encourages long-term stockholder returns. Further in alignment with stockholder interests, each of our Named Executive Officers is subject to a stock ownership requirement. The Chief Executive Officer is required to hold five times her base salary, and each of the other Named Executive Officers is required to hold two times their base salary in shares of common stock.

Fiscal 2020 Compensation Summary

To align our executive compensation packages with our executive compensation philosophy, the following compensation decisions were made by the Compensation Committee for fiscal 2020.

•

No Adjustments to Chief Executive Officer Compensation: The base salary, bonus target and annual equity grant were unchanged for fiscal 2020. Consistent with prior years, individual performance, an assessment of market data, and her experience in her role were also considered.

•

Performance-Based Cash Bonus: Performance-based cash bonuses were paid for fiscal 2020 performance based on the company’s earnings per share goal, the achievement of positive net cash provided by operating activities, business unit performance and the individual performance of our Named Executive Officers.

•

Performance-Based and Time-Based Equity: In fiscal 2020, our Named Executive Officers were granted performance stock units, or PSUs, based on performance against four equally-weighted metrics—revenue, earnings, return on invested capital and operating cash flow—and restricted stock units, or RSUs, with service vesting. The PSUs are earned based on actual three-year performance against each of the four metrics relative to target, subject to certain pre-established adjustments, and vest on the third anniversary of the grant date. No PSUs are earned for below threshold performance, 50% of target are earned for threshold performance, 100% of target are earned for target performance, and 200% of target are earned for maximum performance and above. The RSUs vest 25% per year over a four-year period beginning on the grant date.

In addition to the above summary, stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement for details about our executive compensation programs, including information about the fiscal 2020 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2021 Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the company’s Proxy Statement for the 2021 Annual Meeting of

Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present virtually or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

This Say on Pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This is a proposal asking stockholders to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending January 30, 2022. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending January 30, 2022, subject to ratification by our stockholders. Although stockholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our stockholders ratify such selection.

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Deloitte Fees and Services

Deloitte has audited our financial statements for the last 40 years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards. The Audit and Finance Committee has reviewed and discussed the fees billed by Deloitte for services in fiscal 2020, as detailed below, and determined that the provision of non-audit services was compatible with Deloitte’s independence.

Deloitte provided the company with the following services:

Audit Fees

Deloitte billed approximately $2,600,000 for each of fiscal 2020 and fiscal 2019 for professional services to (i) audit our consolidated financial statements and perform an assessment of the effectiveness of our internal control over financial reporting included in our Annual Report on Form 10-K, (ii) review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, (iii) audit our 401(k) plan, and (iv) audit our statutory reports for our global entities.

Audit-Related Fees

During fiscal 2020 and fiscal 2019, Deloitte did not perform any assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

During fiscal 2020 and fiscal 2019, Deloitte did not perform any tax consultation services.

All Other Fees

Deloitte billed a total of approximately $2,000 for each of fiscal 2020 and fiscal 2019, for all other fees. All other fees consisted of license fees related to the use of Deloitte’s online accounting research tool.

During fiscal 2020 and 2019, Deloitte did not perform any prohibited non-audit services for us.

Pre-Approval Policy

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, whose decisions must be reported to the Audit and Finance Committee at its next meeting. Pre-approval cannot be obtained more than one year before performance begins and can be for general classes of permitted services such as annual audit services or tax consulting services. All fees paid to Deloitte for fiscal 2020 and fiscal 2019 were pre-approved by the Audit and Finance Committee.

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present virtually or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

If stockholders vote against this proposal, the Audit and Finance Committee will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that it will choose to appoint another independent registered public accounting firm if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 30, 2022.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee oversees the company’s financial reporting process on behalf of the Board. In meeting these responsibilities, as described under the heading “Corporate Governance—Board Committees,” we perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings and guidance press releases, and other company financial information;

•

Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements, in accordance with the Audit and Finance Committee charter;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate;

•	Review and recommend policies related to dividend, stock repurchase and foreign currency programs; and

•

Review with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

In performing these functions, we took the following actions, among other things, related to fiscal 2020:

•

Reviewed and discussed the company’s audited consolidated financial statements for fiscal 2020 and unaudited quarterly condensed consolidated financial statements for fiscal 2020 with management and Deloitte;

•	Reviewed, discussed with management, and approved the company’s periodic filings on Forms 10-K and 10-Q;

•	Reviewed, discussed with management, and approved all company earnings and guidance press releases;

•	Reviewed and discussed the company’s internal controls over financial reporting with management and Deloitte, including the evaluation framework and subsequent assessment of effectiveness;

•	Reviewed and discussed with the company’s internal audit department the company’s internal audit plans, the significant internal audit reports issued to management, and management’s responses;

•

Reviewed and discussed with management and the company’s internal audit department the company’s major financial risk exposures, including with regard to legal and regulatory matters, and the company’s risk assessment and risk management policies;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•

Discussed with Deloitte its independence from the company based on the following: (i) our confirmation that no member of Deloitte’s current or former audit team is or has been employed by the company in a financial reporting oversight role; (ii) our review of audit and non-audit fees; (iii) our review of critical audit matters; and (iv) the written communications from Deloitte as required by Public Company Accounting Oversight Board, or PCAOB, requirements.

During fiscal 2020, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements;

•	Deloitte’s annual letter describing its internal quality control procedures;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•

Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

The Audit and Finance Committee hereby reports as follows:*

(1) The Audit and Finance Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte;

(2) The Audit and Finance Committee has discussed with Deloitte the matters required by the PCAOB and the SEC; and

(3) The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence.

Based on the review and discussions referred to in items (1) through (3) above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2020 for filing with the SEC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Sabrina Simmons, Chair

Anne Mulcahy

William Ready

*

This report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of April 5, 2021. Our executive officers are appointed by and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

Laura Alber Age 52	*

Julie Whalen Age 50	• Executive Vice President, Chief Financial Officer since 2012 • Treasurer, 2011 – 2014 • Senior Vice President, Controller, 2006 – 2012 • Vice President, Controller, 2003 – 2006

Alex Bellos Age 36

•  President, West Elm Brand since 2017

•  Senior Vice President, General Manager, Rejuvenation, 2013 – 2017

•  Vice President, Strategy and Development, 2010 – 2013

•  Various Retail Operations and Finance Roles, 2008 – 2010

Marta Benson Age 58

•  President, Pottery Barn Brand since 2017

•  Executive Vice President, Pottery Barn Merchandising, 2015 – 2017

•  Senior Vice President, Business Development, 2011 – 2015

•  Chief Executive Officer, Gump’s, 2006 – 2011

Ryan Ross Age 49

•  President, Williams Sonoma Brand since 2019

•  Executive Vice President, Emerging Brands, 2019 – 2019

•  Executive Vice President, Rejuvenation, 2017 – 2019

•  Executive Vice President, Marketing & Digital Commerce HSN, Inc., 2015 – 2017

•  Senior Vice President, Digital Commerce, HSN, Inc., 2013 – 2015

•  Chief Creative Officer, Stylus Media Group, 2010-2013

•  Various Retail Operations and Finance Roles, Pottery Barn Bed and Bath, 2000 – 2008

David King Age 52

•  Executive Vice President, General Counsel and Secretary since 2017

•  Senior Vice President, General Counsel and Secretary, 2011 – 2017

•  Vice President, Deputy General Counsel, 2010 – 2011

•  Vice President, Associate General Counsel, 2006 – 2010

•  Director, Associate General Counsel, 2004 – 2006

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” beginning on page 20 of this Proxy Statement.

EXECUTIVE COMPENSATION

A Message from the Compensation Committee of the Board of Directors

Dear Fellow Stockholders,

As we look forward to the 2021 Annual Meeting, this letter highlights a summary of our financial outcomes, COVID responses, and other stakeholder support initiatives carried out by our company since our last meeting.

Despite the unprecedented disruption and challenges for our communities and customers created by COVID-19, fiscal year 2020 marked a record year of financial performance for our company. Our investments and early adoption of e-commerce made our company highly capable of meeting our customers’ needs during this challenging time. Further, the shift to home and home-office led to more touch points and deeper connections with both our core and newer customers. Our team of associates exceeded expectations for operational and financial performance.

Key highlights for fiscal year 2020, both financially, and for our stockholders, included:

•	Comparable Brand Revenue Growth of 17.0%, with double-digit comparable revenue growth in all brands.

•	GAAP operating margin of 13.4%; non-GAAP operating margin(1) of 14.2%, leveraging approximately 560 basis points to an all-time high.

•	GAAP Diluted earnings per share, or EPS, and non-GAAP Diluted EPS(1) of $8.61 and $9.04, respectively.

•	GAAP Return on Invested Capital, or ROIC, of 35.6%; non-GAAP ROIC(1) of 38.1%, significantly higher than our peer group average.

•	One-Year Total Stockholder Return of +88.5% exceeded both our peer group (+30.9%) and the S&P 400 Index (+16.6%).

•	Three-Year Total Stockholder Return of +173.8% exceeded both our peer group (+8.2%) and the S&P 400 Index (+19.8%).

Equally important were the ways in which our company supported our associates, customers, and communities during this pandemic year including, increasing the company minimum wage, providing special bonuses to frontline workers, providing pay continuation during the time that stores were closed due to the pandemic, implementing heightened in-store and in-office safety measures, and donating and fundraising to various organizations providing aid to healthcare workers and those impacted by the pandemic. Please see the section title “Compensation Discussion and Analysis—Company Values and Strategy—COVID Response” beginning on page 51 for more information.

Finally, we continue to invest in our relationship with our stockholder community. In response to the 2019 Say on Pay vote, we embarked on a major investor outreach effort. Through this process, we spoke with stockholders and proxy advisor firms about their perspectives on our compensation programs and overall corporate governance. We made several adjustments, as outlined in the 2020 proxy statement, most notably enhancing our focus on our annualized compensation programs and transparency and ongoing communication with the stockholder community. We were pleased to see that our message was received favorably by our stockholders, with Say-on-Pay support increasing from 40% in 2019 to 81% in 2020. As always, we aim to evolve as an organization and strive for continuous improvement. Thank you for your role in helping us do so.

We invite you to review our proxy Compensation Discussion & Analysis, or CD&A, for more detailed information. We appreciate your ongoing support and seek your feedback, whether virtually or through written correspondence, on our compensation design, COVID response, and path forward.

Sincerely,

COMPENSATION	COMMITTEE OF THE
BOARD	OF DIRECTORS

Scott Dahnke, Chair

Frits van Paasschen

(1)

A reconciliation of the GAAP to non-GAAP diluted earnings per share, non-GAAP operating margin and the definition of non-GAAP Return on Invested Capital may be found on page 10 to 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 17, 2021, which is incorporated herein by reference. We have calculated the average non-GAAP Return on Invested Capital of companies in our peer group using the same methodology by which we calculate our non-GAAP Return on Invested Capital.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis, or CD&A, describes our 2020 compensation program as it relates to the compensation of our Named Executive Officers, or NEOs. The CD&A provides an overview and analysis of the key elements of our 2020 compensation program, the compensation decisions made by the Compensation Committee under our 2020 compensation program, and the factors that the Compensation Committee considered and the process it followed in making those decisions.

Our NEOs in 2020 were:

Laura Alber	Director, President and Chief Executive Officer

Julie Whalen	Executive Vice President, Chief Financial Officer

Alex Bellos	President, West Elm Brand

Marta Benson	President, Pottery Barn Brand

Ryan Ross	President, Williams Sonoma Brand

Executive Summary

The Compensation Committee of the Board of Directors is responsible for the design and execution of the company’s compensation program for executive officers. In designing and administering the program for 2020, the Committee focused on the following principles:

•

Alignment with stockholders: aligning compensation with stockholder interests through incentive programs that reward achievement of financial and operational results that we believe are the drivers of stockholder value for our company;

•	Accountability for near-term and long-term performance: balancing achievement of near-term and long-term results for our stockholders; and

•	Competitiveness: providing competitive target compensation to ensure that we can attract, retain, and motivate exceptional leadership talent to develop and execute our business strategy.

Performance and Compensation Highlights

Highlights of our strategy, fiscal year performance, and compensation program include:

Company Strategy

•  Continued investment in three key differentiators – in-house design, digital-first channel strategy and values – to drive strong profitable growth and market share gains.

•  Significant runway for growth across five proven vectors: product, new business, channel, market, and geography.

•  “People First” values and leading-edge commitment to environmental, social, and governance (“ESG”) matters.

Fiscal 2020 Business Highlights

•  Net revenues at all-time highs in 2020 at nearly $6.8 billion, including comparable brand revenue growth of 17%.

•  West Elm and Pottery Barn comparable revenues up 15.2% and 15.2%, respectively.

•  Williams Sonoma Brand comparable revenues up 23.8% driven by ecommerce comps well above 70%.

•  Pottery Barn Kids and Teen comparable revenues up 16.6%.

•  Consolidated e-commerce comparable revenue increased 44% taking our ecommerce mix to over 70%, or $4.8 billion of our total revenues.

•  GAAP Operating income of over $911 million, which is over 95% higher than in 2019.

•  GAAP operating margin of 13.4%; non-GAAP operating margin(1) of 14.2%, which is the highest ever operating margin performance.

•  GAAP earnings per share (“EPS”) was $8.61 for fiscal 2020 and increased 91.8% versus fiscal 2019. Non-GAAP EPS(1) was $9.04 for fiscal 2020, compared to our 2020 bonus plan non-GAAP EPS goal of $4.88, and increased 86.8% versus fiscal 2019.

•  Delivered fiscal year 2020 total stockholder return of +88.5%.

•  Produced fiscal year 2020 GAAP return on invested capital (ROIC) of 35.6% and non-GAAP ROIC(1) of 38.1%.

2020 Compensation Program

•  Annual Bonus: continued to use achievement of EPS performance to fund our bonus plan and allocate awards to reflect brand/operational performance.

○   Given our substantial EPS outperformance, and the hard work this required of all associates while navigating through a global pandemic, approved special bonuses to high-performing non-executive associates to reward extraordinary efforts during the COVID-19 pandemic.

•  Performance-Based RSUs (“PSUs”): continued to award PSUs that are earned based on achievement of pre-set 3-year goals for revenue growth, earnings growth, ROIC, and operating cash flow.

•  Restricted Stock Units (“RSUs”): awarded RSUs with 4-year prorated, time-based vesting to attract and retain talent and reward individual performance and contribution.

2020 CEO Compensation Decisions	• After reviewing factors, including market data, company performance, and individual contributions, the Committee kept Ms. Alber’s 2020 target compensation consistent with 2019 levels.
	CEO Pay Component	2020 Amount	% Change from 2019
	Base Salary	$1,500,000	0%
	Annual Bonus Target	$3,000,000	0%
	PSUs at target (2020-22 performance period)	$6,000,000	0%
	RSUs	$6,000,000	0%
	Target Total Direct Compensation	$16,500,000	0%

2020 CEO Performance Award Outcomes
	CEO Pay Component	2020 Amount	% of Target Award
	Annual Bonus Award	$5,250,000	175%
	Value of PSUs Earned at Fiscal 2020 Year-End (2018-20 performance period)(2)	$31,727,470	200%

Executive Compensation Practices
	What We Have	What We Do Not Have

✓  Rigorous, objective performance goals and EPS-funded bonus pool

✓  Long-term Incentive Program with 3-year goals

✓  Limited perquisites

✓  Competitive stock ownership guidelines and retention requirement

✓  Clawback policy covering cash incentives and stock awards

✓  Double-trigger change-in-control provisions

✓  Independent compensation consultant and Board Compensation Committee

✓  Annual risk assessment of compensation policies and programs

×  No “golden parachute” gross-ups

×  No hedging/pledging/short sales of company stock

×  No dividends paid on unvested shares

×  No options/SARs granted below fair market value

×  No supplemental retirement benefits

×  No repricing or cash out of underwater options/SARs without stockholder approval

×  No excessive severance

×  No single-trigger change-in-control provisions

×  No guaranteed salary increases, bonuses, or long-term incentive awards

Stockholder Outreach and Company Response

•  Contacted 17 of our top stockholders, collectively representing approximately 54% of our shares outstanding, to discuss their perspectives on our compensation and governance practices.

•  Continued to review our peer group to align with our growth trajectory.

•  Made meaningful improvements to our Corporate Responsibility Scorecard and Impact Report (available at sustainability.williams-sonomainc.com).

2021 Updated Peer Group	• Replaced American Eagle, Tailored Brands, and Tiffany & Co. with eBay and Ulta Beauty (see page 60).

(1)

A reconciliation of the GAAP to non-GAAP diluted earnings per share, non-GAAP operating margin and the definition of non-GAAP Return on Invested Capital may be found on pages 10 to 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 17, 2021, which is incorporated herein by reference.

(2)	Based on a stock price of $128.92, the closing price of our common stock on January 29, 2021, the last business day of fiscal 2020.

Company Values and Strategy

Our compensation programs support Williams-Sonoma’s values and reward execution of our corporate strategy.

Our Values

Our vision is to enhance the quality of our customers’ lives at home. We put the customer at the center of everything we do, every day, and a short but important list of corporate values guides our actions and decisions.

PEOPLE FIRST

We believe that our company has no limit and is driven by our associates and their imagination.

We are committed to an environment that attracts, motivates, and recognizes high performance.

CUSTOMERS

We are here to please our customers – without them, nothing else matters.

QUALITY

We take pride in everything we do.

From our people to our products, and in our relationships with business partners and our community, quality is our signature.

SHAREHOLDERS

We are committed to providing a superior return to our stockholders.

It’s everyone’s job.

INTEGRITY

We do business with the highest level of integrity.

Every day, in everything we do.

CORPORATE RESPONSIBILITY

We will build sustainability into every corner of our enterprise so that our continued financial success will enhance the lives of our many stakeholders, the communities where we have a business presence, and the natural environment upon which we rely.

Company Strategy

As the world’s largest design-led, digital-first and sustainable home retailer, our vision is to own the home.

Good by Design

We believe that our longstanding focus on quality, safety, and sustainability sets us apart. By focusing on our pillars – Planet, People, and Purpose – we are uniquely Williams-Sonoma and strive to attract customers, employees, and other stakeholders similarly driven by these shared values.

•	Our Corporate Responsibility Scorecard and Impact Report is available at sustainability.williams-sonomainc.com.

Momentum

•

Home furnishing lags other retail sectors in online sales penetration. As a digital-first company with retail stores as a competitive advantage, we believe this market fragmentation continues to provide a significant opportunity for growth moving forward.

•	This combination of shared values, industry leadership, and e-commerce strength helps introduce new customers to our exciting brand portfolio.

Growth Strategy

•	We believe this investment in our core culture, customers, and identity has also allowed us to curate a unique growth strategy of future opportunities and brand extensions.

Market Opportunity

•

The pandemic environment in which we have been operating this past year has highlighted our resilience, ingenuity, and integrity as a group of people and as an organization. We believe we are well-positioned to pursue the substantial opportunities that lies ahead.

Additional detail regarding our values and strategy can be seen by viewing our 2020 investor presentation, which can be found on our investor relations site: ir.williams-sonomainc.com.

COVID Response

This was truly an unprecedented year, with COVID-19 disrupting the day-to-day life of every one of us. We are proud of the way we stayed true to our core values in helping our associates, customers, and communities during this period of change, whether at home, home-office, or work.

We have cared for our associates, many of whom have resiliently served on-site throughout the year. We acted quickly to meet the evolving needs of our team members, whether physical, financial, or emotional, by providing premium pay, enacting safety protocols, and maintaining constant communication between our corporate and on-site teams. Select associate-related COVID-related initiatives are summarized below.

•	Temporarily closing our stores and corporate offices, and implementing temporary work-from-home-policies.

•	Increased company minimum wage to $14 per hour.

•	Provided special bonuses to all frontline workers.

•	Provided pay continuation during the entire time that stores were closed due to the pandemic for store associates regularly scheduled to work more than 12 hours per week.

•	Approved special bonuses to high-performing non-executive associates to reward extraordinary efforts in the COVID environment.

•	Created a dedicated associate hotline to provide real time support for any COVID-related issues.

•	Reassigned associates whose work could not be done from home to other business-critical areas.

•

Established and implemented strict safety protocols across our stores, supply chain operations, and corporate offices, including social distancing measures, enhanced sanitization, daily wellness checks, increased ventilation, and the supply of personal protective gear such as masks and gloves.

•	Developed, distributed, and continuously updated a playbook to guide the safe return to offices, stores, and work sites.

•	Provided access to COVID-19 testing through on-site testing, at home test kits, and access at local COVID-19 testing centers.

•	Created and refined protocols to address actual and suspected COVID-19 cases and potential exposure of our team members, customers, and trade partners.

We have also cared for our customers, who have adjusted their lives with an enhanced focus toward home. We aimed to make their shopping experiences easier, whether in-store or online, to meet their needs no matter the circumstances. Select customer-related COVID initiatives are summarized below.

•	Enhanced digital touchpoints with customers, including virtual Design Chat, “Ask the Expert” chat service, and Virtual Design Appointments.

•	Rolled out contactless curbside pickup, leveraging our omni-channel capabilities.

•	Implemented heightened in-store safety measures to ensure we maintain a safe and comfortable shopping environment for customers and associates, including:

○	Shopping by appointment

○	Limits on the number of customers and associates in-store (consistent with state-specific guidelines)

○	New signage to encourage social distancing, including floor markers, directional traffic arrows, and signage at every store entrance

○	Wellness Ambassadors to manage customer traffic flow and monitor store traffic to limit customers based on store footprint

○	Daily wellness checks for associates

○	A supply of masks and gloves for associates in-store

○	Frequent sanitization and enhanced cleaning throughout the day.

•

Altered delivery procedures with customer and associate safety as the top priority, including a safety briefing with the customer pre-delivery, striving to maintain six feet of separation from the customer at all times, and a supply of masks, gloves, and booties for all delivery associates.

Finally, we have supported our communities throughout the pandemic, including the community-related COVID initiatives summarized below.

•	Donated food and personal care kits to frontline health care workers.

•	Fundraised for No Kid Hungry’s efforts to provide meals to children in need during the pandemic.

•	Donated home goods to our nonprofit partner Good360 that go to a network of nonprofits in need.

•	Launched “Take a Break on Us,” which provides coffee machines and coffee capsules to hospitals across the country.

•	Partnered with a vendor base has gone above and beyond to prioritize the health and safety of their workers and to respond to the needs of their communities:

○	In several of our Fair-Trade factories, community development funds from the Fair-Trade program were used to ensure workers had access to food, protective gear, and personal care products

○	Many of our vendors in Vietnam and India have converted their production lines to produce sanitizers, face mask, medical protective suits, and healthcare textiles.

We are committed to serving our associates, customers, and communities and continuing to evolve as an organization to meet the demands of COVID-19 and any future challenges that lie ahead.

Financial Performance

Fiscal 2020 Performance Highlights

Fiscal 2020 was another year of outstanding performance for our company. Driven by strong comparable brand growth, continued expense management, and margin expansion, we achieved GAAP diluted earnings per share of

$8.61 and non-GAAP diluted earnings per share of $9.04, which represented growth of each at approximately 90% over the prior year.

Fiscal 2020 financial achievements included:

Continued Strong Earnings Growth

Financial Metric	Performance	Year-over-Year Growth
GAAP Diluted EPS	$8.61	91.8%
Non-GAAP Diluted EPS(1)	$9.04	86.8%
Comparable Revenue Growth	17.0%	—

(1)

A reconciliation of GAAP to non-GAAP diluted earnings per share may be found on pages 10 to 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 17, 2021, which is incorporated herein by reference.

Strong Consolidated and Brand Revenue Growth

Brand	2020 Comparable Revenue Growth(1)
Williams Sonoma	23.8%
Pottery Barn Kids and Teen	16.6%
Pottery Barn	15.2%
West Elm	15.2%
Total(2)	17%

(1)	Comparable brand revenue is calculated on a 52-week to 52-week basis for fiscal 2020.

(2)	Total comparable brand revenue growth includes the results of Rejuvenation and Mark and Graham.

Industry Leading Financial Returns to Stockholders

Financial Metric	Performance	Commentary
GAAP Return on Invested Capital	35.6%	Significantly higher than our peer group average.
Non-GAAP Return on Invested Capital(1)	38.1%	Significantly higher than our peer group average.
Operating Cash Flow	$1.3B	An increase of 110% over fiscal 2019.
Cash Returned to Stockholders	$308M	Through our dividend and share repurchase programs.
Operating Income	$911M	An increase of 95.5% over fiscal 2019.
Total Stockholder Return (1-Year)(2)	88.5%	Significantly exceeded peers and S&P 400 (see chart below).
Total Stockholder Return (3-Year)(2)	173.8%	Significantly exceeded peers and S&P 400 (see chart below).

(1)

The definition of non-GAAP Return on Invested Capital may be found on page 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 17, 2021, which is incorporated herein by reference. We have calculated the average non-GAAP Return on Invested Capital of companies in our peer group using the same methodology by which we calculate our non-GAAP Return on Invested Capital.

(2)	Total Stockholder Return (TSR) calculated as of January 31, 2021.

2020 Compensation Program for Executive Officers

2020 Compensation Program Summary

The table below highlights the components of our executive compensation program and their strong alignment to stockholder interests.

Component	Form	Purpose	Alignment to Stockholder Interests

Base Salary	Cash	• Fixed compensation • Attract and retain NEOs short-term	• High-quality, stable executive leadership • Market-competitive and aligned with scale, scope, and complexity of role

Annual Incentive	Annual Bonus Plan	• Incentivize and reward achievement of carefully designed business / individual objectives • Encourage behaviors that support company’s desired short-term goals and stable, long-term outcomes

• Bonus pool funded based on EPS performance vs. pre-set goal

• Annual goals have historically been set above prior year performance level

• Actual awards recognize business unit performance against both quantitative and qualitative goals

Long-Term Incentives	Performance-Based RSUs (PSUs)	• Motivate achievement of long-term performance and stockholder value creation • Attract and retain NEOs long-term • Provide opportunity to build ownership	• Equally weighted across scorecard of relevant financial metrics that are aligned with stockholder interests: • Revenue (3-year CAGR) • EPS (3-year CAGR) • Operating Cash Flow (3-year average)

Component	Form	Purpose	Alignment to Stockholder Interests
• ROIC (3-year average) • Emphasis on stock price performance
	Time-Based RSUs	• Attract and retain NEOs long-term • Provide opportunity to build ownership • Align interests with stockholders	• Emphasis on stock-price performance
	Stock Ownership Guidelines	• Directly aligns interest of NEOs with stockholders

• Value of holdings tied to stock price

• As of the end of fiscal 2020, Ms. Alber held over 35x her base salary in company stock (well above her 5x guideline)

• Required to retain at least 50% of net after-tax shares received until the ownership guideline has been achieved

Fiscal 2020 Incentive Payout Summary

We have a strong pay-for-performance philosophy and culture, and we are diligent in critiquing our goals, performance, and associated payouts. Our incentive plans are based on pre-determined goals. Over time, awards have fluctuated significantly, based on financial results and overall performance, resulting in a culture of high-performance and accountability. PSU payouts are formulaic based on financial performance, whereas Annual Bonus Plan awards factor in both financial performance and individual performance, which we feel reflects a holistic and individualized incentive determination. Over the prior seven years (2014-2020, since the implementation of PSUs in 2014), the Annual Bonus Plan’s corporate multipliers (financial performance) have ranged from 81% – 175% of target (average of 111% of target). However, during that time period, upon management’s recommendation, the Compensation Committee has often applied negative discretion in determining actual Bonus Plan funding in order to better align pay with performance, and has approved Bonus Plan funding amounts ranging from 76% to 175% of target (average of 105% of target). During that same time period, PSUs have paid out between 0% – 200% of target (average payout of 116% of target).

As described below, fiscal 2020 was a unique year for our incentive plans and we took action to try to calibrate the awards to the level and to the individuals who allowed us to produce results for our stakeholders, despite the challenging environment. We anticipate returning to a normal process to the degree permitted by the continued recovery.

Annual Bonus Plan

In response to the significant and ongoing impact of the current COVID-19 pandemic on the economy and retail industry, in particular, and the challenge of setting appropriate goals in a highly uncertain and unprecedented time, we delayed setting the fiscal 2020 annual bonus goals from the Compensation Committee’s March meeting to its June meeting. Ultimately, we set an EPS funding goal of $4.88 for the fiscal 2020 Management Bonus Plan. This was equal to the fiscal 2019 target and was slightly higher than fiscal 2019 pre-adjusted actual EPS ($4.84).

We also widened the performance range required to trigger funding: threshold performance of 90% of target (down from 95%) and maximum of 110% of target (increased from 105%), with results adjusted, as in prior year, to exclude or include (i) any extraordinary non-recurring or unusual items (including the impact of COVID-19), and (ii) the effect of any changes in accounting principles affecting the company’s or a business unit’s reported results, as approved by the Chair of the Compensation Committee.

To determine individual award levels for Executive Officer bonuses, the Compensation Committee considered the following factors: adjusted EPS, delivering shareholder value, employee relations, sustainability and community stewardship, including progress on ESG-related goals, such as 100% responsibly-sourced cotton by 2021, 50% responsibly sourced wood by the end of 2021 and education and empowerment initiatives for workers in our supply chain, long-term investment, COVID-19 cost management and investment, resiliency of operations, individual/business unit performance outcomes, and strategic outcomes.

Finally, for participants to be eligible for any bonus payout, achievement of positive net cash flow from operating activities was required in the performance year 2020. As outlined on page 63, this performance trigger was achieved.

The chart below illustrates the year-over-year increases of our target EPS goal under our 2001 Incentive Bonus Plan, as well as the EPS level at which our annual bonus plan funded for that year. Historically, our performance goal has been consistently set higher than both the previous year’s target and actual EPS performance.

Annual Bonus - EPS Performance Goals

FY14-FY20

For fiscal 2020, the annual bonus plan design and results were as follows:

Level	% of Goal	Adjusted EPS Goals	% of Target Pool Funded	Actual Adjusted EPS	Actual Plan Funding
Below Threshold	< 90%	< $4.39	0%	$9.04(1) (185.2% of $4.88 target)	175% (maximum plan funding level)
Threshold	90%	$4.39	46.5%
Target	100%	$4.88	100%
Maximum	110%	$5.37	153.5%

(1)

Derived from non-GAAP EPS, with no additional adjustments in fiscal 2020. A reconciliation of GAAP to non-GAAP diluted earnings per share may be found on pages 10 to 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 17, 2021, which is incorporated herein by reference.

Given our substantial EPS outperformance in fiscal 2020 as measured under our annual bonus plan (non-GAAP EPS of $9.04), the Committee approved an increase to our maximum bonus funding level to 175% to cover a one-time bonus payout to high-performing non-executive associates to reward extraordinary efforts in the

COVID environment. Executive Officers were not eligible for this special bonus payout. The bonus funding levels achieved for fiscal 2019 and fiscal 2018 were 109% and 128.9%, respectively.

Performance-Based RSUs

The PSU grants made in 2018 were subject to achievement of three-year performance, weighted equally across four relevant financial metrics: Revenue (3-year CAGR), EPS (3-year CAGR), Operating Cash Flow (3-year average), and ROIC (3-year average). These performance metrics cover fiscal 2018 through fiscal 2020 and were established at the time of grant.

As with our Annual Bonus Plan, we believe our PSU grants are set using challenging performance targets and are fully aligned with the rigorous expectations and long-term interests of our stockholders. As shown in the chart below, threshold goals for past grants have been consistently set above the median of our peer group’s prior-year performance.

At the time of grant, the Compensation Committee set three-year performance targets for the PSUs covering the fiscal years 2018-2020. Actual performance resulted in the vesting of 200% of the target number of PSUs.

PSU Metric	Goal (at Target)	Actual	Payout (% of Target)
Revenue Growth (3-Year CAGR)	4%	8.6%	200%
EPS (3-Year CAGR)	4%	33.6%	200%
Operating Cash Flow (3-Year Avg.)	$525M	$823M	200%
ROIC (3-Year Avg.)	15.5%	23.4%	200%

		TOTAL	200%

2020 Stockholder Outreach

In 2020, we continued our practice of extensive engagement with our largest stockholders, the summary results of which and our responses are shown in the table below. As disclosed last year, we heightened our outreach efforts following our Say-on-Pay vote in 2019 and committed to continuing to invest in these crucial relationships long-term.

Extent of Engagement We contacted 17 of our top stockholders, representing approximately 54% of our shares owned to discuss their perspectives on our compensation and governance practices.

Company Participants

To ensure access to key roles involved in compensation and governance decisions, company participants in the discussions with stockholders included:

•  Board Chair and Compensation Committee Chair

•  Executive Vice President, Chief Financial Officer

•  Executive Vice President, General Counsel

•  Executive Vice President, International Sourcing & Sustainable Development

•  Vice President, Investor Relations & Corporate PR

•  Vice President, Head of Sustainability

We met with 11 stockholders who in aggregate held approximately 36% of our shares.

Six stockholders that we contacted (18% of shares) either confirmed they had no concerns (or did not require a meeting) or did not respond to our request.

We did not reach out to nine of our top stockholders because they either are known to not engage in investor meetings or are sufficiently familiar with us that management concluded that outreach was not necessary.

Key Themes from Stockholder Engagement

Stockholder Perspectives		What We Did

Area	Feedback	Our Response
Peer group composition	• Continue revising peers to reflect digital/e-commerce strategy and growth trajectory	✓ Revised peer group for 2021 ✓ Replaced American Eagle, Tailored Brands, and Tiffany & Co. with eBay and Ulta Beauty ✓ In 2020, we replaced Foot Locker with Wayfair
Transparency and communication	• Stockholders appreciate ongoing communication and outreach efforts • Desire for transparency surrounding program changes as compensation and governance strategy continues to mature and evolve

✓  Meaningful enhancements made to our “Good by Design” Corporate Responsibility Scorecard and Impact Report, which was well-received by our investors

✓  Report available at sustainability.williams-sonomainc.com

✓  In 2020, we overhauled our CD&A, with focus on transparency, context, readability, and strengthening the linkage between business strategy and compensation design/outcome

ESG Focus	• Stockholders appreciate our organizational commitment to ESG and transparency • Desire for continued evolution of compensation programs towards ESG metrics

✓  ESG performance is included in the individual portion of Management Bonus Plan

✓  Meaningful enhancements made to our “Good by Design” Corporate Responsibility Scorecard and Impact Report, which was well-received by our investors

✓  Report available at sustainability.williams-sonomainc.com

Our Peer Group

The Compensation Committee uses a peer group composed of public companies in the retail industry to review competitive compensation data for the company’s executives. The Compensation Committee evaluates this peer group on an annual basis to ensure that the companies selected remain appropriate. The peer group for fiscal 2020 was selected by the Compensation Committee based on the guiding criteria described below, with advice from Pay Governance LLC. Certain peer companies may not meet all selection criteria but are included because they are direct competitors of our business, direct competitors for our executive talent, have a comparable business model, or for other reasons. The peer group guiding criteria for fiscal 2020 was as follows:

Our Fiscal 2020 Peer Group

For fiscal 2020, the Compensation Committee reviewed the peer group using revised criteria for selection:

Selection Criteria	Targeted Range
Industry	Home Furnishing Retail; Apparel Retail; Department Stores; Other Select Retailers (online, global brands); E-commerce Companies
Revenues	$3B – $12B
Market Capitalization	$2.5B – $11.5B
Geographic competitor for talent
Performance: growth in revenue and net income; key industry performance metrics
Positive total stockholder returns over the prior one- and three-year periods
Qualitative factors: similar product offerings; key competitor for business/talent; listed as a peer in proxy advisor reports; large or emerging e-commerce presence and/or international presence.

The Committee made the following adjustments to the peer group:

Peer Companies Added	Peer Companies Removed
Wayfair Inc.	Foot Locker, Inc.

Wayfair Inc. was added to our peer group due to its similar product offerings, focus on e-commerce and having its revenue and TSR within the company’s range. Foot Locker, Inc. was removed from our peer group due to its lack of similarity in its portfolio of product offerings and its focus on brick-and-mortar retail locations.

The resulting fiscal 2020 peer group consists of the following 15 companies:

Fiscal 2020 Peer Group
American Eagle Outfitters, Inc.	Levi Strauss & Co	Tailored Brands, Inc.
Bed Bath & Beyond Inc.	Lululemon Athletica Inc.	Tapestry, Inc.
Capri Holdings Limited	PVH Corp.	Tiffany & Co.
The Gap, Inc.	Ralph Lauren Corporation	V.F. Corporation
L Brands, Inc.	RH (Restoration Hardware Holdings)	Wayfair Inc.

Our Fiscal 2021 Peer Group

For fiscal 2021, the Compensation Committee reviewed the peer group using revised criteria for selection:

Selection Criteria	Targeted Range
Industry	Home Furnishing Retail; Apparel Retail; E-commerce Companies; Other Select Retailers (online, global brands)
Revenues	$3B – $13B
Market Capitalization	$4B – $17B
Geographic competitor for talent
Performance: growth in revenue and net income; key industry performance metrics
Positive total stockholder returns over the prior one- and three-year periods
Qualitative factors: similar product offerings; key competitor for business/talent; listed as a peer in proxy advisor reports; large or emerging e-commerce presence and/or international presence.

The Committee made the following adjustments to the peer group:

Peer Companies Added	Peer Companies Removed
eBay Inc.	American Eagle Outfitters, Inc.
Ulta Beauty, Inc.	Tailored Brands, Inc.
Tiffany & Co.

eBay Inc. was added to our peer group due to online focus, global business, and Bay Area headquarters. Ulta Beauty, Inc. was added to our peer group due to positive retail trajectory, emerging partnerships, and similar size (i.e., revenue and market capitalization). These peer group additions align with and support our continued positive growth trajectory.

American Eagle Outfitters, Inc. was removed from our peer group due to lagging financial performance and focus on mall-based retail locations. Tailored Brands, Inc. was removed from our peer group because it filed for Chapter 11 bankruptcy and is now a private company. Tiffany & Co. was removed from our peer group following its acquisition by LVMH.

The resulting fiscal 2021 peer group consists of the following 14 companies:

Fiscal 2021 Peer Group
Bed Bath & Beyond Inc.	Levi Strauss & Co	Tapestry, Inc.
Capri Holdings Limited	Lululemon Athletica Inc.	Ulta Beauty, Inc.
eBay Inc.	PVH Corp.	V.F. Corporation
The Gap, Inc.	Ralph Lauren Corporation	Wayfair Inc.
L Brands, Inc.	RH (Restoration Hardware Holdings)

Overview of Chief Executive Officer Compensation for Fiscal 2020

In an executive session at a meeting in March 2020, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s base salary, bonus target, and 2020 target equity value. For the second consecutive year, the Compensation Committee recommended keeping Ms. Alber’s base salary ($1,500,000), bonus target (200% of salary, or $3,000,000), and annual equity grant ($12,000,000; split evenly between PSUs and RSUs) unchanged for fiscal 2020. Consistent with prior years, the Committee also considered her individual performance, an assessment of market data, and her experience in her role.

With respect to the fiscal 2020 company-wide bonus pool, the company achieved a funding level of 175% of target funding, the maximum bonus funding level. The Compensation Committee determined the payout for Ms. Alber to be at 175% of her target bonus, in alignment with this company result.

Finally, the company exceeded the performance metrics targets with respect to the PSU grants made in 2018. Based on the formulaic, pre-set payout design, the PSUs vested at 200% of target. For Ms. Alber, whose target grant was 123,051 PSUs, the resulting payout was 246,102 shares.

Compensation Element	Level / Result
Base Salary	$1,500,000
Target Bonus %	200% of salary
Target Bonus $	$3,000,000
Performance-Based RSUs	$6,000,000
Time-Based RSUs	$6,000,000

FY 2020 Annual Bonus Achievement
Actual FY 2020 Bonus %	175% of target
Actual FY 2020 Bonus $	$5,250,000

FY 2018 – FY 2020 PSU Achievement
FY 2018 – 2020 PSU Target Shares	123,051 PSUs
FY 2018 – 2020 PSU Payout %	200% of target shares
FY 2018 – 2020 PSU Payout	246,102 PSUs

Components of Our Compensation Program, 2020 Decisions, and the Decision-Making Process

Our compensation program for our NEOs is made up of four components, as listed below, which are designed to create long-term value for stockholders and to attract, motivate, and retain outstanding executives. These components collectively provide target compensation that is significantly “at risk” and performance-based.

NEO Target Pay Mix

As shown in the charts below, approximately 54% of Ms. Alber’s target compensation is tied directly to performance conditions (bonus and PSUs). An additional 36% is “at risk” via service conditions and stock price (RSUs). The other NEOs, on average, have 37% of target compensation tied directly to performance conditions and another 45% “at risk.” We believe this mix of pay provides strong incentives for our NEOs to remain with the company and continue creating value for our stockholders and other prominent stakeholders.

Base Salary

In March 2020, the Compensation Committee reviewed and set the fiscal 2020 base salaries of our NEOs, based on individual performance, an analysis of each executive’s experience (as well as past, current and anticipated contributions to the company’s success), the Chief Executive Officer’s recommendations (other than with respect to her own base salary), each executive’s position relative to executives in our peer group, and other market data.

The following table shows the fiscal 2020 base salaries for the NEOs, which did not change from fiscal 2019.

Named Executive Officer	Fiscal 2020 Base Salary
Laura Alber	$1,500,000
Julie Whalen	$850,000
Alex Bellos	$850,000
Marta Benson	$850,000
Ryan Ross	$700,000

Annual Cash Bonus

Cash bonuses are awarded to our NEOs under the 2001 Incentive Bonus Plan, or the Bonus Plan, and paid only when threshold company and business objectives are met or exceeded.

At the beginning of each fiscal year, the Compensation Committee reviews and establishes individual bonus targets for each NEO and threshold, target, and maximum EPS goals under the Bonus Plan, which determine the funding pool from which executive bonuses are paid.

In addition, the Compensation Committee sets a threshold performance goal that must be achieved, which establishes the maximum bonus payable under the Bonus Plan to each NEO subject to the Compensation Committee’s discretion to reduce such amount. This threshold performance goal was positive net cash flow provided by operating activities, as disclosed on the company’s consolidated statements of cash flows. This threshold goal was met in fiscal 2020, and the Compensation Committee used negative discretion to determine the actual payout to each NEO based on achievement of the EPS goal and individual performance, as described below.

Fiscal 2020 Bonus Targets

At a meeting held in March 2020, the Compensation Committee reviewed the bonus targets under the Bonus Plan for each NEO. The Compensation Committee considered the recommendations of the Chief Executive Officer, which were informed by the following factors:

•	Each executive’s respective responsibilities;

•	The relationship of the bonus target to other compensation elements;

•	Whether the established bonus targets are effective in motivating our executives to deliver strong performance; and

•	The bonus targets set by our peer group.

In executive session at that meeting, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s bonus target against our peer group and concluded that her bonus target would remain unchanged for fiscal 2020.

The target bonuses as a percentage of base salary under the Bonus Plan remained unchanged for fiscal 2020 for our NEOs, as detailed in the table below.

The following table shows the target bonuses as a percentage of base salary under the Bonus Plan for fiscal 2020 for our NEOs, which did not change from fiscal 2019.

Named Executive Officer	Fiscal 2020 Target Bonus (as a Percentage of Base Salary)
Laura Alber	200%
Julie Whalen	100%
Alex Bellos	100%
Marta Benson	100%
Ryan Ross	100%

Our Bonus Performance Goal – EPS

The pool from which company-wide bonuses are paid depends on our achievement of an annual EPS goal established by the Compensation Committee. For fiscal 2020, the Compensation Committee set a diluted EPS target of $4.88. Actual EPS for fiscal 2020 is measured under the Bonus Plan by excluding the impact of extraordinary non-recurring charges or unusual items from GAAP EPS for fiscal 2020 and including any amounts payable to covered employees under the Bonus Plan. The company achieved performance of non-GAAP EPS of $9.04, or an achievement at a funding level of 175% of target funding. Additional design details and results are provided on page 55.

Individual and Business Unit Bonus Objectives

Once the bonus pool has been funded based on EPS performance under the Bonus Plan, and once the threshold performance goal is achieved, which establishes the maximum potential bonus payable under the Bonus Plan to each NEO subject to the Compensation Committee’s discretion to reduce such amount, individual performance is assessed in order to determine the payout of bonuses from the pool. The Compensation Committee believes that the achievement of individual objectives is critical to the overall success of the company and, as such, bonuses are paid, in part, to reflect individual achievement. For example, if an executive fails to fully meet some or all individual objectives, the executive’s bonus may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may exceed the Bonus Plan’s funding level percentage and may be subject to less or no reduction from the maximum amount payable to the executive, based on our achievement of the threshold positive net cash flow goal described above.

The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session in which the Chief Executive Officer is not present. In March 2021, the Compensation Committee reviewed the fiscal 2020 performance of each NEO and considered the recommendations of the Chief Executive Officer for each of the NEOs other than herself. For fiscal 2020, the Compensation Committee approved the bonus payments in the table below under the Bonus Plan for each NEO, which were informed by the following factors:

•	Achievement of established financial and operating objectives for the company and each business unit; and

•

A qualitative assessment of each executive’s leadership accomplishments in the fiscal year (noting that accomplishments that increase stockholder return or that significantly impact future stockholder return are significant factors in the assessment of individual performance) as outlined in the “Key Accomplishments” table below.

Named Executive Officer	Fiscal 2020 Bonus Amount*	Fiscal 2020 Bonus (as a Percentage of Target)
Laura Alber	$5,250,000	175%
Julie Whalen	$1,500,000	176%
Alex Bellos	$2,000,000	235%
Marta Benson	$2,000,000	235%
Ryan Ross	$1,750,000	250%

*	Reflects the Compensation Committee’s exercise of discretion to reduce the maximum potential amount payable to the executive under the Bonus Plan for fiscal 2020.

Named Executive	Key Accomplishments
Laura Alber	Ms. Alber’s leadership has been instrumental to the company’s strong financial and stock-price performance and in making fiscal 2020 one of the company’s strongest years. Notably, fiscal 2020 saw ~90% EPS(1) growth, 17% comparable brand revenue growth and TSR that significantly exceeded the S&P 400 Index over both short (1-year) and longer-term (3-year) timeframes. Ms. Alber also led the company’s effective response to COVID-19 and has been a key proponent of driving the company’s ESG-related priorities.

Named Executive	Key Accomplishments

Julie Whalen	Ms. Whalen helped to deliver strong returns to stockholders of approximately $308 million in dividends and share repurchases. As a precaution during the COVID-19 pandemic, Ms. Whalen also led the company’s efforts to maintain a strong balance sheet and cash position by drawing down the company’s revolving credit line (which was subsequently repaid) and negotiating increased availability under the company’s credit facilities. She also oversaw an increase on the company’s non-GAAP ROIC(1) to 38.1%, which continues to be significantly above the industry average. Ms. Whalen also has been a key proponent of driving the company’s ESG-related priorities.

Alex Bellos	Under Mr. Bellos’ leadership, West Elm achieved comparable revenue growth of 15.2% in fiscal 2020. West Elm had its 11th consecutive year of double-digit revenue growth, while comparable revenue growth accelerated nearly 90 basis points. West Elm has become a leader in sustainable home goods retailing under Mr. Bellos’ leadership, which has consistently prioritized meeting and exceeding the brand’s ESG-related goals.

Marta Benson	Under Ms. Benson’s leadership, Pottery Barn had 15.2% comparable revenue growth in fiscal 2020, which was more than three and a half times higher than its comparable revenue growth last year and the highest comparable revenue growth in over a decade. Pottery Barn has become a leader in sustainable home goods retailing under Ms. Benson’s leadership, which has consistently prioritized meeting and exceeding the brand’s ESG-related goals.

Ryan Ross	In less than two years of Mr. Ross’s leadership, the Williams Sonoma brand returned to positive comparable revenue growth for fiscal 2019 and achieved comparable revenue growth of 23.8% in fiscal 2020, which made fiscal 2020 one of the brand’s most successful years ever.

(1)

A reconciliation of the GAAP to non-GAAP diluted earnings per share and the definition of non-GAAP Return on Invested Capital may be found on pages 10 to 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 17, 2021, which is incorporated herein by reference.

Long-Term Incentives

The third component of the company’s compensation program is long-term equity compensation. The Compensation Committee believes that equity compensation awards encourage our executives to work toward the company’s long-term business and strategic objectives and to maximize long-term stockholder returns. In addition, the Compensation Committee believes that equity awards incentivize executives to remain with the company. In determining the long-term incentive awards for fiscal 2020, the Compensation Committee considered the strong experience and individual performance of the executive team, the unvested value of equity awards remaining in fiscal 2020, and relevant market data.

In fiscal 2020, equity was granted to our NEOs in the form of PSUs and RSUs. PSUs were granted with variable payout based on achievement of three-year performance goals. The Compensation Committee believes that granting equity in the form of PSUs and RSUs drives strong performance, aligns each executive’s interests with those of stockholders, and provides an important and powerful retention tool.

Component	Weighting (CEO/NEOs)	Time Frame (Vesting)	Purpose	Performance Linkage
Performance-Based RSUs (PSUs)	50%/30%	3-year performance targets and cliff vesting	• Motivate achievement of the key indicators of company success that best drive stockholder value • Reward for attainment of long-term performance and stockholder value creation	• Equally weighted across scorecard of relevant financial metrics that are aligned with stockholder interests: ○ Revenue (3-year CAGR) ○ EPS (3-year CAGR)

Component	Weighting (CEO/NEOs)	Time Frame (Vesting)	Purpose	Performance Linkage

			• Attract and retain NEOs long-term • Provide opportunity to build ownership in the company	○ Operating Cash Flow (3-year average) ○ ROIC (3-year average) • Emphasis on stock price performance

Time-Based RSUs	50%/70%	4-year pro-rated vesting	• Attract and retain NEOs long-term • Provide opportunity to build ownership in the company • Align interests with stockholders	• Emphasis on stock price performance

PSUs earned are variable based on actual performance (subject to certain pre-established adjustments) relative to target, as follows:

Level	% of Target PSUs
Below Threshold	0%
Threshold	50%
Target	100%
Maximum (and above)	200%

The Compensation Committee established the three-year performance goals for the PSUs by reference to historical company performance, our fiscal 2020 budget, and our three-year earnings growth plan, which were presented to and reviewed by our Board of Directors. The PSU performance period will run from fiscal 2020 through fiscal 2022. We do not disclose the specific goals utilized due to confidentiality and competitive concerns. We believe that the goals were set at challenging levels (equal to or above prior-grant goals for all four metrics) and are fully aligned with the rigorous expectations and long-term interests of our stockholders.

In determining the type and number of equity awards granted to each NEO, the Compensation Committee considered the recommendations of the Chief Executive Officer, which were based on:

•	The executive’s performance and contribution to the profitability of the company;

•	The type and number of awards previously granted to each executive;

•	The executive’s outstanding equity awards;

•	The vesting schedule of the executive’s outstanding equity awards;

•	The optimal mix between long-term incentive awards and other types of compensation, such as base salary and bonus;

•	The relative value of awards offered by peer companies to executives in comparable positions; and

•	Additional factors, including increased responsibilities, succession planning, and retention strategy.

The Compensation Committee believes that each factor influences the number of shares appropriate for each individual and that no one factor is determinative.

In determining the long-term incentive grant for the Chief Executive Officer, the Compensation Committee considered several factors, including the company’s performance, the assessment by the Compensation Committee of the Chief Executive Officer’s performance, and peer market data.

Due to the unprecedented and uncertain nature of the COVID-19 pandemic and the challenge of setting meaningful goals, 3-year PSU goals were not set until August 2020. Therefore, the target long-term incentive value of awards at the time of grant in April 2020 that are listed in the table below differs from corresponding values that appear in the Summary Compensation Table. This is because, for accounting purposes, the PSU grant date fair value could not be determined until the PSU goals were set, which occurred in August 2020. Therefore, the PSU value in the Summary Compensation Table represents the grant date fair value at the time PSU goals were set in August 2020 ($93.17 grant date fair value per PSU), when our stock price was higher than our stock price on the April 2020 grant date ($49.25 per share), which resulted in the grant date fair value set forth in the Summary Compensation Table being higher than the target value.

Annual equity grants approved by the Compensation Committee in March 2020 and granted in April 2020 were as follows:

Named Executive Officer	Target Equity Value(1)	Number of Restricted Stock Units	Number of Performance Stock Units (at Target)
Laura Alber	$11,999,960	121,827	121,827
Julie Whalen	$2,999,965	42,639	18,274
Alex Bellos	$2,999,965	42,639	18,274
Marta Benson	$2,999,965	42,639	18,274
Ryan Ross	$2,499,930	35,532	15,228

(1)	Please see Grants of Plan-Based Award Table on page 74 for accounting values.

Additional	design details are provided on page 55.

PSUs Granted in Fiscal 2018

In fiscal 2018, the Compensation Committee granted PSUs to Ms. Alber, Ms. Whalen, Mr. Bellos, Ms. Benson, and Mr. Ross. The PSU grants made in 2018 were subject to achievement of three-year performance, weighted equally across four relevant financial metrics: Revenue (3-year CAGR), EPS (3-year CAGR), Operating Cash Flow (3-year average), and ROIC (3-year average). These performance metrics cover fiscal 2018 through fiscal 2020 and were established at the time of grant.

At the time of grant, the Compensation Committee set three-year performance targets for the PSUs covering the fiscal years 2018-2020. Actual performance resulted in the vesting of 200% of the target number of PSUs.

PSU Metric	Goal (at Target)	Actual	Payout (% of Target)
Revenue Growth (3-Year CAGR)	4%	8.6%	200%
EPS (3-Year CAGR)	4%	33.6%	200%
Operating Cash Flow (3-Year Avg.)	$525MM	$823MM	200%
ROIC (3-Year Avg.)	15.5%	23.4%	200%

		TOTAL	200%

Benefits Provided to Named Executive Officers

Subject to certain limited exceptions, all the benefits offered to our NEOs are offered broadly to our full-time associates. For example, a limited number of company executives are provided with reimbursement of financial consulting services up to $12,000 annually. The Compensation Committee believes that providing this assistance is prudent given the complexity of these executives’ compensation and financial arrangements and helps our NEOs maximize the compensation we pay to them. In addition, certain of our long-tenured employees receive benefits under a car allowance program that we no longer offer to new employees. We maintain an Executive Deferred Compensation Plan that is available to all U.S. employees at the level of Vice President and above and provides an opportunity for individual retirement savings on a tax- and cost-effective basis. We do not offer any company match to this benefit plan. We do not sponsor any additional supplemental executive retirement plans. Additionally, employees at the level of Director and above can participate in supplemental life insurance plans that offer enhanced benefits. We believe that these benefits allow our NEOs to concentrate on their responsibilities and our future success. The value of the benefits offered to each of the NEOs is detailed in the Other Annual Compensation from Summary Compensation Table on page 73.

Roles in Determining Executive Compensation

Role of Compensation Committee

Each year, the Compensation Committee determines appropriate business targets for the fiscal year and evaluates executives’ performance against those targets. As the Compensation Committee structures the executive compensation program, it considers the accounting and tax implications of each compensation element, as well as stockholder dilution from any equity awards. The Compensation Committee updates the Board of Directors regarding compensation decisions for executives and for the Chief Executive Officer, except for adjustments to the Chief Executive Officer’s base salary, which are determined by the independent members of the Board. The Compensation Committee’s role is further detailed in the Compensation Committee Charter, which is available on our website at ir.williams-sonomainc.com/governance.

In making pay decisions, the Compensation Committee reviews each executive’s past and current compensation and analyzes:

•	Each NEO’s achievement of established financial and operating objectives for that executive’s area of responsibility;

•	The compensation opportunity for each NEO relative to the compensation opportunity disclosed by companies in our peer group for the officer’s corresponding position, for each compensation element;

•	Internal positioning among the NEOs; and

•

Whether value and vesting terms of outstanding long-term incentive awards are sufficient to provide an appropriate balance of short and long-term incentives, drive sustained performance, and provide potential for appropriate reward.

Role of Our Chief Executive Officer and Management

The Chief Executive Officer is present at Compensation Committee meetings (except when her own compensation is being discussed) and makes recommendations regarding the compensation program in general and each executive’s compensation specifically. Her recommendations are made in the context of peer group and other relevant data and are based on a quantitative analysis and comparison of each executive’s performance against fiscal year business and strategic objectives and her qualitative evaluation of each executive’s contributions to the company’s long-term objectives. Further, she provides input on each executive’s respective responsibilities and growth potential, as well as each’s equity position and potential compensation payouts. Other members of management are also present at portions of Compensation Committee meetings to provide background information, as necessary.

Role of Independent Compensation Committee Consultant

For fiscal 2020, Pay Governance LLC became the independent executive compensation consultant for the Compensation Committee. Pay Governance LLC provides services only as directed by the Compensation Committee and has no other relationship with the company. The Compensation Committee has reviewed its relationship with Pay Governance LLC and has identified no conflicts of interest.

In fiscal 2020, Pay Governance LLC attended Compensation Committee meetings and provided periodic updates on relevant compensation trends and developments. In addition, Pay Governance provided advice and analysis on topics such as Say on Pay, stockholder outreach, disclosure, equity utilization, and non-employee director compensation.

Role of Market Data

The Compensation Committee, the Chief Executive Officer, and management believe that knowledge of general market practices and the specific compensation practices of our peer group, listed on page 60, is important in assessing the design and competitiveness of our compensation package. When market data is reviewed, it is considered as a reference point, rather than a fixed policy, for compensation positioning and decision-making. We do not set compensation to meet specific benchmarks or percentiles. When target total direct compensation was set at the beginning of fiscal 2020, the Compensation Committee confirmed the resulting competitive positioning was appropriate for each executive given their individual experience, complexity of role, business unit performance, and the company’s consistently strong operating performance and sustained revenue and earnings growth in recent years.

Additional Information

Executive Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for our NEOs. Executive stock ownership supports the company’s primary objective of creating long-term value for stockholders by aligning the executives’ interests directly with those of the company’s stockholders. Each executive is expected to maintain this minimum ownership while employed with us. The current guidelines for stock ownership are:

Position	Ownership Guideline
President and Chief Executive Officer	5x Base Salary
Other Named Executive Officers	2x Base Salary

The following equity holdings count toward the stock ownership guidelines: shares directly owned by the executive or his or her immediate family members; shares held in trust or any similar entity benefiting the executive or the executive’s immediate family; and shares owned through the Williams-Sonoma, Inc. 401(k) Plan. Unexercised stock appreciation rights, vested but unexercised stock options, performance shares with incomplete performance periods, and unvested restricted stock units or other full-value awards do not count towards the stock ownership guidelines listed above. We do not currently grant stock appreciation rights or stock options to our NEOs.

Executives covered under the ownership guidelines are required to retain at least 50% of the net after-tax shares received as a result of the release of restricted stock units until the applicable ownership guideline has been achieved. As of April 5, 2021, all our NEOs meet or exceed the stock ownership guidelines or comply with the stock retention requirements for vested restricted stock units that are designed to bring the executive up to the applicable ownership level. Ms. Alber’s personal wealth is tied to company performance, and as of April 5, 2021, she held stock worth 49x her base salary, well above the 5x guideline.

Double-Trigger Change of Control Provisions

Each of our NEOs is entitled to double-trigger change of control benefits under our 2012 EVP Level Management Retention Plan, other than our Chief Executive Officer, who is entitled to such benefits under an individual arrangement. None of our NEOs are provided with any type of “golden parachute” excise tax gross-up. We believe that our change of control arrangements are competitive compensation practices and meet the company’s objectives of:

•	Enhancing our ability to retain these key executives as such arrangements are an important component of competitive compensation programs;

•	Ensuring that our executives remain objective and fully dedicated to the company’s business and strategic objectives at a critical time;

•	Facilitating a smooth transition should a change in control occur;

•	Avoiding windfalls, which could occur if payments are made automatically as a result of the transaction; and

•

Mitigating any potential employer liability and avoiding future disputes or litigation by requiring a departing executive to sign a release agreement acceptable to us as a condition to receiving such payments and benefits.

The Compensation Committee has considered the total potential cost of the change of control arrangements provided to our NEOs and has determined that such cost is reasonable and reflects the importance of the objectives described above.

Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Management Retention Agreement” and the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Management Retention Plan,” beginning on page 78, for more information.

Severance Protection for the Chief Executive Officer

As previously disclosed, we have entered into a severance arrangement with Ms. Alber providing for certain severance benefits in the event of the termination of her employment without cause or if she resigns for good reason, in each case, outside of the change in control context. Such severance benefits are conditioned, among other things, on her execution of a release agreement. The Compensation Committee implemented this arrangement to ensure that she remains focused on the company’s business and strategic objectives rather than potential personal economic exposure and given that Ms. Alber’s departure in such circumstances is due, at least in part, to circumstances not within her control. The Compensation Committee has considered the total potential cost of her severance benefits and determined them to be reasonable.

Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Amended and Restated Employment Agreement with Laura Alber,” beginning on page 80, for more information.

RSU and PSU Vesting Provisions Upon Death, Disability, or Retirement

Additionally, consistent with the practice of many of our peers and to encourage our employees to remain employed with the company through the date of the applicable vesting event, grants of RSUs, including the PSUs granted to our NEOs, provide for pro-rata vesting upon death or disability, and upon retirement, full vesting in the case of time-based RSUs and pro-rata vesting in the case of PSUs. Retirement is defined as leaving the company at age 70 or later, with a minimum of 15 years of service. PSUs granted to our NEOs vest on a pro-rata basis subject to the achievement of the applicable performance goals in the event of death, disability, or retirement. Currently, none of our NEOs are retirement eligible.

Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Amended and Restated Employment Agreement with Laura Alber,” beginning on page 80, for more information.

Clawback Policy Following Financial Restatement

In March 2018, our Compensation Committee adopted a clawback policy regarding recovery of past payments or awards in the event of a financial restatement. In such event, the Compensation Committee will review all cash and equity awards that, in whole or in part, were granted or paid to, or earned by, our executive officers based on performance during the financial period subject to such restatement. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Committee may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the company an amount equal to all or any portion of the value from the grant, vesting, or payment of the award that would not have been realized or accrued based on the restated financial results.

Prohibition of Insider Trading, Hedging and Pledging Company Stock

Our Insider Trading Policy expressly bars hedging, derivative, or any other speculative transactions involving the company’s stock by all officers, employees, and members of the Board, and any consultants, advisors, and contractors to the company and its subsidiaries that the company designates, as well as members of the immediate families and households of these persons. Such prohibited transactions include hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions, or any short sale, “sale against the box,” or any equivalent transaction involving the company’s stock or the stock of certain business partners. We also prohibit such persons from pledging company stock to secure a loan, or from purchasing company stock on margin. In addition, we prohibit such persons from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and maintain a quarterly black-out window where applicable individuals may not trade.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the company’s Annual Report on Form 10-K for fiscal 2020.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Scott Dahnke, Chair
Frits van Paasschen

Summary Compensation Table for Fiscal 2020, Fiscal 2019, and Fiscal 2018

This table sets forth certain annual and long-term compensation earned by or granted to our Named Executive Officers. For more information on the realized pay of our Named Executive Officers, please see “Overview of Chief Executive Officer Compensation for Fiscal 2020” on page 61, “Components of Our Compensation Program, 2020 Decisions and the Decision-Making Process,” beginning on page 61, and “PSUs Granted in Fiscal 2018” on page 67.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Laura Alber	2020	$1,500,743		$17,350,601		$5,250,000	$32,182	$24,133,526
Director, President and	2019	$1,500,000	—	$11,999,941	—	$3,500,000	$28,503	$17,028,444
Chief Executive Officer	2018	$1,473,077	—	$21,999,903	—	$3,750,000	$31,186	$27,254,166

Julie Whalen	2020	$850,742		$3,802,559		$1,500,000	$18,995	$6,172,296
Executive Vice President,	2019	$836,541	—	$2,249,946	—	$1,000,000	$29,300	$4,115,787
Chief Financial Officer	2018	$800,010	—	$2,249,982	—	$1,000,000	$28,811	$4,078,803

Alex Bellos	2020	$850,000		$3,802,559		$2,000,000	$22,832	$6,675,391
President, West Elm Brand	2019	$823,077	—	$2,999,928	—	$1,600,000	$22,062	$5,445,067
	2018	$723,077	—	$1,999,989	—	$1,500,000	$9,591	$4,232,657

Marta Benson	2020	$850,742		$3,802,559		$2,000,000	$17,564	$6,670,865
President, Pottery Barn Brand	2019	$823,077	—	$2,499,959	—	$1,250,000	$16,621	$4,589,657
	2018	$736,539	—	$2,999,959	—	$900,000	$14,830	$4,651,328

Ryan Ross(7)	2020	$700,743		$3,168,744		$1,750,000	$45,079	$5,664,566
President, Williams Sonoma Brand	2019	$648,077	$660,000(8)	$2,749,864	—	$750,000	$248,961	$5,056,902

(1)

Variances in the salary column versus annual base salary rate are a result of the timing of paychecks issued in a given fiscal year, as well as the impact of a 53-week fiscal year in fiscal 2018 as compared to 52-week fiscal years in fiscal 2020 and 2019.

(2)

Represents the grant date fair value of awards granted in fiscal 2020, fiscal 2019 and fiscal 2018, as calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our stock on the trading day prior to the grant date of the awards (as determined in accordance with FASB ASC Topic 718) by the number of units granted. The number of restricted stock units and performance stock unit awards granted is determined by dividing the total monetary value of each award by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share. Pursuant to FASB ASC Topic 718, the grant date fair value of the fiscal 2020 performance stock unit awards was determined using our stock price on the trading day preceding the date the performance goals were set for such awards in August 2020 (the grant date for accounting purposes) ($93.17 per share), rather than our stock price on the trading day preceding the April 2020 grant date ($49.25 per share), which resulted in the grant date fair value being higher than the target value of such awards.

(3)

The amounts in the stock awards column include the fair market value of performance stock unit awards assuming probable achievement of the performance goal at target levels resulting in the following fair market values for the performance stock unit awards: Ms. Alber – $11,350,622 (fiscal 2020), $5,999,971 (fiscal 2019) and $5,999,967 (fiscal 2018) and; Ms. Whalen – $1,702,589 (fiscal 2020), $674,961 (fiscal 2019) and $674,985 (fiscal 2018); Mr. Bellos – $1,702,589 (fiscal 2020), $899,967 (fiscal 2019) and $599,992 (fiscal 2018); Ms. Benson – $1,702,589 (fiscal 2020), $749,982 (fiscal 2019), and $899,963 (fiscal 2018) ; and Mr. Ross $1,418,793 (fiscal 2020) and $624,949 (fiscal 2019), $149,986 (fiscal 2018). Assuming maximum achievement of the performance goal, the fair market value of those performance stock units would be: Ms. Alber – $22,701,244 (fiscal 2020), $11,999,941 (fiscal 2019) and $11,999,934 (fiscal 2018); Ms. Whalen – $3,405,178 (fiscal 2020), $1,349,921 (fiscal 2019) and $1,349,969 (fiscal 2018) ; Mr. Bellos – $3,405,178 (fiscal 2020), $1,799,934 (fiscal 2019) and $1,199,984 (fiscal 2018); Ms. Benson – $3,405,178 (fiscal 2020), $1,499,964 (fiscal 2019) and $1,799,927 (fiscal 2018); and Mr. Ross – $2,837,586 (fiscal 2020) and $1,249,898 (fiscal 2019).

(4)	Represents amounts earned under the company’s 2001 Incentive Bonus Plan for fiscal 2020, fiscal 2019 and fiscal 2018.

(5)	Details are provided in the Other Annual Compensation from Summary Compensation Table on page 73.

(6)	Excludes dividend equivalent payments, which were previously factored into the grant date fair value of disclosed equity awards.

(7)	Mr. Ross became a Named Executive Officer in fiscal 2019.

(8)

Represents a special, discretionary sign-on bonus of $660,000 that was awarded to Mr. Ross in connection with his promotion to President, Williams Sonoma Brand. The sign-on bonus is repayable ratably over a five-year period in the event Mr. Ross leaves the company or is terminated for cause within five years from the effective date of his promotion.

Other Annual Compensation from Summary Compensation Table

This table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation Table above.

	Fiscal Year	Life Insurance Premiums(1)	Matching Contribution to the 401(k) Plan(2)	Car Allowance	Executive Financial Services	Total
Laura Alber	2020	$5,382	$8,550	$6,000	$12,000	$32,182	(3)
	2019	$5,382	$8,346	$6,000	$ 8,775	$28,503
	2018	$4,878	$8,308	$6,000	$12,000	$31,186	(4)
Julie Whalen	2020	$3,945	$8,550	$6,000	—	$18,995	(5)
	2019	$2,915	$8,385	$6,000	$12,000	$29,300
	2018	$2,792	$8,019	$6,000	$12,000	$28,811
Alex Bellos	2020	$1,782	$8,550	—	$12,000	$22,832	(5)
	2019	$1,662	$8,400	—	$12,000	$22,062
	2018	$1,341	$8,250	—	—	$9,591
Marta Benson	2020	$8,514	$8,550	—	—	$17,564	(5)
	2019	$8,198	$8,423	—	—	$16,621
	2018	$7,348	$7,482	—	—	$14,830
Ryan Ross	2020	$2,581	$8,550	—	—	$45,079	(5)(6)
	2019	$2,268	$7,076	—	—	$248,961	(7)

(1)	Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(2)

Represents company matching contributions under our 401(k) plan. Similar to our other full-time employees, Named Executive Officers are eligible to participate in our 401(k) plan and received matching contributions from the company of up to $8,550 during calendar 2020, $8,400 during calendar 2019, and $8,250 during calendar 2018. Matching amounts above this maximum are due to differences between calendar and fiscal year contributions.

(3)	Includes a $250 Work from Home Stipend paid in fiscal 2020.

(4)	Does not include incremental cost of one-time personal use by Ms. Alber of the company airplane because she fully reimbursed the company for such cost.

(5)	Includes a $500 Work from Home Stipend paid in fiscal 2020.

(6)

Includes the following for Mr. Ross: a $33,448 tax restoration payment paid pursuant to the company’s relocation policy in connection with his promotion to President, Williams Sonoma Brand in July 2019, which required that Mr. Ross relocate from Portland, Oregon to San Rafael, California.

(7)

Includes the following for Mr. Ross: $109,684 in home sale and purchase assistance, $90,621 in moving and relocation expenses and a $39,312 tax restoration payment, in each case, paid pursuant to the company’s relocation policy in connection with his promotion to President, Williams Sonoma Brand in July 2019, which required that Mr. Ross relocate from Portland, Oregon to San Rafael, California.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the Named Executive Officers during fiscal 2020.

	Grant Date(1)	Compensation Committee Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (4)
				Threshold ($)	Target ($)(2)(3)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Laura Alber	—	—		—	$3,000,000	$10,000,000	—	—	—	—	—
	4/16/2020	3/25/2020	(5)	—	—	—	—	—	—	121,827	$5,999,980
	8/8/2020	3/25/2020	(6)	—	—	—	60,913	121,827	243,654	—	$11,350,622
	—	—		—	—	—	—	—	—	—	—
Julie Whalen	—	—		—	$850,000	$10,000,000	—	—	—	—	—
	4/16/2020	3/25/2020	(5)	—	—		—	—	—	42,639	$2,099,971
	8/8/2020	3/25/2020	(6)	—	—		9,137	18,274	36,548	—	$1,702,589
Alex Bellos	—	—		—	$850,000	$10,000,000	—	—	—	—	—
	4/16/2020	3/25/2020	(5)	—	—		—	—	—	42,639	$2,099,971
	8/8/2020	3/25/2020	(6)	—	—		9,137	18,274	36,548	—	$1,702,589
Marta Benson	—	—		—	$850,000	$10,000,000	—	—	—	—	—
	4/16/2020	3/25/2020	(5)	—	—		—	—	—	42,639	$2,099,971
	8/8/2020	3/25/2020	(6)	—	—		9,137	18,274	36,548	—	$1,702,589
Ryan Ross	—	—		—	$700,000	$10,000,000	—	—	—	—	—
	4/16/2020	3/25/2020	(5)	—	—		—	—	—	35,532	$1,749,951
	8/8/2020	3/25/2020	(6)	—	—		7,614	15,228	30,456	—	$1,418,793

(1)

The grant date for the performance stock unit awards represents the grant date of the awards as determined in accordance with FASB ASC 718, which is the date that the performance goals were set, while the approval date for the performance stock unit awards represents the date that the awards were approved by the Compensation Committee.

(2)	Target potential payment for each eligible executive pursuant to our established incentive targets.

(3)

The Compensation Committee established a threshold performance goal that needed to be satisfied in order for payments under our stockholder-approved 2001 Incentive Bonus Plan to be earned. For fiscal 2020, the Compensation Committee established the threshold performance goal for the 2001 Incentive Bonus Plan as positive net cash flow provided by operating activities as set forth in the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of discretion in determining whether to reduce bonus amounts from the maximum shown in the table above; the Compensation Committee typically expects to pay bonuses at target levels if the secondary performance goal is met at target. For fiscal 2020, the Compensation Committee set the secondary performance goal as an earnings per share target of $4.88 (excluding extraordinary non-recurring charges from GAAP EPS for fiscal 2020, including any amounts payable to covered employees under the 2001 Incentive Bonus Plan). As further described in the section entitled “Components of our Compensation Program, 2020 Decisions and the Decision-Making Process—Annual Cash Bonus” in the Compensation Discussion and Analysis on page 63, the 2001 Incentive Bonus Plan’s threshold performance goal was achieved and the secondary performance goal was achieved between target and maximum levels, and the Compensation Committee elected to apply its discretion in determining to reduce the actual amount to be paid to the Named Executive Officers under the 2001 Incentive Bonus Plan below the maximum potential payment shown in the table above.

(4)

Represents the grant date fair value of awards granted in fiscal 2020, as calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our stock on the trading day prior to the grant date of the awards (as determined in accordance with FASB ASC Topic 718) by the number of units granted. Pursuant to FASB ASC Topic 718, the grant date fair value of the fiscal 2020 performance stock unit awards was determined using our stock price on the trading day preceding the date the performance goals were set for such awards in August 2020 ($93.17 grant date fair value per unit), rather than our stock price on the trading day preceding the date that the Compensation Committee approved such awards in April 2020 ($49.25 per share), which resulted in the grant date fair value being higher than the target value of such awards.

(5)

Grants of restricted stock units. See the section entitled “Components of our Compensation Program, 2020 Decisions and the Decision Making Process—Long-Term Incentives” in the Compensation Discussion and Analysis beginning on page 65 and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 75 for more information regarding these grants.

(6)

Grants of performance stock units. See the section entitled “Components of our Compensation Program, 2020 Decisions and the Decision Making Process—Long-Term Incentives” in the Compensation Discussion and Analysis beginning on page 65 and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 75 for more information regarding these grants. The number of performance stock units granted appears in the “Maximum” column.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our Named Executive Officers on January 31, 2021.

	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
Laura Alber	121,827	(2)	$15,705,937	—		—
	—		—	121,827	(3)	$15,705,937
	78,098	(4)	$10,068,394	—		—
	—		—	104,130	(5)	$13,424,440
	61,526	(6)	$7,931,932	—		—
	246,102	(7)	$31,727,470	—		—
	23,127	(8)	$2,981,533	—		—
Julie Whalen	42,639	(2)	$5,497,020	—		—
	—		—	18,274	(3)	$2,355,884
	20,501	(4)	$2,642,989	—		—
	—		—	11,714	(5)	$1,510,169
	16,151	(6)	$2,082,187	—		—
	27,686	(7)	$3,569,279	—		—
	6,476	(8)	$834,886	—		—
Alex Bellos	42,639	(2)	$5,497,020	—		—
	—		—	18,274	(3)	$2,355,884
	27,334	(4)	$3,523,899	—		—
	—		—	15,619	(5)	$2,013,601
	14,356	(6)	$1,850,776	—		—
	24,610	(7)	$3,172,721	—		—
	6,190	(9)	$798,015	—		—
	2,313	(8)	$298,192	—		—
Marta Benson	42,639	(2)	$5,497,020	—		—
	—		—	18,274	(3)	$2,355,884
	22,779	(4)	$2,936,669	—		—
	—		—	13,016	(5)	$1,678,023
	21,534	(6)	$2,776,163	—		—
	36,914	(7)	$4,758,953	—		—
	5,551	(8)	$715,635	—		—
Ryan Ross	35,532	(2)	$4,580,785	—		—
	—		—	15,228	(3)	$1,963,194
	6,354	(10)	$819,158	—		—
	—		—	3,630	(11)	$467,980
	—		—	6,942	(5)	$894,963
	20,859	(12)	$2,689,142	—		—
	6,153	(6)	$793,245	—		—
	6,152	(7)	$793,116	—		—
	2,795	(13)	$360,331	—		—

(1)	Based on a stock price of $128.92, the closing price of our common stock on January 29, 2021, the last business day of fiscal 2020.

(2)

Represents restricted stock units granted on April 16, 2020. The restricted stock units vest as follows: (i) 25% of the units vest on April 16, 2021; (ii) 25% of the units vest on April 16, 2022; (iii) 25% of the units vest on April 16, 2023; and (iv) 25% of the units vest on April 16, 2024, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)

Represents performance stock units granted on April 16, 2020. The grant date for these purposes is the date that the Compensation Committee approved the grant of the performance stock units. The performance stock units vest on April 16, 2023, subject to continued service and achievement of performance criteria. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criteria are achieved and 50% if the threshold performance criteria are achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(4)

Represents restricted stock units granted on April 18, 2019. The restricted stock units vest as follows: (i) 25% of the units vested on April 18, 2020; (ii) 25% of the units vest on April 18, 2021; (iii) 25% of the units vest on April 18, 2022; and (iv) 25% of the units vest on April 18, 2023, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(5)

Represents performance stock units granted on April 18, 2019. The performance stock units vest on April 18, 2022, subject to continued service and achievement of performance criteria. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criteria are achieved and 50% if the threshold performance criteria are achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(6)

Represents restricted stock units granted on April 18, 2018. The restricted stock units vest as follows: (i) 25% of the units vested on April 18, 2019; (ii) 25% of the units vested on April 18, 2020; (iii) 25% of the units vest on April 18, 2021; and (iv) 25% of the units vest on April 18, 2022, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(7)

Represents performance stock units granted on April 18, 2018. The performance stock units will vest on April 18, 2021 because the performance criterion was achieved, which will result in payout of 200% of target. Payout is subject to the continued service requirement. See the section entitled “Components of our Compensation Program, 2020 Decisions, and the Decision-Making Process—PSUs Granted in Fiscal 2018” in the Compensation Discussion and Analysis beginning on page 67 for more information regarding the achievement of the performance criterion. In addition, upon vesting, the executive received a cash payment equal to dividends declared between the grant date and the vesting date.

(8)

Represents restricted stock units granted on May 1, 2017. The restricted stock units vest as follows: (i) 25% of the units vested on May 1, 2018; (ii) 25% of the units vested on May 1, 2019; (iii) 25% of the units vested on May 1, 2020; and (iv) 25% of the units vest on May 1, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(9)

Represents restricted stock units granted on June 5, 2017. The restricted stock units vest as follows: (i) 25% of the units vested on June 5, 2018; (ii) 25% of the units vested on June 5, 2019; (iii) 25% of the units vested on June 5, 2020; and (iv) 25% of the units vest on June 5, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(10)

Represents restricted stock units granted on July 10, 2019. The restricted stock units vest as follows: (i) 25% of the units vested on July 10, 2020; (ii) 25% of the units vest on July 10, 2021; (iii) 25% of the units vest on July 10, 2022; and (iv) 25% of the units vest on July 10, 2023, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(11)

Represents performance stock units granted on July 10, 2019. The performance stock units vest on April 18, 2022, subject to continued service and achievement of performance criteria. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criteria are achieved and 50% if the threshold performance criteria are achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(12)

Represents restricted stock units granted on March 13, 2019. The restricted stock units vest as follows: (i) 25% of the units vested on March 13, 2020; (ii) 25% of the units vested on March 13, 2021; (iii) 25% of the units vest on March 13, 2022; and (iv) 25% of the units vest on March 13, 2023, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(13)

Represents restricted stock units granted on September 6, 2017. The restricted stock units vest as follows: (i) 25% of the units vested on September 6, 2018; (ii) 25% of the units vested on September 6, 2019; (iii) 25% of the units vested on September 6, 2020; and (iv) 25% of the units vest on September 6, 2021, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock unit awards held by our Named Executive Officers during fiscal 2020.

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laura Alber	387,226	$24,418,365
Julie Whalen	49,329	$2,839,835
Alex Bellos	40,936	$2,603,491
Marta Benson	36,651	$2,062,488
Ryan Ross	24,519	$1,462,988

(1)	The value realized upon vesting is calculated as the closing price of our stock on the trading day prior to the vesting date multiplied by the number of units vested.

Pension Benefits

None of our Named Executive Officers received any pension benefits during fiscal 2020.

Nonqualified Deferred Compensation

The following table reflects amounts deferred under the Executive Deferred Compensation Plan by our Named Executive Officers Plan.

	Executive Contributions in Fiscal 2020 ($)(1)	Registrant Contributions in Fiscal 2020 ($)	Aggregate Earnings (Loss) in Fiscal 2020 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at January 31, 2021 ($)
Laura Alber	—	—	—	—	—
Julie Whalen	—	—	—	—	—
Alex Bellos	—	—	—	—	—
Marta Benson	$581,731	—	$100,952	—	$2,274,835
Ryan Ross	—	—	$14,267	—	$111,568

(1)	These amounts represent executive contributions attributable to fiscal 2020, and are included in the Summary Compensation Table for fiscal 2020 in the salary and bonus columns.

Participation in the Executive Deferred Compensation Plan is limited to a group of select management and highly compensated employees. In fiscal 2020, participants were able to defer up to 75% of their base salary and up to 100% of their bonus, net of applicable employment and withholding taxes and subject to a minimum deferral requirement (5% of salary). Participant accounts are not put aside in trust or any other funding vehicle, and the obligations of the company to pay are an unsecured promise to pay in the future. Although no investments are held in the plan, participant accounts track investment funds chosen by the participant from a specified list, and accounts are adjusted for earnings that the investments would have accrued had the investment fund been held by such participant accounts. Accounts are generally distributed at termination of employment, although a participant can make an election at the time of deferral to have the distribution occur at an earlier or later date. A choice of quarterly installments over 5, 10, 15 or 20 years, or a single lump sum, is available for terminations due to retirement or disability, as defined in the plan, if the account is over $15,000. All other distributions are paid as a single lump sum. The commencement of payments can be postponed, subject to advance election and minimum deferral requirements. At death, the plan may provide a death benefit funded by a life insurance policy, in addition to payment of the participant’s account.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Management Retention Agreement

We entered into an amended and restated management retention agreement with Laura Alber on September 6, 2012. The management retention agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033. All other terms are substantially the same as the EVP Retention Plan, as described below.

Management Retention Plan

Effective March 27, 2019, we amended and restated the 2012 EVP Level Management Retention Plan, or the EVP Retention Plan. The EVP Retention Plan restates substantially all of the material terms of the prior 2012 EVP Level Management Retention Plan. Each of Ms. Whalen, Mr. Bellos, Ms. Benson and Mr. Ross are subject to the EVP Retention Plan. The EVP Retention Plan will remain in effect through March 26, 2022, unless earlier terminated by the company in accordance with the plan.

If within 18 months following a change of control, an executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” then (i) 100% of such executive’s outstanding equity awards, including full value awards, with performance-based vesting where the payout is a set number or zero depending on whether the performance metric is obtained, will immediately become fully vested, except that if a full value award has performance-based vesting and the performance period has not been completed and the number of shares that can be earned is variable based on the performance level, a pro-rata portion of such executive’s outstanding equity awards will immediately become fully vested at the target performance level, and (ii) in lieu of continued employment benefits (other than as required by law), such executive will be entitled to receive payments of $3,000 per month for 12 months.

In addition, if, within 18 months following a change of control, the executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” such executive will be entitled to receive (i) severance equal to 200% of such executive’s base salary as in effect immediately prior to the change of control or such executive’s termination, whichever is greater, with such severance to be paid over 24 months, and (ii) 200% of the average annual bonus received by such executive in the last 36 months prior to the termination, with such severance to be paid over 24 months.

Each executive’s receipt of the severance benefits discussed above is contingent on such executive signing and not revoking a release of claims against us, such executive’s continued compliance with our Code of Business

Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), such executive not accepting employment with one of our competitors, and such executive’s continued non-disparagement of us. In the event that the severance payments and other benefits payable to an executive under a retention agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits (such provision, a “better after-tax” provision).

For purposes of the EVP Retention Plan, “cause” means: (i) an act of dishonesty made by the executive in connection with his or her responsibilities as an employee; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics; or (vi) the executive’s continued failure to perform his or her employment duties after he or she has received a written demand of performance which specifically sets forth the factual basis for the belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance within 30 days after receiving such notice.

For purposes of the EVP Retention Plan, “change of control” means the occurrence of any of the following events: (i) a change in the ownership of the company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the company will not be considered a change of control; or (ii) a change in the effective control of the company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; provided, however, that for purposes of this subsection (ii), if any Person is considered to effectively control the company, the acquisition of additional control of the company by the same Person will not be considered a change of control; or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the company’s assets: (A) a transfer to an entity that is controlled by the company’s stockholders immediately after the transfer, or (B) a transfer of assets by the company to: (1) a stockholder of the company (immediately before the asset transfer) in exchange for or with respect to the company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the company. Notwithstanding the foregoing, a transaction shall not be deemed a change of control unless the transaction qualifies as a change in the ownership of the company, change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets, each within the meaning of Section 409A.

For purposes of the EVP Retention Plan, “good reason” means, without the executive’s consent, (i) a material reduction in his or her annual base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of his or her authority, duties or responsibilities, (iii) the executive ceasing to report directly to a specified individual or the Board of the company or the entity holding all or substantially all of the company’s assets following a change of control, or (iv) relocation of the executive to a location more than 50 miles from the company’s San Francisco, California main office location. In addition, upon any such voluntary termination for good reason, the executive must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence, and the company must be provided with at least 30 days from the receipt of the notice to remedy the condition.

Amended and Restated Employment Agreement with Laura Alber

We entered into an amended and restated employment agreement with Laura Alber, effective as of September 6, 2012, which amended and restated the prior agreement entered into with Ms. Alber, effective May 26, 2010. The employment agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033 and referencing Ms. Alber’s then current base salary of $1,300,000. If we terminate Ms. Alber’s employment without “cause,” if she terminates her employment with us for “good reason,” or if her employment is terminated due to her death or “disability,” she will be entitled to receive (i) severance equal to 24 months of her base salary to be paid over 24 months, (ii) a lump sum payment equal to 200% of the average annual bonus received by her in the last 36 months prior to the termination, (iii) in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 18 months, and (iv) accelerated vesting of her then-outstanding equity awards that vest solely based upon Ms. Alber’s continued service by up to an additional 18 months’ of vesting credit, and if the awards were subject to cliff-vesting of more than one year, the cliff-vesting provision will be lifted and vesting credit given as if the award had been subject to monthly vesting, and equity awards subject to performance-based vesting will remain outstanding through the date upon which the achievement of the applicable performance milestones are certified with such awards paid out, subject to the attainment of the applicable performance milestones, to the same extent and at the same time as if Ms. Alber had remained employed through the 18-month anniversary of her termination date. Ms. Alber’s receipt of the severance benefits discussed above is contingent on her signing and not revoking a release of claims against us, her continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), her not accepting employment with one of our competitors, and her continued non-disparagement of us.

For purposes of the employment agreement with Ms. Alber, “cause” is defined as (i) an act of dishonesty made by her in connection with her responsibilities as an employee, (ii) Ms. Alber’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Ms. Alber’s gross misconduct, (iv) Ms. Alber’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom she owes an obligation of nondisclosure as a result of her relationship with the company, (v) Ms. Alber’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics, or (vi) Ms. Alber’s continued failure to perform her employment duties after she has received a written demand of performance from the Board which specifically sets forth the factual basis for the Board’s belief that she has not substantially performed her duties and has failed to cure such non-performance to the company’s satisfaction within 30 days after receiving such notice.

For purposes of the employment agreement with Ms. Alber, “disability” means Ms. Alber (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering company employees.

For purposes of the employment agreement with Ms. Alber, “good reason” is defined as, without Ms. Alber’s consent, (i) a reduction in her base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of her authority or responsibilities, (iii) a reduction of Ms. Alber’s title, (iv) Ms. Alber ceasing to report directly to the Board of Directors, or (v) the Board of Directors failing to re-nominate Ms. Alber for Board membership when her Board term expires while she is employed by the company. In addition, upon any such voluntary termination for good reason, Ms. Alber must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of January 31, 2021 if her employment had been terminated in various situations, without taking into account the “better after-tax” provision or applicable taxes.

Compensation and Benefits	Termination Without Cause or for Good Reason (No Change-of-Control)		Termination Without Cause or for Good Reason (Change-of- Control)		Death/Disability
Base Salary(1)	$3,000,000		$3,000,000		$3,000,000(2)
Bonus Payment(3)	$6,833,333		$6,833,333		$6,833,333(2)
Equity Awards(4)(5)	$74,426,418	(6)	$81,681,907	(7)	$74,426,418(6)
Health Care Benefits(8)	$54,000		$36,000		$54,000

(1)	Represents 200%, or 24 months, of Ms. Alber’s base salary as of January 31, 2021.

(2)	Will be reduced by the amount of any payments Ms. Alber receives through company-paid insurance policies.

(3)	Represents 200% of the average annual bonus received by Ms. Alber in the 36-month period prior to January 29, 2021.

(4)	Value is based on a stock price of $128.92, the closing price of our common stock on January 29, 2021, the last business day of fiscal 2020.

(5)	For illustrative purposes only, performance stock units are estimated at target.

(6)	Represents the sum of (i) $33,358,823 for acceleration of vesting of 258,756 restricted stock units and (ii) $41,067,595 for acceleration of vesting of 318,551 performance stock units.

(7)	Represents the sum of (i) $36,687,796 for acceleration of vesting of 284,578 restricted stock units and (ii) $44,994,111 for acceleration of vesting of 349,008 performance stock units.

(8)	Based on a monthly payment of $3,000 to be paid by the company for 18 months or 12 months, as applicable, in lieu of continued employment benefits.

All Other Named Executive Officers

Except as described above in connection with a termination following a change of control of the company, the other Named Executive Officers are generally not entitled to severance benefits in connection with their termination for good reason or involuntary termination. The following table describes the payments and/or benefits which would have been owed by us to the Named Executive Officers as of January 31, 2021 under the EVP Retention Plan if, within 18 months following a change of control of the company, the executive’s employment was terminated by us without cause, or by the executive for good reason, without taking into account the “better after-tax” provision or applicable taxes.

Potential Double-Trigger Change in Control Benefits
Name	Base Salary(1)	Bonus Payment(2)	Equity Awards(3)		Health Care Benefits(4)
Julie Whalen	$1,700,000	$1,833,333	$16,707,774	(5)	$36,000
Alex Bellos	$1,700,000	$2,566,667	$17,923,748	(6)	$36,000
Marta Benson	$1,700,000	$1,933,333	$18,338,870	(7)	$36,000
Ryan Ross	$1,400,000	$1,200,000	$12,965,355	(8)	$36,000

(1)	Represents 200% of each Named Executive Officer’s base salary as of January 31, 2021.

(2)	Represents 200% of the average annual bonus received by each Named Executive Officer in the 36-month period prior to January 31, 2021.

(3)	Value is based on a stock price of $128.92, the closing price of our common stock on January 29, 2021, the last business day of fiscal 2020.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

(5)	Represents the sum of (i) $11,057,082 for acceleration of vesting of 85,767 restricted stock units and (ii) $5,650,692 for acceleration of vesting of 43,831 performance stock units.

(6)	Represents the sum of (i) $11,967,901 for acceleration of vesting of 92,832 restricted stock units and (ii) $5,955,846 for acceleration of vesting of 46,198 performance stock units.

(7)	Represents the sum of (i) $11,925,487 for acceleration of vesting of 92,503 restricted stock units and (ii) $6,413,383 for acceleration of vesting of 49,747 performance stock units.

(8)	Represents the sum of (i) $9,242,661 for acceleration of vesting of 71,693 restricted stock units and (ii) $3,722,694 for acceleration of vesting of 28,876 performance stock units.

Acceleration Provisions Under Equity Award Agreements and 2001 LTIP

Restricted stock units and performance stock units were granted to our Named Executive Officers in each of fiscal 2020, fiscal 2019, and fiscal 2018. Pursuant to our equity award agreements, our Named Executive Officers are eligible for pro-rata accelerated vesting of their equity awards in the event of a Named Executive Officer’s death or “disability,” and upon “retirement,” full vesting in the case of time-based restricted stock units and pro-rata vesting in the case of performance-based restricted stock units. Such accelerated vesting benefits are subject to the achievement of performance goals in the case of performance stock units. The performance stock units also provide that upon a “change in control,” the performance goals shall be deemed satisfied at target and, for purposes of any severance and corporate transaction vesting provisions, the performance stock units will generally be treated in the same manner as a time-based restricted stock unit award covering the number of shares based on such deemed target performance.

For purposes of the equity awards, “disability” means the occurrence of any of the following events: (i) the executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months; (ii) the executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the company’s accident and health plan covering the company’s employees; or (iii) the executive has been determined to be totally disabled by the Social Security Administration.

For purposes of the equity awards, “retirement” means the executive’s termination of employment for a reason other than “cause,” “disability,” or death subsequent to the executive having attained age 70 and having been employed by the company for at least 15 years. Currently, none of the Named Executive Officers satisfy the requirements for “retirement.”

For purposes of the equity awards, “cause” means: (i) embezzlement, theft or misappropriation by the executive of any property of any of the company; (ii) the executive’s breach of any fiduciary duty to the company; (iii) the executive’s failure or refusal to comply with laws or regulations applicable to the company and their businesses or the policies of the company governing the conduct of its employees or directors; (iv) the executive’s gross incompetence in the performance of their job duties; (v) the executive’s commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) the executive’s failure to perform duties consistent with a commercially reasonable standard of care; (vii) the executive’s failure or refusal to perform job duties or to perform specific directives of the executive’s supervisor or designee, or the senior officers or the Board; or (viii) any gross negligence or willful misconduct by the executive resulting in loss to the company or damage to the reputation of the company.

For purposes of the equity awards, “change in control” generally has the same meaning as “change in control” under the EVP Retention Plan or in the Named Executive Officer’s employment agreement, as applicable.

In addition, our 2001 Long-Term Incentive Plan provides that, in the event of a merger or sale of all or substantially all of the assets of the company, a liquidation or dissolution of the company or a corporate reorganization of the company, equity awards held by all plan participants (including our Named Executive Officers) will vest in full immediately prior to such transaction to the extent they are terminated at the time of such transaction without provision to the holder of an equivalent substitute award. The following table describes the benefits which would have been paid to our Named Executive Officers under these provisions had they been fully triggered on January 31, 2021. None of our Named Executive Officers were eligible to retire on January 31, 2021.

Name	Death/Disability (1)(2)	Award Termination (No Substitute Award) (1)(2)
Laura Alber	$46,066,726(3)(4)	$81,681,907(9)
Julie Whalen	$9,137,076(5)	$16,707,774(10)
Alex Bellos	$9,842,913(6)	$17,923,748(11)
Marta Benson	$10,412,997(7)	$18,338,870(12)
Ryan Ross	$6,396,624(8)	$12,965,355(13)

(1)	Value is based on a stock price of $128.92, the closing price of our common stock on January 29, 2021, the last business day of fiscal 2020.

(2)	For illustrative purposes only, performance stock units are estimated at target.

(3)	Under her employment agreement, Ms. Alber may be entitled to greater acceleration in the event of her death or disability, as described above in the table on page 81.

(4)	Represents the sum of (i) $20,749,416 for acceleration of vesting of 160,948 restricted stock units and (ii) $25,317,310 for acceleration of vesting of 196,380 performance stock units.

(5)	Represents the sum of (i) $ 6,252,233 for acceleration of vesting of 48,497 restricted stock units and (ii) $2,884,843 for acceleration of vesting of 22,377 performance stock units.

(6)	Represents the sum of (i) $6,846,168 for acceleration of vesting of 53,104 restricted stock units and (ii) $2,996,745 for acceleration of vesting of 23,245 performance stock units.

(7)	Represents the sum of (i) $6,885,101 for acceleration of vesting of 53,406 restricted stock units and (ii) $3,527,896 for acceleration of vesting of 27,365 performance stock units.

(8)	Represents the sum of (i) $4,949,239 for acceleration of vesting of 38,390 restricted stock units and (ii) $1,447,385 for acceleration of vesting of 11,227 performance stock units.

(9)	Represents the sum of (i) $36,687,796 for acceleration of vesting of 284,578 restricted stock units and (ii) $44,994,111 for acceleration of vesting of 349,008 performance stock units.

(10)	Represents the sum of (i) $11,057,082 for acceleration of vesting of 85,767 restricted stock units and (ii) $5,650,692 for acceleration of vesting of 43,831 performance stock units.

(11)	Represents the sum of (i) $11,967,901 for acceleration of vesting of 92,832 restricted stock units and (ii) $5,955,846 for acceleration of vesting of 46,198 performance stock units.

(12)	Represents the sum of (i) $11,925,487 for acceleration of vesting of 92,503 restricted stock units and (ii) $6,413,383 for acceleration of vesting of 49,747 performance stock units.

(13)	Represents the sum of (i) $9,242,661 for acceleration of vesting of 71,693 restricted stock units and (ii) $3,722,694 for acceleration of vesting of 28,876 performance stock units.

CEO Pay Ratio

We are required to disclose the annual total compensation of the Chief Executive Officer, the median of the annual total compensation of all employees of the company and its subsidiaries excluding the Chief Executive Officer (“Median Employee”) and the ratio of those two amounts (“CEO Pay Ratio”) for fiscal 2020. The annual total compensation of our Chief Executive Officer was $24,133,526 in fiscal 2020, as reflected in the Summary Compensation Table above. Based on reasonable estimates, the annual total compensation of the Median Employee was $19,476 for fiscal 2020. Accordingly, for fiscal 2020, the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all of our other employees was 1,239 to 1. The Median Employee for fiscal 2020 was a Customer Service Representative located in Florida, who was hired in the second quarter of fiscal 2020. In preparation for and during our holiday selling season in the fourth quarter of our fiscal year, we hire a substantial number of temporary and seasonal employees, primarily in our retail stores, customer care centers and distribution facilities, who are included in the determination of the median employee. If we exclude permanent part-time, temporary and seasonal employees from our pay ratio calculation, the median annual total compensation of the remaining employees increases to $44,297, which would result in a ratio of 545 to 1.

The annual total compensation used to identify our Median Employee for fiscal 2020 was determined based on all taxable wages earned in fiscal 2020 for each individual who was employed on the last day of the fiscal year. We also converted all relevant employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable exchange rate as of the end of the fiscal year.

Incentive Award Committee

Pursuant to its charter and the 2001 Long-Term Incentive Plan, the Compensation Committee may delegate the authority to make non-executive officer grants to two or more directors, one or more officers of the company, or otherwise in any manner permitted under applicable law. The Compensation Committee does not delegate any of its authority with respect to grants to executive officers and non-employee directors of the company. The Compensation Committee delegated to Scott Dahnke, the Chair of the Compensation Committee and Laura Alber the authority to grant equity to certain non-executive employees within a stated budget in connection with the company’s annual equity grants for fiscal 2020.

The Compensation Committee also appointed an Incentive Award Committee consisting of Laura Alber and Julie Whalen for fiscal 2020. The Compensation Committee delegated to the Incentive Award Committee the authority to grant equity awards under the company’s 2001 Long-Term Incentive Plan within certain prescribed limits to non-executive officer employees with a corporate rank at or below Senior Vice President. The Chief Executive Officer believes it is important to provide our associates with long-term incentive vehicles that are directly linked to stockholder return. Granting equity-based incentives aligns the interests of our associates with those of our stockholders and reinforces the company’s pay-for-performance strategy. This delegation is reviewed by the Compensation Committee annually and includes limitations on the number of shares subject to the grants, both on an individual basis and in the aggregate. Reports of awards made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have policies in our Code of Business Conduct and Ethics that provide that employees must not engage in any transaction when an employee may face a real or perceived conflict of interest with the company. Our Code of Business Conduct and Ethics is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any stockholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors and principal stockholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors and principal stockholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our stockholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Indemnification Agreements

We have indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including coverage of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of April 5, 2021 by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director;

•	the Named Executive Officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each stockholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% stockholders is derived from the most recently available 13G filings.

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 days(1)	Total		Percent of Class(2)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	—	7,679,442		—	7,679,442	(3)	10.2%

Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	—	7,647,381		—	7,647,381	(4)	10.2%

BlackRock Inc. 55 East 52nd Street New York, NY 10055	—	6,616,543		—	6,616,543	(5)	8.8%

FMR LLC 245 Summer Street Boston, MA 02210	—	5,961,890		—	5,961,890	(6)	7.9%

Aristotle Capital Management, LLC 11100 Santa Monica Blvd., Suite 1700 Los Angeles, CA 90025	—	5,193,199		—	5,193,199	(7)	6.9%

Blackhill Capital, Inc. 161 Madison Avenue Morristown, NJ 07960	—	4,015,130		—	4,015,130	(8)	5.3%

Laura Alber	Director, Chief Executive Officer and President	405,551	(9)	356,481	762,032		1.0%

Julie Whalen	Executive Vice President, Chief Financial Officer	57,193	(10)	59,730	116,923		*

Alex Bellos	President, West Elm Brand	13,187		53,871	67,058		*

Marta Benson	President, Pottery Barn Brand	23,627		71,484	95,111		*

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 days(1)	Total	Percent of Class(2)
Ryan Ross	President, Williams Sonoma Brand	10,860		18,111	28,971	*

Scott Dahnke	Director	23,193	(11)	3,175	26,368	*

Esi Eggleston Bracey	Director Nominee	—		—	—	—

Anne Mulcahy	Director	4,491		1,918	6,409	*
William Ready	Director	659		1,918	2,577	*
Sabrina Simmons	Director	12,517		2,214	14,731	*

Frits van Paasschen	Director	8,962		1,981	10,943	*

All current executive officers and directors as a group (12 persons)	—	577,474	(12)	608,218	1,185,692	1.6%

*	Less than 1%.

(1)	Reflects exercisable restricted stock units vesting within 60 days of April 5, 2021 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(2)	Assumes settlement or vesting of awards included in footnote (1) into shares of our common stock with respect to the named individual. Based on 75,282,307 shares outstanding as of April 5, 2021.

(3)

The information above and in this footnote is based on information taken from the Schedule 13G of The Vanguard Group, Inc. filed with the Securities and Exchange Commission on February 10, 2021. The Vanguard Group, Inc. has shared voting power with respect to 52,990 shares, sole dispositive power with respect to 7,562,324 shares and shared dispositive power with respect to 117,118 shares.

(4)

The information above and in this footnote is based on information taken from the Schedule 13G filed by Capital Research Global Investors, a division of Capital Research and Management Company, with the Securities and Exchange Commission on February 16, 2021. Capital Research Global Investors has sole voting power with respect to 7,640,177 shares and sole dispositive power with respect to 7,647,381 shares.

(5)

The information above and in this footnote is based on information taken from the Schedule 13G/A of BlackRock Inc. filed with the Securities and Exchange Commission on February 1, 2021. BlackRock Inc. has sole voting power with respect to 6,344,180 shares and sole dispositive power with respect to 6,616,543 shares.

(6)

The information above and in this footnote is based on information taken from the Schedule 13G/A filed by FMR LLC and Abigail P. Johnson, a Director and the Chairman and the Chief Executive Officer of FMR LLC, with the Securities and Exchange Commission on February 8, 2021. FMR LLC has sole voting power with respect to 909,672 shares and sole dispositive power with respect to 5,961,890 shares. Ms. Johnson has sole voting power and sole dispositive power with respect to 5,961,890 shares.

(7)

The information above and in this footnote is based on information taken from the Schedule 13G/A filed by Aristotle Capital Management, LLC with the Securities and Exchange Commission on February 2, 2021. Aristotle Capital Management, LLC has sole voting power with respect to 2,007,659 shares and sole dispositive power with respect to 5,193,199 shares.

(8)

The information above and in this footnote is based on information taken from the Schedule 13G filed by Blackhill Capital, Inc. with the Securities and Exchange Commission on February 2, 2021. Blackhill Capital, Inc. has sole voting power with respect to 4,015,130 shares and sole dispositive power with respect to 4,015,130 shares.

(9)	Includes 15,464 shares held by Ms. Alber in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 5, 2021.

(10)	Includes 1,083 shares held by Ms. Whalen in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 5, 2021.

(11)

Includes 3,193 shares assigned to L Catterton Global Inc. While the Mr. Dahnke may be deemed to share voting and dispositive power with respect to the securities held by L Catterton Global Inc., Mr. Dahnke expressly disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(12)	Includes 16,765 shares held by the executive officers in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on statements dated April 5, 2021.

STOCKHOLDER PROPOSALS

Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 17, 2021 in order to be included in our Proxy Statement for the 2022 Annual Meeting.

In order to submit a proposal to be raised at the 2022 Annual Meeting that will not be included in our Proxy Statement for the 2022 Annual Meeting, stockholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws a stockholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at our Annual Meeting. To be timely under our Restated Bylaws, the notice must be received by our Secretary not less than 90 days or more than 120 days prior to June 2, 2022, the anniversary of our 2021 Annual Meeting. Therefore, stockholder proposals must be received by our Secretary at our principal executive offices between February 2, 2022 and March 4, 2022 in order to be raised at our 2022 Annual Meeting.

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2022 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2022 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals to be brought before the 2022 Annual Meeting must be delivered not later than the 90th day prior to the 2022 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and described under the section “Corporate Governance—Board Committees—Nominations, Corporate Governance and Social Responsibility Committee” about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

Any stockholder (or group of up to 20 stockholders) meeting our continuous ownership requirements of three percent (3%) or more of our common stock for at least three years who wishes to nominate a candidate or candidates for election in connection with our 2022 Annual Meeting and require us to include such nominees in our Proxy Statement and form of proxy for our 2022 Annual Meeting must submit a notice to our Secretary at our principal executive offices no later than December 17, 2021 and no earlier than November 17, 2021 (i.e., no later than the 120th day and no earlier than the 150th day before the one-year anniversary of the date on which we first mailed our proxy materials for our 2021 Annual Meeting). If the date of the 2022 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2021 Annual Meeting (the “Other Meeting Date”), the notice must be received at our principal executive offices not later than the close of business on the later of the 90th day prior to such Other Meeting Date or the 10th day following the date on which public announcement of the date of such meeting is first made by the us.

If we receive notice of a matter to come before the 2022 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Stockholder proposals should be sent to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

In this proxy statement, the company has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement, including in in the Corporate Governance Section, Proposal 2—Amendment of our 2001 Long-Term Incentive Plan, the Compensation Committee letter and the Compensation Discussion and Analysis. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect” anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our ESG and DEI strategies and initiatives, our estimated share usage under our 2001 Long-Term Incentive Plan, our response to the COVID-19 pandemic, our implementation of cost and capital reduction measures, our opportunities for growth, our expansion into global markets, our business initiatives and strategy, our annual revenue targets and stockholder engagement. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements, please refer to our SEC filings, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our 2020 Annual Report on Form 10-K. The company undertakes no obligation to update information in this proxy statement.

INFORMATION REFERENCED IN THIS PROXY STATEMENT

The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2020 as filed with the SEC, are available at our website at ir.williams-sonomainc.com/financial-reports-page and upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109.

San	Francisco, California
April	16, 2021

Exhibit A

WILLIAMS-SONOMA, INC.

2001 LONG-TERM INCENTIVE PLAN

Amending and restating the 2001 Long-Term Incentive Plan

SECTION 1.

PURPOSES AND DEFINITIONS

(a) Purposes. The purposes of the Plan are (i) to attract, retain and incent talented personnel with respect to positions of substantial responsibility at the Company and any Subsidiary; and (ii) to enable the officers, key employees and Non-employee Directors, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

(b) Effect of Amendment and Restatement. With respect to Awards made prior to the 2006 Effective Date, the 2010 Effective Date, the 2011 Effective Date, the 2015 Effective Date, the 2018 Effective Date, or the 2021 Effective Date, as applicable, amendments to the Plan (including any amendments and restatements of the Plan) made after the grant of the Award only apply to the extent that they (i) do not impair the rights of a Participant, unless otherwise agreed in writing by any such Participant and the Company, and (ii) do not enlarge the rights of an optionee to the extent such enlargement would disqualify an outstanding Incentive Stock Option or give rise to a compensation expense for financial accounting purposes.

(c) Definitions. The following terms are defined as set forth below:

“2006 Effective Date” means the date of the Company’s 2006 annual stockholders meeting.

“2010 Effective Date” means the date of the Company’s 2010 annual stockholders meeting.

“2011 Effective Date” means the date of the Company’s 2011 annual stockholders meeting.

“2015 Effective Date” means the date of the Company’s 2015 annual stockholders meeting.

“2018 Effective Date” means the date of the Company’s 2018 annual stockholders meeting.

“2021 Effective Date” means the date of the Company’s 2021 annual stockholders meeting.

“Administrator” means the Committee described in Section 2.

“Applicable Laws” means all applicable U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, stock-settled Dividend Equivalents and Deferred Stock Awards.

“Award Agreement” means a written or electronic agreement between the Company and the recipient of an Award specifying the terms and conditions of the Award. Each Award Agreement is subject to the terms and conditions of this Plan.

“Awarded Stock” means the Common Stock subject to an Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor tax code, along with related rules and regulations.

“Change of Control” means the occurrence of any of the following events: (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change of Control; or (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent necessary to avoid taxation under Section 409A, a transaction shall not be deemed a Change of Control unless the transaction qualifies as a change in the ownership of the Company, change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, each within the meaning of Section 409A.

“Committee” means the Committee of the Board referred to in Section 2.

“Company” means Williams-Sonoma, Inc., a Delaware corporation, and any successor thereto.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, unless otherwise provided in an Award Agreement.

“Deferred Stock Award” means an Award granted pursuant to Section 10.

“Dividend Equivalent” means a credit, payable in cash or stock, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant, which at the discretion of the Administrator may be deemed reinvested in additional shares of Stock covered by the Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the closing sales price for a share of Stock (or the closing bid, if no sales are reported) as quoted on the New York Stock Exchange on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable, or, if the shares of Stock cease to be traded on the New York Stock Exchange, the value which the Administrator determines most closely reflects the fair market value of the shares.

“Fiscal Year” means a fiscal year of the Company.

“Incentive Stock Option” means any Stock Option that is intended to qualify as, and is designated in writing in the related Option Award agreement as intending to constitute, an “incentive stock option” as defined in Section 422 of the Code.

“Non-employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals that may be applicable to an Award may consist of any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, or on an individual basis, and measured either on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or which may be adjusted when established to include or exclude any items otherwise excludable or includable under GAAP or under IASB Standards: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total stockholder return; (xiv) stock price; (xv) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; or (xxix) other objective financial metrics relating to the progress of the Company or to a Subsidiary, division or department thereof. The Performance Goals may differ from Participant to Participant and from Award to Award.

“Plan” means this 2001 Long-Term Incentive Plan, as amended and restated on June 2, 2021.

“Restricted Stock” means an Award granted pursuant to Section 8.

“Restricted Stock Unit” means an Award granted pursuant to Section 9.

“Retirement” means, except as otherwise set forth in an applicable Award Agreement, termination of employment (with respect to employees) or service (with respect to Non-employee Directors) on or after having attained at least 55 years of age and at least ten (10) years of completed service with the Company or its Subsidiaries.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, and any future regulation amending, supplementing or superseding such regulation.

“Stock” means the common stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means a stock-settled stock appreciation right granted pursuant to Section 7.

“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6 or previously granted under this Plan prior to its 2004 amendment and restatement.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Substitute Award” means an Award described in Section 3(d).

SECTION 2.

ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY

TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by a committee of not fewer than two (2) Non-employee Directors (the “Committee”). To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, or any successor definition. In addition, each member of the Committee shall meet the then applicable requirements and criteria of the New York Stock Exchange (or other market on which the Stock then trades) for qualification as an “independent director.”

(b) Delegation by the Administrator. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to two or more Directors of the Company or as otherwise may be consistent with Applicable Law; provided, however, that the Administrator may not delegate its authority and powers (a) with respect to any person who, with respect to the Stock, is subject to Section 16 of the Exchange Act, or (b) in any way which would jeopardize the Plan’s qualification under Applicable Laws.

(c) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents and Deferred Stock Awards, or any combination of the foregoing, granted to any one or more Participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) Subject to Section 2(d), to determine and modify from time to time the terms and conditions, including restrictions, consistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards;

(v) Subject to Section 2(d), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Sections 6(a)(iii) and 7(a)(iii), to extend at any time the post-termination period in which Stock Options or Stock Appreciations Rights may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;

(viii) to develop, approve and utilize forms of notices, Award Agreements and similar materials for administration and operation of the Plan;

(ix) to determine if any Award (other than Stock Options and Stock Appreciation Rights) shall be accompanied by the grant of a corresponding Dividend Equivalent; and

(x) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as the Administrator shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems necessary or advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan Participants.

(d) Minimum Vesting. Notwithstanding any contrary provision of this Section 2, all Awards granted under the Plan after the 2018 Effective Date will not vest in whole or in part prior to the one-year anniversary of the date of grant (excluding, for this purpose, any (i) Substitute Awards and (ii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders); provided, however, that up to 5% of the shares available for future distribution under the Plan immediately following the 2018 Effective Date may be granted pursuant to Awards without such minimum vesting requirement. Nothing in this Section 2(d) shall limit (i) the Administrator’s ability to grant Awards that are subject to agreements providing for accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or (ii) any rights to accelerated vesting in connection with a Transaction or Change of Control, whether set forth in the Plan or otherwise.

SECTION 3.

STOCK ISSUABLE UNDER THE PLAN; TERM OF PLAN;

RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a) Stock Issuable. Subject to the provisions of Section 3(c), 42,719,903 shares of Stock are reserved and available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. If any portion of an Award is forfeited, cancelled, satisfied without the issuance of Stock or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan. Subject to adjustment provided in Section 3(c), the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in this Section 3.1(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under Section 3(c).

Any shares subject to Options or SARs shall be counted against the numerical limits of this Section 3(a) as one share for every share subject thereto. With respect to Awards granted on or after the date of receiving stockholder approval of the amended Plan in 2006, any shares subject to Restricted Stock, Restricted Stock Units or Deferred Stock Awards with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant and, on or after the date of the 2015 annual stockholders meeting, any Dividend Equivalents payable in Stock shall be counted against the numerical limits of this Section 3(a) as one and nine-tenths shares for every one share subject thereto. To the extent that a share that was subject to an Award that counted as one and nine-tenths shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3(a), the Plan shall be credited with one and nine-tenths Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units or Deferred Stock Awards, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Restricted Stock, Restricted Stock Units or Deferred Stock Awards, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the numerical limits of Section 3(a) above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise (i.e., shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option or SAR shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. Any payout of Dividend Equivalents payable only in cash shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents payable in cash shall not increase the number of Shares available for issuance under the Plan. Any forfeiture of Dividend Equivalents payable in Stock shall increase the number of Shares available for issuance under the plan by one and nine-tenths shares for every one share of Dividend Equivalents forfeited. To the extent an Award under the Plan (other than a SAR or Option) is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan (and in the case of Options or SARs shall reduce the number of Shares available for issuance under the Plan by the number of Shares having a Fair Market Value equal to the cash delivered). Notwithstanding the foregoing, shares of Stock purchased by the Company with the proceeds of a Stock Option exercise shall not again be made available for issuance under the Plan.

(b) Term of Plan. This Plan shall continue in place until terminated by the Board as provided in Section 15. Notwithstanding the foregoing, Stock Options and Stock Appreciation Rights granted hereunder may, except as otherwise expressly provided herein, be exercisable for up to seven (7) years after the date of grant.

(c) Impact of Transactions. Subject to the provisions of Section 17, if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, subject to applicable law, the Administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Awards that can be granted to any one individual Participant in any calendar year, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Awards under the Plan, without changing the aggregate exercise price. The adjustment by the

Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the Substitute Awards be granted with such terms and conditions as the Administrator considers appropriate in the circumstances. Substitute Awards shall not reduce the shares of Stock available for issuance under the Plan, nor shall shares subject to a Substitute Award be added back to the shares of Stock available for issuance under the Plan as provided in Section 3(a) above. Additionally, subject to the rules of the applicable stock exchange on which the Stock is listed, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consolidation payable to holder of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares available for issuance under the Plan (and shares subject to such Awards shall not be added back to the shares available for Awards under the Plan as provided in Section 3(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to receive Awards as set forth in Section 4 below prior to such acquisition or combination.

SECTION 4.

ELIGIBILITY

Those persons eligible to participate in the Plan shall be officers, employees and Non-employee Directors of the Company, its Parent and any Subsidiaries. Selection of Participants shall be made from time to time by the Administrator, in its sole discretion.

SECTION 5.

LIMITATIONS

(a) Stock Options and SARs. A Participant can receive no more than one million shares of Stock in the aggregate covered by Stock Options or SARs during any one calendar year, subject to adjustment under Section 3(c).

(b) Restricted Stock, Restricted Stock Units and Deferred Stock Awards. A Participant can receive grants covering no more than one million shares of Stock in the aggregate covered by Restricted Stock, Restricted Stock Units or Deferred Stock Awards during any one calendar year, subject to adjustment under Section 3(c). Awards subject to variable payout will be counted at maximum payout for this purpose. For the avoidance of doubt, the limits set forth in this Section 5(b) shall not be subject to the one to one and nine-tenths share ratio described in Section 3(a) and shall be applied on a one-for-one share ratio basis.

SECTION 6.

STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company, its Parent or any Subsidiary. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Non-Qualified Stock Option.

(a) Stock Option Grants. The Administrator, in its discretion, may grant Stock Options to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Options granted pursuant to this Section 6(a) shall not include the right to dividends, Dividend Equivalents or other similar distribution rights and shall be subject to the following terms and conditions and each Stock Option Award Agreement shall contain such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(b) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, a Stock Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Stock Option is granted as a Substitute Award, except as would result in taxation under Code Section 409A, the loss of Incentive Stock Option status or would violate Applicable Law.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than seven (7) years after the date the option is granted. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Subject to Section 2(d), Stock Options shall vest and become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator; provided, however, that all Stock Options must be exercised within seven (7) years of the date they become exercisable or they shall automatically expire. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. To the extent permitted by Applicable Law, payment of the purchase price may be made by one or more of the following methods to the extent provided in the Award Agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months (or shorter period, if any, required to avoid adverse accounting or other consequences), if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that the payment method described in this Section 6(a)(iv)(C) shall not be available to an optionee who is subject to the reporting and other provisions of Section 16 of the Exchange Act unless the optionee and the broker comply with such procedures and enter into such agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) By a net exercise procedure.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the

Company of the full purchase price for such shares and fulfilling any other requirements contained in the Stock Option or Applicable Laws.

(f) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year in excess of $100,000, it shall constitute a Non-Qualified Stock Option.

(g) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, an optionee’s rights in all Stock Options shall automatically terminate ninety (90) days following optionee’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Options of such optionee may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Options by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the Options or one hundred eighty (180) days from the date of such optionee’s death. Additionally, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Options held by the optionee on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Options or one hundred eighty (180) days from the date of the termination of the optionee’s employment.

(h) Notice to Company of Disqualifying Disposition. Each employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Stock before the later of:

(i) two years after the date the employee was granted the Incentive Stock Option, or

(ii) one year after the date the employee acquired Stock by exercising the Incentive Stock Option.

If the employee has died before such stock is sold, these holding period requirements do not apply.

SECTION 7.

STOCK APPRECIATION RIGHTS

Any Stock Appreciation Right granted under the Plan shall be in such form as the Administrator may from time to time approve.

(a) Stock Appreciation Right Awards. The Administrator, in its discretion, may award Stock Appreciation Rights to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Appreciation Rights awarded pursuant to this Section 7(a) shall not include the right to dividends, Dividend Equivalents or other similar distribution rights and shall be subject to the following terms and conditions and each Stock Appreciation Right Award Agreement shall be subject such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(b) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with an exercise price lower than the minimum exercise price set forth above if such Stock Appreciation Right is granted as a Substitute Award, except as would result in taxation under Code Section 409A or would violate Applicable Law.

(c) SAR Term. The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than seven (7) years after the date of grant.

(d) Exercisability; Rights of a Stockholder. Subject to Section 2(d), Stock Appreciation Rights shall vest and become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator in an Award Agreement; provided, however, that all Stock Appreciation Rights must be exercised within seven (7) years of the date they become exercisable or they shall automatically expire. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Appreciation Right and not as to unexercised Stock Appreciation Rights. (e) Method of Exercise. Stock Appreciation Rights may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company solely in shares of Stock equal in value to an amount determined by multiplying the difference between the Fair Market Value of a share of Stock on the date of exercise over the exercise price times the number of shares of Stock with respect to which the SAR is exercised, rounded down to the nearest whole share.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be delivered pursuant to the exercise of a Stock Appreciation Right will be contingent upon fulfilling any requirements contained in the Stock Appreciation Right Award or Applicable Laws.

(f) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, a Participant’s rights in all Stock Appreciation Rights shall automatically terminate ninety (90) days following his or her termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Appreciation Rights of such Participant may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Appreciation Rights by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the SARs or one hundred eighty (180) days from the date of such Participant’s death. Additionally, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Appreciation Rights held on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Appreciation Rights or one hundred eighty (180) days from the date of the termination of employment.

SECTION 8.

RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). A Restricted Stock Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Without limitation, conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Stockholder. Upon execution of the Restricted Stock Award Agreement and paying any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the voting of the

Restricted Stock, subject to such terms and conditions as may be contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, certificates (as described in Section 18(b)) evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the Participant may be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price (which may be zero), from the Participant or the Participant’s legal representative.

(d) Vesting of Restricted Stock. Subject to Section 2(d), the Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Company’s right of repurchase or forfeiture shall lapse, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator.

(e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or reinvestment (in the form of additional Restricted Stock) of dividends paid on the Restricted Stock, provided, however, that any dividends payable with respect to Restricted Stock that is subject to performance conditions and shall be held in escrow or deemed reinvested in additional shares of Restricted Stock until the achievement of the applicable performance conditions and shall otherwise be subject to all of the same conditions applicable to payment of the Restricted Stock.

SECTION 9.

RESTRICTED STOCK UNIT AWARDS

(a) Nature of Restricted Stock Unit Awards. A Restricted Stock Unit Award entitles the Participant to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (a “Restricted Stock Unit”). A Restricted Stock Unit Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Without limitation, conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Stockholder. A Participant shall have the rights of a stockholder only as to shares acquired upon the delivery of shares of Stock pursuant to a Restricted Stock Unit Award and not as to any unvested or undelivered shares of Stock. Further, any Dividend Equivalents with respect to a Restricted Stock Unit Award that is subject to performance conditions shall be held in escrow or deemed reinvested in additional Restricted Stock Units until the achievement of the applicable performance conditions and shall otherwise be subject to all of the same conditions applicable to the Restricted Stock Unit Award.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Restricted Stock Unit, to the extent not then vested, shall be forfeited.

(d) Vesting of Restricted Stock Unit. Subject to Section 2(d), the Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Restricted Stock Unit shall vest, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator.

(e) Rights. Dividend Equivalent Rights with respect to a Restricted Stock Unit Award shall be subject to such vesting and payment terms as are determined by the Administrator. Further, any Dividend Equivalents with respect to a Restricted Stock Unit Award that is subject to performance conditions shall be held in escrow or deemed reinvested in additional Restricted Stock Units until the achievement of the applicable performance conditions and shall otherwise be subject to all of the same conditions applicable to the Restricted Stock Unit Award.

SECTION 10.

DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of a right to receive shares of Stock at the end of a specified deferral period. Subject to Section 2(d), the Administrator in its sole discretion shall determine the persons to whom and the time or times at which Deferred Stock Awards will be made, the number of shares of Stock covered by any Deferred Stock Award, the duration of the period (the “Deferral Period”) prior to which the Stock will be delivered, and the restrictions and other conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Deferred Stock Awards, including any vesting conditions. The Administrator may condition a Deferred Stock Award upon the attainment of specified performance goals by the Participant or by the Company or a Subsidiary, including a division or department of the Company or a Subsidiary for or within which the Participant is primarily employed, or upon such other factors or criteria as the Administrator shall determine.

The provisions of Deferred Stock Awards need not be the same with respect to any Participant. The Administrator may make Deferred Stock Awards independent of or in connection with the granting of any other Award under the Plan.

(b) Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions:

(i) Expiration of Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 10(b)(iv), where applicable), the Administrator shall deliver Stock to the Participant for the shares of Stock covered by the Deferred Stock Award.

(ii) Rights. Cash dividends or Dividend Equivalent Rights with respect to a Deferred Stock Award shall be subject to such vesting and payment terms as are determined by the Administrator. Further, any dividends and any Dividend Equivalents with respect to a Deferred Stock Award that is subject to performance conditions shall be held in escrow or deemed reinvested in additional Awards of the same type until the achievement of the applicable performance conditions and shall otherwise be subject to all of the same conditions applicable to the Deferred Stock Award.

(iii) Vesting Acceleration and Waiver. Based on such factors or criteria as the Administrator may determine, and subject to the minimum vesting requirements of Section 2(d), the Administrator may provide in the Award Agreement for the lapse of restrictions, conditions or deferral limitations in installments and may accelerate the vesting of all or any part of any Deferred Stock Award and waive such remaining restrictions, conditions or deferral limitations for all or any part of such Deferred Stock Award, subject to the requirements of Code Section 409A.

(iv) Election. A Participant may elect further to defer receipt of the shares of Stock payable under a Deferred Stock Award (or an installment thereof) for a specified period or until a specified event (an “Elective Deferral Period”), subject in each case to the Administrator’s approval, to such terms as are determined by the Administrator and to the requirements of Code Section 409A.

(c) Rights as a Stockholder. A Participant receiving a Deferred Stock Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate (as described in Section 18(b)) evidencing the acquisition of shares of Stock under a Deferred Stock Award only upon satisfaction of all conditions specified in the Deferred Stock Award Agreement.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Deferred Stock Award Agreement or, subject to Section 15 below, in writing after the Deferred Stock Award Agreement is issued, a Participant’s rights in all Deferred Stock Awards shall automatically terminate upon the Participant’s termination of employment (or service as a Non-employee Director) with the Company and its Subsidiaries for any reason.

SECTION 11.

NON-EMPLOYEE DIRECTOR STOCK PROGRAM

Each person who is elected as a Non-employee Director shall be granted on the date of his or her initial election and annually thereafter on the date of the annual stockholders meeting (so long as the Non-Employee Director has then been serving as such for at least three months) (i) a Non-Qualified Stock Option to acquire such number of shares of Stock as may be determined by the Administrator with an exercise price per share for the Stock covered by such Stock Option at least equal to the Fair Market Value on the date as of which the Stock Option is granted, and/or (ii) another Plan Award, as determined by the Administrator in its sole discretion. Such Awards shall vest and be payable and shall be subject to such other terms and conditions as may be determined by the Administrator. Stock Options and Stock Appreciation Rights granted under this Section 11 may be exercised only by written notice to the Company specifying the number of shares to be purchased. For Stock Options, payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 6(a)(iv). A Participant shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option or Stock Appreciation Right and not as to unexercised Stock Options or Stock Appreciation Rights or to shares of Stock subject to other Awards that have not been delivered to the Participant.

Awards granted during a single fiscal year under the Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $750,000 in total value for any Non-employee Director (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments. For the avoidance of doubt, neither awards granted or compensation paid to an individual for services as an employee or consultant, nor any amounts paid to an individual as a reimbursement of an expense will count against the foregoing limitation.

SECTION 12.

TRANSFERABILITY; NO REPRICING

(a) Incentive Stock Options. Incentive Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(b) Other Awards. Subject to the approval of the Administrator, in its sole discretion, a Participant may transfer his or her vested Awards (other than Incentive Stock Options), but only without receiving any consideration for the transfer, to members of his or her family or to trusts for the benefit of such family members or to such other transferees as are permitted under a U.S. Securities & Exchange Commission Form S-8 registration statement, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement.

(c) No Repricing. The exercise price for the Stock to be issued pursuant to an already granted Award may not be lowered without the prior consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Award, an exchange program whereby the Participant agrees to cancel an existing Stock Option or SAR having an exercise price that exceeds the Fair Market Value of the underlying Stock in exchange for another Award (including, without limitation, a Stock Option or SAR), cash, other consideration or a combination thereof, or any other action that is treated as a repricing under GAAP. Notwithstanding the foregoing, this Section 12(c) does not include any (i) action described in Section 3(c) or Section 3(d) or any action taken in connection with a merger, acquisition, spin-off or similar corporate transaction. For the purpose of clarity, each of the actions described in the prior sentence may be undertaken (or authorized) by the Committee in its sole discretion without stockholder approval.

SECTION 13.

TAX WITHHOLDING

(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by Applicable Law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on tax obligations being satisfied by the Participant.

(b) Payment in Stock. Subject to approval by the Administrator, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (to the extent required to avoid adverse accounting or other consequences) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (to the extent required to avoid adverse accounting or other consequences) with respect to the Company’s withholding obligation.

SECTION 14.

TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.

AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan, and the Administrator may, at any time, subject to the terms of the Plan, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other purpose, but no such action shall materially adversely affect rights under any outstanding Award without the holder’s written consent. If and to the extent determined by the Administrator to be required by (a) the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the

Code, (b) Section 12(c) of the Plan, or (c) the rules of the New York Stock Exchange, Plan amendments shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 16.

STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in Stock not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.

MERGER & SIMILAR TRANSACTION PROVISIONS

In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation or dissolution of the Company or in the case of a corporate reorganization of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation or other entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof), and/or (ii) upon written notice to the Participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all outstanding Awards shall vest 100% immediately prior to their termination. Moreover, in such event, all Awards, other than Options and SARs, shall be fully settled in kind, at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account any and all consideration payable per share of Stock pursuant to the Transaction (the “Transaction Price”) and all Stock Options and SARs shall be fully settled in kind in an amount equal to the difference between (A) the Transaction Price times the number of shares of Stock subject to such outstanding Stock Options or SARs (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Stock Options and SARs. Except as set forth in an applicable Award Agreement, in the event of a Transaction that qualifies as a change in the ownership or effective control of the Company under Code Section 409A or the proposed or final Treasury Regulations thereunder, as applicable, any outstanding Deferred Stock Awards shall be paid out to the Participant, to the extent then vested, upon the date of such Transaction.

SECTION 18.

GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all Applicable Laws have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock (as described in Section 18(b) below) as it deems appropriate.

(b) Stock Certificates. To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 18(b) or elsewhere in the Plan to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any individual any right to continued employment or service as a director with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time, with or without cause or notice.

(d) Trading Policy Restrictions. Awards and related transactions under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

(e) Recoupment of Awards. In the event of a restatement of incorrect financial results, the Administrator will review all cash and equity awards, that, in whole or in part, were granted or paid to, or earned by, executive officers (within the meaning of Section 16 of the Exchange Act) of the Company based on performance during the financial period subject to such restatement. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Administrator may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the Company an amount equal to all or any portion of the value from the grant, vesting or payment of the award that would not have been realized or accrued based on the restated financial results.

SECTION 19.

GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

Address Change? Mark box, sign, and indicate changes below: ☐

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Laura Alber	☐	☐	☐	**05** William Ready	☐	☐	☐
02 Esi Eggleston Bracey	☐	☐	☐	**06** Sabrina Simmons	☐	☐	☐

Please fold here – Do not separate

03 Scott Dahnke, Board Chair	☐	☐	☐	**07** Frits van Paasschen	☐	☐	☐
04 Anne Mulcahy	☐	☐	☐				

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

WILLIAMS-SONOMA, INC.
Shareowner Services
P.O. Box 64945, St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below:
TO VOTE BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” item 2, “FOR” item 3 and “FOR” item 4.
1. Election of directors:
FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN
01   Laura Alber
02   Esi Eggleston Bracey
05   William Ready
06   Sabrina Simmons
Please fold here – Do not separate
03   Scott Dahnke, Chair
04   Anne Mulcahy
07   Frits van Paasschen
2. The amendment of our 2001 Long-Term Incentive Plan
3. An advisory vote to approve executive compensation
4. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022
5. Such other business as may properly come before the meeting or any adjournment or postponement of the meeting
For
Against
Abstain
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.
Date
Signature(s) in Box
Please in joint sign tenancy, exactly as all your persons name(s)    should appears    sign on Proxy . Trustees, . If held administrators, Corporations should etc .provide , should full include name of    title corporation and authority and title . of authorized officer signing the Proxy.

WILLIAMS-SONOMA, INC.
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 2, 2021 9:00 a.m. (Pacific Daylight Time)
To register for the virtual meeting, please follow the instructions below:
•   Visit register.proxypush.com/wsm on your smartphone, tablet or computer.
•   As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.
•   After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.
Williams-Sonoma, Inc. 3250 Van Ness Avenue
San Francisco, California 94109 proxy
This Proxy is solicited on behalf of the Board of Directors.
The undersigned stockholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints Laura Alber and Julie Whalen, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on April 5, 2021, at the 2021 Annual Meeting of Stockholders of the Company, to be held on Wednesday, June 2, 2021, at 9:00 a.m. (Pacific Daylight Time), and any adjournments or postponements thereof.
This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal
2, “FOR” Proposal 3 and “FOR” Proposal 4.
(Please date and sign on reverse side.)
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET www.proxypush.com/wsm
PHONE 1-866-883-3382
MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by June 1, 2021.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.